Exhibit 10.1

REVOLVING CREDIT AGREEMENT

Dated as of October 29, 2008

Among

Asbury Automotive Group, Inc.,

As Borrower

The Lenders Listed Herein

and

JPMorgan Chase Bank, N.A.,

As Administrative Agent

THIS AGREEMENT AND EACH LOAN DOCUMENT AND THE COLLATERAL DESCRIBED HEREIN AND THEREIN ARE SUBJECT TO THE INTERCREDITOR AGREEMENT.

J.P. Morgan Securities Inc.

As Sole Bookrunner and Sole Lead Arranger

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Schedules:
SCHEDULE 2.1	LENDERS AND COMMITMENTS

SCHEDULE 3.8(a)	LITIGATION*

SCHEDULE 3.16(g)	EXISTING LIENS*

SCHEDULE 3.18	SUBSIDIARIES*

SCHEDULE 3.19	LOCATIONS OF INVENTORY*

SCHEDULE 3.20	DEALER FRANCHISE AGREEMENTS; FRAMEWORK AGREEMENTS*

SCHEDULE 4.1	JURISDICTIONS OF ORGANIZATION AND QUALIFICATION*

SCHEDULE 6.1(c)	EXISTING INDEBTEDNESS*

SCHEDULE 6.1(h)	PERMITTED REAL ESTATE DEBT*

SCHEDULE 7.1(j)	JUDGMENTS*

*	Intentionally Omitted

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Exhibits:
EXHIBIT 1.1A	FORM OF JOINDER AGREEMENT

EXHIBIT 1.1B	FORM OF NOTE

EXHIBIT 1.1C	FORM OF REQUEST FOR BORROWING

EXHIBIT 1.1D	FORM OF GUARANTY AGREEMENT

EXHIBIT 1.1E	FORM OF SECURITY AGREEMENT

EXHIBIT 2.19(b)	FORM OF NEW LENDER AGREEMENT

EXHIBIT 2.19(c)	FORM OF COMMITMENT INCREASE AGREEMENT

EXHIBIT 5.5(c)	FORM OF COMPLIANCE CERTIFICATE

EXHIBIT 5.5(f)	FORM OF AVAILABILITY ANALYSIS

EXHIBIT 9.3(b)	FORM OF ASSIGNMENT AND ASSUMPTION

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THIS REVOLVING CREDIT AGREEMENT dated as of October 29, 2008 (the “Effective Date”), is entered into among ASBURY AUTOMOTIVE GROUP, INC., a Delaware corporation (the “Borrower”), each of the lenders listed on the signature pages hereof or that may become party hereto pursuant to Section 2.18 or Section 9.3 (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders (in such capacity, together with any successor in such capacity pursuant to Section 8.6, the “Agent”).

R E C I T A L S

WHEREAS, the Borrower has requested the Lenders and the Agent to enter into this Revolving Credit Agreement and extend the loans herein described, and said parties have agreed to do so pursuant to the terms hereof;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

Article I.

CERTAIN DEFINED TERMS, ACCOUNTING TERMS AND CONSTRUCTION

Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“2007 Annual Financial Statements” means the audited consolidated and unaudited consolidating balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2007, the related audited consolidated and unaudited consolidating statement of income or operations, and the related consolidated statements of shareholders’ equity and cash flows, for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

“Account” means any “account” as such term is defined in the UCC, now or hereafter owned by the Borrower or any of its Subsidiaries, including rights to payment for goods and services sold or leased, whether now in existence or hereafter arising in the future.

“Act” has the meaning specified in Section 9.13.

“Administrative Fees” has the meaning specified in Section 2.8(b).

“Administrative Fee Letter” has the meaning specified in Section 2.8(b).

“Administrative Questionnaire” means an Administrative Questionnaire in the form provided by the Agent, which each Lender shall complete and provide to the Agent on or prior to the Effective Date or delivered by any new Lenders after the Effective Date pursuant to Section 9.3.

“Advance Limit” means, as of any Borrowing Date for the Borrower and its Subsidiaries on a consolidated basis, calculated as of the last day of the most recently ended month for which an Availability Analysis has been delivered under Section 5.5(f), an amount equal to the lesser of (i) the Commitment and (ii) the Borrowing Base.

“Affiliate” of any Person means any other Person who directly or indirectly beneficially owns or controls five percent (5%) or more of the total voting power of shares of capital stock of such Person having the right to vote for directors under ordinary circumstances, any Person controlling, controlled by or under common control with such Person (within the meaning of Rule 405 under the Securities Act of 1933), and any director or executive officer of such Person.

“Agent” has the meaning specified in the introduction to this Agreement.

“Agreement” shall mean this Revolving Credit Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the Prime Rate in effect on such date plus the Applicable Margin.

“Annual Allowance Amount” has the meaning specified in Section 6.16(b).

“Applicable Margin” means, on any date, 1.50% per annum.

“Assignment and Acceptance” has the meaning specified in Section 9.3(b).

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Auto Dealer” means a Person engaged in the sale of New and/or Used Motor Vehicles pursuant to a franchise or licensing agreement with a Manufacturer and related operations.

“Availability Analysis” means the calculations required by Exhibit 5.5(f), which shall include a calculation of the Advance Limit.

“Bank of America Agreement” means that certain Credit Agreement, dated September 26, 2008, among the Borrower, the lenders party thereto and Bank of America, N.A., as agent (as amended, supplemented, replaced or otherwise modified from time to time).

“Board” means the Board of Governors of the Federal Reserve System of the United States.

“Borrower” has the meaning specified in the introduction to this Agreement.

“Borrowing” means a Loan or a group of Loans made by the Lenders on a single date and as to which a single Interest Period is in effect.

“Borrowing Base” means, for the Borrower and its Subsidiaries on a consolidated basis, 65% of the Net Book Value of Eligible Used Motor Vehicles.

“Borrowing Date” means, with respect to each Borrowing, the Business Day upon which the proceeds of such Borrowing are made available to the Borrower.

“Business Day” means a day when the Agent and banking institutions generally are open for business in New York, New York and in Houston, Texas, and if the applicable Business Day relates to any Loan, a day on which dealings are carried on in the London interbank market and commercial banks are open for domestic or international business in London, England.

“Capital Lease” means any lease required to be accounted for as a capital lease under GAAP.

“Change of Control” means (i) the direct or indirect sale, transfer, conveyance or other disposition, in one or a series of related transactions, of the voting stock in the Borrower, the result of which is that a Person other than a Permitted Holder becomes the beneficial owner, directly or indirectly of more than 35% of the voting stock of the Borrower, measured by voting power rather than number of shares, or (ii) a Change of Control as defined in any of the Indentures. As used herein, “Permitted Holder” means those direct and indirect beneficial owners of the voting stock of the Borrower as of the Effective Date. As used herein, voting stock of any Person as of any date means the capital stock of such Person that at such date is entitled to vote in the election of the Board of Directors of such Person.

“Charges” has the meaning specified in Section 9.8.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means the collateral described in each of the Security Instruments.

“Commitment” means at any time for each Lender, such Lender’s Commitment to make Loans as the same may be increased or decreased pursuant to the provisions of Section 2.9 or Section 2.19. The initial amount of each Lender’s Commitment is set forth on Schedule 2.1, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitment is $75,000,000.

“Commitment Fees” has the meaning specified in Section 2.8(a).

“Commitment Increase Agreement” has the meaning specified in Section 2.19(c).

“Commitment Increase Notice” has the meaning specified in Section 2.19(a).

“Communications” has the meaning specified in Section 9.1.

“Consolidated Adjusted Current Liabilities” means, as of any date of determination, the total (a) the current liabilities of the Borrower and its Subsidiaries on a consolidated basis, plus (b) Permitted Floorplan Silo Indebtedness to the extent not reflected as a current liability, minus (c) to the extent included in current liabilities in clause (a), any balloon payment due under the Bank of America Agreement, or under any Permitted Real Estate Debt or Subordinated Indebtedness, other than (in each case under this clause (c)) any such balloon payment due within two (2) fiscal quarters following the date of determination.

“Consolidated Adjusted Funded Indebtedness” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, (a) Consolidated Funded Indebtedness minus (b) Permitted Floorplan Silo Indebtedness.

“Consolidated Current Assets” means, as of any date of determination, the current assets of the Borrower and its Subsidiaries on a consolidated basis.

“Consolidated Current Ratio” means, as of any date of determination, the ratio of (a) the sum of Consolidated Current Assets plus available unused commitments under the Bank of America Agreement to (b) Consolidated Adjusted Current Liabilities.

“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense for such period (other than interest expense with respect to Permitted Floorplan Silo Indebtedness), (ii) the provision for Federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries on a consolidated basis for such period, (iii) depreciation and amortization expense of the Borrower and its Subsidiaries on a consolidated basis and (iv) other non-cash expenses of the Borrower and its Subsidiaries on a consolidated basis reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and minus (b) to the extent included in calculating such Consolidated Net Income, all non-cash items increasing Consolidated Net Income for such period.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) the total of (i) Consolidated EBITDA for the four fiscal quarter period ending on such date, plus (ii) Consolidated Rental Expense for such period, less (iii) deemed capital expenditures in an amount equal to $150,000 for each Dealer Location in existence on such date, to (b) the sum of (i) Consolidated Interest Expense (but excluding interest expense with respect to Permitted Floorplan Silo Indebtedness), plus (ii) scheduled amortization during such period of the principal portion of all Indebtedness for money borrowed (other than any balloon, bullet or similar principal payment which repays or refinances such Indebtedness in full) of the Borrower and its Subsidiaries on a consolidated basis, plus (iii) Consolidated Rental Expense, less (iv) Consolidated Pro Forma Rent Savings, plus (v) all taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, paid in cash during such period by the Borrower and its Subsidiaries.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness (other than trade accounts payable incurred in the ordinary course of business), (c) all direct reimbursement obligations arising under funded or drawn letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations,

(f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary (or is expressly made with limited recourse to the Borrower or such Subsidiary, in which case the amount of such Indebtedness (for the purpose of determining Consolidated Funded Indebtedness) is limited to the extent of such recourse).

“Consolidated Interest Expense” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all cash interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP.

“Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income from continuing operations of the Borrower and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.

“Consolidated Pro Forma EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, Consolidated EBITDA for such period, adjusted to (a) include the Consolidated EBITDA attributable to Permitted Acquisitions (and to exclude the Consolidated EBITDA attributable to Permitted Dispositions of assets) occurring during such period on a pro forma basis for the period from the first day of the applicable period through the date of the closing of each such Permitted Acquisition or Permitted Disposition, provided that (i) historical financial statements (audited or unaudited, as permitted by the Agent in its reasonable discretion) support such adjustment to the satisfaction of the Agent and (ii) such pro forma adjustment shall not increase Consolidated EBITDA by more than 20%, and (b) include Consolidated Pro Forma Rent Savings.

“Consolidated Pro Forma Rent Savings” means the pro forma rent savings associated with any leased properties purchased within the prior twelve-month period, as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Rental Expense” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries with respect to leases of real and personal property (excluding capital lease obligations) determined in accordance with GAAP for such period.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Adjusted Funded Indebtedness as of such date to (b) Consolidated Pro Forma EBITDA for the four fiscal quarters most recently ended on or prior to such date.

“Consolidated Total Senior Leverage Ratio” means, as of any date of determination, the ratio of (a) the total of (i) Consolidated Adjusted Funded Indebtedness as of such date less (ii) Subordinated Indebtedness as of such date to (b) Consolidated Pro Forma EBITDA for the four fiscal quarters most recently ended on or prior to such date.

“Dealer Franchise Agreement” has the meaning specified in Section 3.20.

“Dealer Location” means any physical site at which any Subsidiary of the Borrower operates a Motor Vehicle dealership, repair or service facility.

“Default” means any event or condition which, with the lapse of time or giving of notice or both, would constitute an Event of Default.

“Default Rate” means (a) with respect to the Loans, the rate otherwise applicable to such Loans plus 2%, and (b) with respect to all other amounts, the highest of the rates applicable to the Loans plus 2%.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, unless such failure has been cured, (b) has otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or unless such failure has been cured or (c) has been deemed insolvent or become the subject of an Insolvency Proceeding.

“Disposition” means the sale, lease, conveyance or other disposition of property.

“Dollars” and the symbol “$” mean the lawful currency of the United States of America.

“Effective Date” has the meaning specified in the preamble hereto.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Eligible Assignee” means (a) any Lender or any Affiliate of such Lender other than an Affiliate of a Lender engaged in the business of automotive dealerships; (b) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of one billion Dollars ($1,000,000,000) and having deposits that are rated in either of the two highest generic letter rating categories (without regard to subcategories) from either Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) or Moody’s Investor’s Service, Inc. (“Moody’s”) or a comparable nationally recognized national or international rating agency if S&P and Moody’s are not then rating such banks; (c) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of one billion Dollars ($1,000,000,000) or its equivalent in any other currency, provided that such bank is acting through a branch located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; (e) the finance subsidiary of a Manufacturer; (f) a fund that engages in making, purchasing, holding or investing in, inter alia, bank loans and similar credits in the ordinary course of its business; or (g) any other Person approved by the Agent and the Borrower (if such consent is required pursuant to Section 9.3) which approval, in respect of the Borrower, shall not be unreasonably withheld; provided that (1) neither the Borrower nor any of its Affiliates or Subsidiaries shall be an Eligible Assignee, and (2) no natural person shall be an Eligible Assignee.

“Eligible Used Motor Vehicles” means Used Motor Vehicle inventory (excluding Heavy Trucks) owned by the Borrower or any of the Guarantors that is subject to the Liens securing the Obligations and, otherwise, only to other Permitted Liens.

“ERISA” means the Employee Retirement Income Security Act of 1974, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

“ERISA Affiliate” means any corporation, trade or business that is, along with the Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code or Section 4001(a)(14) of ERISA.

“Eurodollar Lending Office” means, with respect to each Lender, the office of such Lender which such Lender has designated as its “Eurodollar Lending Office” in its Administrative Questionnaire or such other office of such Lender as such Lender may hereafter designate from time to time as its “Eurodollar Lending Office” by notice to the Borrower and the Agent.

“Event of Default” has the meaning specified in Section 7.1

“Excluded Property” means collectively: (a) any of the following, to the extent (but only to the extent) that any Dealer Franchise Agreement or Framework Agreement prohibits the granting of a security interest in such property: any Equity Interests of any Subsidiary owning (directly or indirectly) and/or operating a Franchise, the proceeds from the sale of any Dealer Franchise Agreement or Framework Agreement or any Equity Interests of any Subsidiary, any Framework Agreements, Dealer Franchise Agreements or other contracts or agreements with a Manufacturer relating to the ownership or operation of any Franchise, and any contract rights or other privileges (including, without limitation, any licenses) arising pursuant to any Framework Agreement, Dealer Franchise Agreement or other such agreement; and (b ) any contract or agreement (other than any contract that is Excluded Property pursuant to clause (a) above) in which any Loan Party has any right, title or interest if and to the extent such contract or agreement is subject to a contractual provision or other restriction on assignment;

provided that any of the foregoing exclusions in clause (a) or (b) shall not apply if (x) such prohibition has been waived or such other Person has otherwise consented to the creation hereunder of a security interest in such agreement, or (y) such prohibition would be rendered ineffective pursuant to Section 9-406, 9-407 or 9-408 of Article 9 of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law or principles of equity; and

provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, such Loan Party shall be deemed to have granted a security interest in all its rights, title and interests in and to such contract or agreement.

“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

“Ford Subsidiaries” means all Subsidiaries designated by the Borrower and that are Auto Dealers engaged in the sale of New Motor Vehicles manufactured by Ford Motor Company or its Affiliates.

“Framework Agreement” means a framework agreement, in each case between a Loan Party and a Manufacturer.

“Franchise” means any division of a Subsidiary that holds (or the portion of the assets of such Subsidiary that constitutes) the assets of a particular franchise for the sale of New Motor Vehicles and/or Used Motor Vehicles. A Subsidiary may own and operate one or more than one Franchise.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

“Guarantee” by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, in any manner, directly or indirectly, any Indebtedness or other obligation of any other Person (the “Primary Obligor”):

(a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor,

(b) (i) to advance or supply funds for the purchase or payment of such Indebtedness or obligation or (ii) to maintain working capital or other balance sheet condition or otherwise to maintain funds for the purchase or payment of such Indebtedness or obligation,

(c) to lease property under a Capital Lease or any other lease, the lessee under which is a Person other than the Borrower or Wholly-Owned Subsidiary or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the Primary Obligor to make payment of such Indebtedness or perform such obligation, or

(d) otherwise to assure the owner of such Indebtedness or such obligation of the Primary Obligor against loss in respect thereof.

“Guarantor” means all Subsidiaries of the Borrower that are parties to the Guaranty Agreement. The Ford Subsidiaries shall not be parties to the Guaranty Agreement until such time as they are added as Guarantors pursuant to Section 5.14.

“Guaranty Agreement” means each Guaranty Agreement, substantially in the form of Exhibit 1.1D, executed by the Guarantors.

“Heavy Trucks” means Motor Vehicles designated as Class 4 and above by the U.S. Department of Transportation, Federal Highway Administration.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) Capital Leases and Synthetic Lease Obligations;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnitee” has the meaning specified in Section 9.4(b).

“Indentures” means, collectively, (a) that certain Indenture, dated as of December 23, 2003 (as amended, supplemented and otherwise modified by that certain First Supplemental Indenture, dated as of January 21, 2004, that certain Second Supplemental Indenture, dated December 7, 2004, that certain Third Supplemental Indenture, dated as of September 30, 2005, that certain Fourth Supplemental Indenture, dated as of March 15, 2007, and that Fifth Supplemental Indenture, dated as of June 29, 2007), governing those certain $200,000,000, 8% Senior Subordinated Notes due 2014, issued by the Borrower, (b) that certain Indenture, dated as of March 16, 2007 (as amended, supplemented and otherwise modified by that certain First Supplemental Indenture, dated as of June 29, 2007) governing those certain $115,000,000, 3% Senior Subordinated Convertible Notes due 2012, issued by the Borrower, and (c) that certain Indenture, dated as of March 26, 2007 (as amended, supplemented and otherwise modified by that certain First Supplemental Indenture, dated as of June 29, 2007), governing those certain $150,000,000, 7.625% Senior Subordinated Notes due 2017, issued by the Borrower.

“Insolvency Proceeding” means (a) any case, action or proceeding relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangements in respect of its creditors generally or any substantial portion of a Person’s creditors, undertaken under federal law.

“Intercreditor Agreement” means the Intercreditor Agreement made by and among the Agent, Bank of America, N.A., as administrative agent under the Bank of America Facility, and the Floorplan Silo Lenders party thereto, dated September 26, 2008, as such agreement may be supplemented, amended or modified from time to time.

“Interest Payment Date” means, the last day of the Interest Period applicable to each such Loan.

“Interest Period” means a period of approximately one month commencing on the first Business Day of each month and ending on the first Business Day of the following month.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Joinder Agreement” means each Joinder Agreement, substantially in the form of Exhibit 1.1A, executed and delivered by a Subsidiary or any other Person to the Agent, for the benefit of the Secured Parties, pursuant to Section 5.14.

“Landlord Waiver” means, as to any leasehold interest of a Loan Party, a landlord waiver and consent agreement or subordination and consent agreement, in each case executed by the landlord of such leasehold interest, and in form and substance reasonably satisfactory to the Agent.

“Lenders” has the meaning specified in the introduction to this Agreement.

“LIBO Rate” means, with respect to any Borrowing for any Interest Period, the rate appearing on Reuters Reference LIBOR01 (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars in the London interbank market) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, as the rate for deposits in Dollars with a maturity comparable to such Interest Period. If such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the rate per annum determined by the Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Borrowing being made or continued by the Agent and with a term of one month would be offered by the principal London office of the Agent to major banks in the London interbank market at their request at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period. A Loan bearing interest at the LIBO Rate may be borrowed, repaid or continued on any day without giving rise to any additional payment for “break funding” losses.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Loan Documents” means this Agreement, the Notes, the Security Instruments, the Administrative Fee Letter, the Guaranty Agreement and all other documents and instruments executed by the Borrower or any other Person in connection with this Agreement and the Loans.

“Loan Parties” means, collectively, the Borrower, each Guarantor and each Person (other than the Agent, any Lender or other Secured Party) executing a Security Instrument.

“Manufacturer” means the manufacturer or a manufacturer appointed wholesale distributor of a Motor Vehicle.

“Margin Stock” has the meaning specified in Regulation U.

“Material Adverse Effect” means (a) a material adverse change in , or a material adverse effect upon, the operations, business, assets or liabilities (actual or contingent) or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document, or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of the Loan Documents.

“Material Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived, except that any event set forth in Section 4043(c)(2), (3), (7), (8), (9), (11) or (12) shall constitute a Material Reportable Event only if such occurrence could be reasonably expected to have a Material Adverse Effect.

“Maturity Date” means August 15, 2012, or the earlier termination of the Commitments under Section 2.9 and Section 7.2.

“Maximum Rate” has the meaning specified in Section 9.8.

“Motor Vehicle” means any motorized vehicle approved for highway use by any State of the United States.

“Net Book Value” means the book value of Eligible Used Motor Vehicles reflected in the books of the Borrower and Guarantors pursuant to GAAP net of reserves and vehicle lien liability.

“Net Cash Proceeds” means, with respect to any Disposition by any Loan Party, the excess, if any, of (a) the sum of cash received in connection with such transaction less (b) the sum of (i) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Bank of America Agreement) and (ii) the reasonable and customary out-of-pocket cash expenses incurred by such Loan Party in connection with such transaction.

“New Lender” has the meaning specified in Section 2.19(b).

“New Lender Agreement” has the meaning specified in Section 2.19(b).

“New Motor Vehicle” means any Motor Vehicle not previously titled and which Motor Vehicle has been acquired from the Manufacturer with which the Person owning said Motor Vehicle has an executed Dealer Franchise Agreement and is not reflected as a used vehicle on the books and records of such Person and shall include, without limitation, any such new Motor Vehicle that is used by such Person as a service loaner vehicle, demonstrator or daily rental vehicle.

“Note” and “Notes” mean each of the Notes substantially in the form of Exhibit 1.1B, duly issued by the Borrower to each Lender in the aggregate principal face amount of such Lender’s Commitment.

“Notice of Termination” has the meaning specified in Section 2.18(a).

“Obligations” means all advances, debts, liabilities, obligations, covenants and duties, arising under any Loan Document or any Swap Contract owing by the Borrower or any Subsidiary to any Secured Party, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

“OECD” means the Organization for Economic Cooperation and Development.

“Other Activities” has the meaning specified in Section 8.3.

“Other Financings” has the meaning specified in Section 8.3.

“Other Taxes” has the meaning specified in Section 2.16(b).

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Permitted Acquisition” has the meaning specified in Section 5.13.

“Permitted Disposition” means any Disposition of property by the Borrower or any Subsidiary that is permitted by Section 6.4.

“Permitted Floorplan Silo Guaranty” means, with respect to any Permitted Floorplan Silo Indebtedness provided by any Floorplan Silo Lender, the guaranty of such Indebtedness by (a) the Borrower, or (b) any Floorplan Silo Subsidiary that operates one or more dealerships at which New Motor Vehicle floorplan financing is provided by such Floorplan Silo Lender, or (c) any Floorplan Silo Subsidiary that operates one or more dealerships at which floorplan financing for used Heavy Trucks is provided by such Floorplan Silo Lender.

“Permitted Floorplan Silo Indebtedness” means Indebtedness (including Permitted Floorplan Silo Guaranties) incurred from time to time by the Borrower or any of its current or future Subsidiaries consisting of floorplan financing for New Motor Vehicles or used Heavy Trucks provided by financial institutions or manufacturer-affiliated finance companies (“Floorplan Silo Lenders”) to the Borrower or such Subsidiaries (such Subsidiaries, “Floorplan Silo Subsidiaries”), provided that (i) with respect to financing of New Motor Vehicles, such financing applies only to certain New Motor Vehicles sold to such Floorplan Silo Subsidiaries by any Manufacturer, (ii) with respect to financing of used Heavy Trucks, the proceeds of such financing are used for purchasing and carrying used Heavy Trucks, working capital, capital expenditures, and other lawful corporate purposes, (iii) such indebtedness is secured by (x) in the case of Floorplan Silo Lenders providing New Motor Vehicle floorplan financing, a lien on certain assets of the Floorplan Silo Subsidiaries (including New Motor Vehicles financed and the proceeds thereof and certain general intangibles, but excluding real property, furniture, fixtures, equipment, Used Motor Vehicle inventory and the proceeds thereof (including related contracts-in-transit)), and (y) in the case of Floorplan Silo Lenders providing floorplan financing for used Heavy Trucks, a lien on inventory consisting of used Heavy Trucks and the proceeds thereof (including related contracts-in-transit), and (iv) the Agent shall have executed with such Floorplan Silo Lenders the Intercreditor Agreement.

“Permitted Liens” means those Liens described in Section 6.2.

“Permitted Real Estate Debt” means that certain Indebtedness described on Schedule 6.1(h), and any other Indebtedness (other than Swap Contracts) of the Borrower or any Subsidiary (i) secured solely by real property, fixtures, related real property rights, related contracts and proceeds of the foregoing, owned by such Person, and (ii) for which no Person other than the obligor of such Indebtedness, the Borrower or the tenant occupying such property has any liability with respect to such Indebtedness; provided further that (x) the aggregate amount of all Permitted Real Estate Debt outstanding at any time shall not exceed eighty-five percent (85%) of the value of the real property securing such Indebtedness, as evidenced by the respective appraisals of the real property ordered in connection with obtaining such Indebtedness, (y) the amount of any Permitted Real Estate Debt relating to a particular parcel of real property shall not exceed one hundred percent (100%) of the value of such parcel securing such Indebtedness, as evidenced by the respective appraisal of such parcel ordered in connection with obtaining such Indebtedness, and (z) upon the request of the Agent, the Borrower shall promptly deliver to the Agent a copy of any appraisal described in clause (x) or (y) above.

“Person” means any natural person, corporation, trust, business trust, association, company, limited liability company, joint venture, partnership or Governmental Authority.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its office located at 270 Park Avenue, New York City, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Rata Share of Commitments” means, at any time, with respect to any Lender, the percentage corresponding to a fraction, the numerator of which shall be the amount of the Commitment of such Lender and the denominator of which shall be the aggregate amount of the Commitments of all Lenders.

“Qualified Sale/Leaseback Transaction” means a sale by the Borrower or any Subsidiary of personal property or real property and related fixtures and accessories used in the ordinary course of business, which property does not include any Collateral and which property is, in a concurrent transaction, leased by such Person from the purchaser thereof under a lease agreement, the terms of which, as of the date of such transaction, based upon the immediately preceding four fiscal quarters of the Borrower, would not cause the Borrower to be in Default under any of the provisions of this Agreement.

“Re-Allocation Date” has the meaning specified in Section 2.19(e).

“Register” has the meaning specified in Section 9.3(d).

“Regulation D” means Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Replacement Lender” has the meaning specified in Section 2.18(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA other than events for which the 30 day notice period has been waived.

“Request for Borrowing” means a Request for Borrowing substantially in the form attached hereto as Exhibit 1.1C.

“Required Lenders” means, at any time, two or more Lenders holding more than 50% of the Commitments or, after all of the Commitments have terminated, more than 50% of the Indebtedness outstanding under the Loan Documents; provided that the Commitment of, and the portion of the Indebtedness outstanding under the Loan Documents held or deemed to be held by, any Defaulting Lender, shall be excluded for purposes of making a determination of Required Lenders.

“Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of any arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any Subsidiary or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any capital stock or other Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof).

“Secured Parties” means, collectively, the Agent, the Lenders and each party to a Swap Contract relating to the Loans if at the date of entering into such Swap Contract such Person was a Lender or an Affiliate of a Lender and such Lender is a party to this Agreement.

“Security Agreement” means the Security Agreement substantially in the form of Exhibit 1.1E hereto, executed by the Borrower and each other Loan Party in favor of the Agent for the benefit of the Secured Parties covering the Collateral described therein, as amended, restated or otherwise modified from time to time.

“Security Instruments” means the Security Agreement and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Loan Party in connection with, or as security for, the payments or performance of any of the Obligations.

“Subordinated Indebtedness” means all Subordinated Indenture Indebtedness and all other Indebtedness of the Borrower or its Subsidiaries which (a) is subordinated to the Obligations in a manner reasonably acceptable to the Agent or has subordination terms substantially similar to those in the Indentures, (b) does not require or permit any payment of principal (or give the holder thereof any rights to require repurchase of such Indebtedness through put rights or otherwise) prior to the date that is 30 days after the Maturity Date, (c) has interest rates and fees that are not in excess of the rates and fees standard in the market at the time such Indebtedness is incurred, (d) has standstill and blockage provisions with regard to payments and enforcement actions that are no more adverse to the Lenders than those in the Indentures, and (e) otherwise contains terms and conditions reasonably acceptable to the Agent or substantially similar to those in the Indentures.

“Subordinated Indenture Indebtedness” means Indebtedness of the Borrower or any of its Subsidiaries incurred or outstanding under any of the Indentures.

“Subsidiary” means any Person of which or in which any other Person (the “Parent”) or any other Subsidiary of the Parent owns directly or indirectly more than fifty percent (50%):

(a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation;

(b) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity; or

(c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or the Subsidiaries of the Borrower.

“Swap Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person for the purposes of applicable creditors’ rights laws or debtor relief laws (without regard to accounting treatment).

“Taxes” has the meaning specified in Section 2.16(a).

“Terminated Lender” has the meaning specified in Section 2.18(a).

“Termination Date” has the meaning specified in Section 2.18(c).

“Transferee” has the meaning specified in Section 2.16(a).

“UCC” means the Uniform Commercial Code as adopted and in effect in the State of New York from time to time.

“Used Motor Vehicle” means any Motor Vehicle other than a New Motor Vehicle or Heavy Truck.

“Wholly-Owned Subsidiary” means any Person of which the Borrower or its other Wholly-Owned Subsidiaries own directly or indirectly one hundred percent (100%) of:

(a) the issued and outstanding shares of stock (except shares required as directors’ qualifying shares and shares constituting less than two percent (2%) of the issued and outstanding shares);

(b) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity; or

(c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

Section 1.2 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the 2007 Annual Financial Statements, except as otherwise specifically prescribed herein.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Agent, the Required Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB Interpretation No. 46 – Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.

Section 1.3 Interpretation.

(a) In this Agreement, unless a clear contrary intention appears:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any gender includes the other gender;

(iii) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(iv) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Agreement;

(v) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any Note includes any note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor;

(vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

(vii) the word “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such term;

(viii) with respect to the determination of any period of time, the word “from” means “from and including” and the word “to” means “to but excluding”; and

(ix) reference to any law means such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

(b) The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

(c) No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

Section 1.4 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Article II.

THE LOANS

Section 2.1 The Commitment. Subject to the terms and conditions hereof and relying upon the representations and warranties of the Borrower herein set forth, each Lender severally and not jointly agrees to make revolving credit loans to the Borrower (each such loan, a “Loan”) from time to time on any Business Day during the period from the Effective Date to the Maturity Date in an aggregate amount not to exceed at any time such Lender’s pro rata share of the Advance Limit; provided, after giving effect to any Loan, the aggregate amount of all outstanding Loans shall not at any time exceed the Commitment. Subject to the other terms and conditions hereof, the Borrower may, at any time and from time to time, borrow, prepay and reborrow Loans under this Section 2.1.

Section 2.2 The Loans.

(a) Each Borrowing shall be in the minimum aggregate principal amount of One Million Dollars ($1,000,000) (or the remaining balance of the aggregate Commitment, if less) and an integral multiple of One Million Dollars ($1,000,000) and shall consist of Loans, made by the Lenders in accordance with their respective Pro Rata Share of Commitments; provided, the failure of any Lender to make any Loan shall not relieve any other Lender of its obligation to lend hereunder.

(b) Subject to Section 2.16(h), each Lender may fulfill its Commitment with respect to any Loan by causing, at its option, any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that the exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms hereof.

(c) Each Lender shall make Loans equal to its then Pro Rata Share of the requested Borrowing by paying the amount required to the Agent in New York, New York in Dollars and in immediately available funds not later than 1:00 p.m., New York, New York time, on the proposed Borrowing Date and, subject to satisfaction of the conditions set forth in Article IV, the Agent shall promptly and in any event on the same Business Day, credit the amounts so received to the general deposit account of the Borrower maintained with the Agent, or to such other depository account as shall be designated by the Borrower or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

Section 2.3 Notice of Borrowings and Borrowing Procedures. In order to obtain a Loan, the Borrower shall make an irrevocable written request therefor (or give irrevocable telephone notice thereof, confirmed as soon as practicable by written request) to the Agent, in the form of a Request for Borrowing not later than 11:00 a.m., New York, New York time, one (1) Business Day before the Borrowing Date of a proposed Borrowing. Each Request for Borrowing shall specify (1) the Borrowing Date (which shall be a Business Day), (2) the aggregate amount thereof and (3) the location and number of the Borrower’s account to which funds are to be disbursed. The Agent shall promptly advise the Lenders of any Request for Borrowing given by the Borrower on the same day such Request for Borrowing is received pursuant to this Section 2.3 and of each Lender’s pro rata share of the requested Borrowing.

Section 2.4 Obligations Absolute. The Obligations of the Borrower under this Agreement and any of the other Loan Documents to repay the Loan shall be unconditional and irrevocable. Such Obligations shall be paid strictly in accordance with the terms of this Agreement and each such other Loan Document under all circumstances, including the following: (a) any lack of validity or enforceability of this Agreement or any of the other Loan Documents; (b) any change in the time, manner or place of payment of, or in any other term of all or any of the Obligations, or other amendment or waiver of or any consent to departure from all or any of the applicable/related Loan Documents; (c) the existence of any other claim that the Borrower may then have against the Agent or any other Lender in connection with this Agreement or the transactions contemplated hereby or by the related Loan Documents, other than the defense of payment; (d) any other circumstance that might otherwise constitute a defense available to, or discharge of, the Borrower other than the defense of payment. Nothing contained in this Section 2.4 shall constitute a waiver by the Borrower of any claims arising out of the gross negligence, bad faith or willful misconduct of the Agent.

Section 2.5 Notes; Repayment of Loans.

(a) All Loans made hereunder shall be evidenced by the Notes payable as therein provided, which Notes shall be dated the Effective Date, and shall be in an aggregate principal amount equal to the Commitment on such date. The outstanding principal balance of such Loans and all interest thereon and all the Obligations, as evidenced by the Notes, shall be due and payable in accordance with the terms and provisions of this Agreement, and on the Maturity Date. Each Note shall bear interest from its date on the outstanding principal balance thereof as provided in Section 2.6.

(b) Each Lender or the Agent, on its behalf, is hereby authorized by the Borrower to endorse on a schedule attached to the Notes delivered to it (or a computer generated supplement thereto, which supplement shall be deemed to be a part thereof), or otherwise record in such Lender’s or Agent’s, as the case may be, internal records, an appropriate notation evidencing the date and amount of each Loan, as well as the date and amount of each payment and prepayment with respect thereto; provided, that the failure of any Lender or the Agent to make such a notation or any error in such a notation shall not affect the Obligations of the Borrower hereunder or under the Notes.

Section 2.6 Interest on Loans.

(a) Subject to the provisions of Section 2.7 and Section 2.12, each Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBO Rate for the Interest Period in effect for such Loan plus the Applicable Margin.

(b) Interest on each Loan shall be payable in arrears on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. The applicable LIBO Rate shall be determined by the Agent and such determination shall be conclusive absent manifest error. The Agent shall promptly advise the Borrower and each Lender of each such determination.

Section 2.7 Default Interest. Notwithstanding Section 2.6, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, such overdue amount shall bear interest at the Default Rate. Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations at the Default Rate. Accrued and unpaid interest on past due amounts shall be due and payable on demand.

Section 2.8 Fees.

(a) The Borrower shall pay to the Agent, on the last day of each March, June, September and December and on the Maturity Date, in immediately available funds, for the pro rata benefit of the Lenders, a Commitment fee (the “Commitment Fee”) equal to twenty-five one-hundredths of one percent (0.25%) per annum times the average unused amount of the Commitment during the immediately preceding fiscal quarter (or shorter period thereof) just ended. All Commitment Fees under this Section 2.8(a) shall be computed on the basis of the actual number of days elapsed in a year of 360 days, as the case may be. The Commitment of a Lender shall be deemed “unused” to the extent and in the amount that the aggregate Commitments exceed outstanding Loans. The Commitment Fees due to each Lender shall commence to accrue on the Effective Date and cease to accrue on the earlier of the Maturity Date and the termination of the Commitments of such Lender pursuant to Section 2.9 or Section 9.3(b).

(b) The Borrower shall pay the Agent the administration fees (“Administrative Fees”) in such amount and on such dates as may be agreed among the Borrower and the Agent pursuant to that certain letter agreement between said parties dated October 10, 2008 (the “Administrative Fee Letter”).

(c) The Borrower shall pay to the Agent for the benefit of the Lenders on the Effective Date the fees payable to the Lenders as provided in the Administrative Fee Letter.

Section 2.9 Termination, Reduction of Commitments.

(a) Upon at least one (1) Business Day’s prior written notice to the Agent, the Borrower may at any time, in whole, permanently terminate or permanently reduce the Commitment, among the Lenders in accordance with their respective Pro Rata Share of Commitments; provided any such partial reduction of the Commitment shall be in minimum aggregate increments of Five Million Dollars ($5,000,000).

(b) At the time the Commitment of any Lender is terminated or reduced pursuant to Section 2.9(a), the Borrower shall pay to the Agent for the account of each such Lender, the Commitment Fees on the amount of such terminated or reduced Commitment owed to the date of such termination or reduction.

(c) The Commitment shall automatically and permanently terminate on the Maturity Date.

Section 2.10 Prepayment of Loans.

(a) Each Borrowing may be prepaid at any time and from time to time prior to its respective date due in accordance herewith, in whole or in part, without premium or penalty, upon at least one (1) Business Day’s prior written or facsimile notice to the Agent.

(b) On the date of any termination or reduction of the Commitments pursuant to Section 2.9(a), the Borrower shall prepay the Loans in an amount equal to the amount by which the Commitment is being so terminated or reduced, as shall be necessary in order that the aggregate principal amount of the Loans outstanding will not exceed the Advance Limit following such termination or reduction.

(c) Each notice of prepayment shall be irrevocable and shall specify the prepayment date and the principal amount of each Loan (or portion thereof) Loan to be prepaid. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

(d) In the event and on each occasion that the sum of the outstanding principal balance of the Loans exceeds the Advance Limit, Borrower shall immediately prepay Borrowings in an aggregate amount equal to such excess.

Section 2.11 Reserve Requirements; Change in Circumstances.

(a) It is understood that the cost to each Lender of making or maintaining any of the Loans may fluctuate as a result of the applicability of reserve requirements imposed by the Board at the ratios provided for in Regulation D on the Effective Date. The Borrower agrees to pay to such Lender from time to time such amounts as shall be necessary to compensate such Lender for the portion of the cost of making or maintaining Loans resulting from any increase in such reserve requirements provided for in Regulation D (or any successor regulation or ruling issued in respect thereof) from those as in effect on the Effective Date, it being understood that the rates of interest applicable to Loans have been determined on the assumption that no such reserve requirements exist or will exist and that such rates do not reflect costs imposed on the Lenders in connection with such reserve requirements.

(b) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Loan made by such Lender or any other fees or amounts payable hereunder (other than taxes imposed on the overall net income or profits of such Lender by the jurisdiction in which such Lender or its Eurodollar Lending Office has its principal office or is located or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Lender or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Loans made by such Lender and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) in respect thereof, by an amount deemed by such Lender in its sole discretion to be material, then the Borrower shall pay as required in Section 2.11(d) such additional amount or amounts as will compensate such Lender for such additional costs or an amount equal to such reduction will be paid to such Lender with respect to the Loans, as the case may be.

(c) If any Lender shall have determined that the applicability of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Eurodollar Lending Office of such Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s capital, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s policies with respect to capital adequacy) by an amount deemed by such Lender in its sole discretion to be material, then the Borrower shall pay as required by Section 2.11(d) to such Lender such additional amount or amounts as will compensate such Lender for any such reduction.

(d) A certificate of each Lender setting forth in reasonable detail calculations (together with the basis and assumptions therefor) to establish such amount or amounts as shall be necessary to compensate without duplication such Lender (or participating banks or other entities pursuant to Section 9.3 subject to the limitations set forth therein) under Section 2.11(a), (b) or (c), shall be delivered to the Agent which shall promptly deliver the same to the Borrower and such certificate shall be rebuttably presumptive evidence of the amount or amounts which such Lender is entitled to receive. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after its receipt of the same.

(e) Any demand for compensation pursuant to this Section 2.11 must be made no later than ninety (90) days after the later of (i) the date on which the Lender first incurs the expense, cost or economic loss referred to and (ii) the date on which the Lender first has knowledge that it is liable for such expense, cost or economic loss, or such Lender shall be deemed to have waived the right to such compensation. The protection of this Section 2.11 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation; provided, if any such contention is undertaken by any Lender, in its sole discretion, and same results in any refund to such Lender of any amounts paid by the Borrower under this Section 2.11, Lender shall promptly refund such payment to the Borrower, without interest.

Section 2.12 Change in Legality.

(a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Loan bearing interest at the LIBO Rate, then, by written notice to the Agent, such Lender may:

(i) declare that such Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Borrowing bearing interest at the LIBO Rate shall, as to such Lender only, be deemed a request for a Borrowing bearing interest at the Alternate Base Rate, as applicable unless such declaration shall be subsequently withdrawn at which time all Loans shall bear interest at the LIBO Rate (plus the Applicable Margin) immediately; and

(ii) require that all such outstanding Loans made by it be converted to Loans bearing interest at the Alternate Base Rate, in which event all such Loans shall be automatically converted to Loans bearing interest at the Alternate Base Rate, as of the effective date of such notice as provided in Section 2.12(b).

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Loans made by such Lender or the converted Loans of such Lender, in each case bearing interest at the LIBO Rate, shall instead be applied to repay the Loans bearing interest at the Alternate Base Rate, made by such Lender in lieu of, or resulting from the conversion of, such Loans.

(b) For purposes of Section 2.12(a), a notice to the Agent by any Lender shall be effective as to each Loan bearing interest at the LIBO Rate on the last day of each applicable Interest Period.

Section 2.13 Pro Rata Treatment. Except as otherwise provided herein, each Borrowing, each payment or prepayment of principal of the Notes, each payment of interest on such Notes, each other reduction of the principal or interest outstanding under such Notes, however achieved, each payment of the Commitment Fees and each reduction of the Commitment shall be made in accordance with each Lender’s respective Pro Rata Share of Commitment.

Section 2.14 Place of Payments.

(a) The Borrower shall make all payments of principal and interest on any Loan on the date when due in Dollars to the Agent at JPMorgan Chase Bank, 312 South 4th Street, Louisville, Kentucky 40202, or by wire transfer to JPMorgan Chase Bank, N.A., ABA#021000021, for credit to account #9008113381C2758, reference: Asbury Automotive, Attn: Teresa Barnickle, Commercial Loan Services. Except as otherwise provided in this Agreement, the Borrower shall make all payments (including principal of or interest on any Borrowing, the Administrative Fee, or any other fees or other amounts) payable hereunder and under any other Loan Document not later than 1:00 p.m., New York time in immediately available funds, without setoff or counterclaim.

(b) Whenever any payment (including principal of or interest on any Borrowing or any fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest and fees, if applicable; provided, all payments must be made on or before the Maturity Date.

(c) Unless the Agent shall have received notice from a Lender prior to the date of a Borrowing that such Lender will not make available to the Agent its portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing. The Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If, and to the extent that a Lender shall not have made its portion of a Borrowing available to the Agent, such Lender and the Borrower severally, but without duplication, agree to pay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Agent until the date such amount is repaid to the Agent (i) in the case of the Borrower, at the applicable rate in respect of the affected Loan and (ii) in the case of such Lender, at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation, plus any administrative processing or similar fees customarily charged by the Agent in connection with the foregoing. If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute such Lender’s portion of such Borrowing for purposes of this Agreement.

Section 2.15 Sharing of Setoffs. Each Lender agrees that if it shall, in any manner, including through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any Insolvency Proceeding or otherwise, obtain payment (voluntary or involuntary) in respect of the Note held by it as a result of which the unpaid principal portion of the Note held by it shall be proportionately less than the unpaid principal portion of the Note held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Note held by such other Lender, so that the aggregate unpaid principal amount of the Note and participations in Notes held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Notes then outstanding as the principal amount of the Note held by it prior to such exercise of banker’s lien, setoff or counterclaim was to the principal amount of all Notes outstanding prior to such exercise of banker’s lien, setoff or counterclaim; provided, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.15 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest.

Section 2.16 Payments Free of Taxes.

(a) Any and all payments by the Borrower hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the Agent’s or any Lender’s or any transferee’s, assignee’s or participation holder’s (any such entity a “Transferee”) net income and franchise taxes imposed on the Agent or any Lender (or Transferee) by the United States or any jurisdiction under the laws of which it is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders (or any Transferee) or the Agent then: (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) such Lender (or Transferee) or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

(b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document which are not excluded under Section 2.16 (hereinafter referred to as “Other Taxes”).

(c) The Borrower will indemnify each Lender (or Transferee) and the Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.16) paid by such Lender (or Transferee) and the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within thirty (30) days after the date any such Person indemnified hereunder makes written demand therefor, such demand to contain a certificate setting forth the calculations (including all assumptions and the basis therefor) to establish the amount for which indemnity is claimed. If a Lender (or Transferee) or the Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the Borrower of the availability of such refund and shall, within thirty (30) days after receipt of a request by the Borrower, apply for such refund at the Borrower’s expense. If any Lender (or Transferee) or the Agent receives a refund in respect of any Taxes or Other Taxes for which such Person has received payment from the Borrower, it shall promptly notify the Borrower of such refund and shall, within thirty (30) days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund to the Borrower, net of all out-of-pocket expenses of such Person and without interest; provided that the Borrower, upon the request of such Person, agrees to return such refund (plus penalties, interest or other charges) to such Person in the event such Person is required to repay such refund.

(d) Within thirty (30) days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender (or Transferee) or the Agent, the Borrower will furnish to such Person, at its address referred to in Section 9.1, the original or a certified copy of a receipt evidencing payment thereof to the extent available.

(e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.16 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

(f) The Agent, each Lender and each Transferee each represents that it is either (i) a corporation organized under the laws of the United States of America or any state thereof or (ii) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (y) under an applicable provision of a tax convention to which the United States of America is a party or (z) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender (or Transferee) which is organized outside the United States shall, on the date it becomes a signatory hereto, deliver to the Borrower and the Agent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form W-8 BEN or Form W-8 ECI and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Lender (or Transferee) establishing such payments to it are (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Lender (or Transferee) of a trade or business in the United States or (ii) exempt from United States tax under a provision of an applicable tax treaty. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under the Notes are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower and/or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender (or Transferee) or assignee organized under the laws of a jurisdiction outside the United States. The Borrower hereby waives any cause of action against the Agent, any Transferee or any of the Lenders resulting from a breach of any obligation contained in this Section 2.16(f) or the representations contained in this Section 2.16(f) being untrue.

(g) The Borrower shall not be required to pay any additional amounts to any Lender (or Transferee) in respect of United States withholding tax pursuant to Section 2.16(a) or Section 2.16(c) if the obligation to pay such additional amounts would not have arisen but for the failure of the representation in Section 2.16(f) to be true or a failure by such Lender (or Transferee) to comply with the provisions of Section 2.16(f) above unless such failure results from (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the Effective Date.

(h) Any Lender (or Transferee) claiming any additional amounts payable pursuant to Section 2.11 or this Section 2.16 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its Eurodollar Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender (or Transferee).

(i) If any Lender (or Transferee) requests compensation pursuant to this Section 2.16, or is unable to make a Loan, as contemplated in Section 2.12 when other Lenders are able to do so, the Borrower may give notice to such Lender (with a copy to the Agent) that they wish to seek one or more Eligible Assignees (which may be one or more of the Lenders) to assume the Commitment of such Lender and to purchase its outstanding Loans and Note. Each affected Lender (or Transferee) hereto agrees to sell its Commitment, all of its Loans and its Note pursuant to Section 9.3 to any such Eligible Assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans and Note plus all Commitment Fees and other fees and amounts due such Lender (or Transferee) hereunder calculated, in each case, to the date such Commitment, Loans and Note are purchased, whereupon such Lender (or Transferee) shall thereafter have no other Commitment or other obligation to the Borrower hereunder or under any Note.

Section 2.17 Applicable Interest Rate. The Borrower shall have the right at any time upon prior irrevocable notice to the Agent not later than 11:00 a.m., New York, New York time, one (1) Business Day prior to continuation, to continue all or any portion of any Borrowing as a Borrowing for an additional Interest Period subject to the following:

(a) each continuation shall be made among the Lenders, in accordance with each Lender’s Pro Rata Share of Commitments;

(b) if less than all the outstanding principal amount of any such Loan shall be continued, the aggregate principal amount of such Loan continued shall be an integral multiple of One Million Dollars ($1,000,000) and not less than One Million Dollars ($1,000,000);

(c) any portion of a Borrowing required to be repaid in less than one month may not be continued as a Borrowing;

(d) any portion of a Borrowing which cannot be continued as a Borrowing by reason of clause (c) above shall be repaid by the Borrower at the end of the applicable Interest Period; and

(e) accrued interest on a Loan (or portion thereof) being continued shall be paid by the Borrower at the time of continuation.

Each notice pursuant to this Section 2.17 shall be irrevocable and specify the identity and amount of the Borrowing that the Borrower requests to be continued. The Agent shall promptly advise the other Lenders of any notice given pursuant to this Section 2.17 and of each Lender’s portion of any continued Borrowing and the applicable interest rate. If the Borrower shall not have given written notice in accordance with this Section 2.17 to continue any Borrowing into a subsequent Interest Period, such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be extended for an additional Interest Period.

Section 2.18 Replacement Lenders.

(a) If any Lender (i) makes a demand for compensation pursuant to Section 2.11(a), (b) or (c), (ii) notifies the Agent of the unlawfulness of such Lender making or maintaining Loans as provided in Section 2.12, (iii) requests the Borrower to make payments for Taxes or Other Taxes pursuant to Section 2.16, or (iv) is a Defaulting Lender, then in any such event the Agent or the Borrower may, unless the circumstances giving rise to such event no longer apply and such Lender has notified the Agent and the Borrower, terminate, in whole but not in part, the Commitment of such Lender (the “Terminated Lender”) at any time upon five Business Days’ prior written notice to the Terminated Lender and the Agent (in the case of a termination effected by the Borrower) or the Borrower (in the case of a termination effected by the Agent) (such notice referred to herein as a “Notice of Termination”).

(b) In order to effect the termination of the Commitment of a Terminated Lender, the Borrower shall (i) obtain an agreement with one or more Lenders to increase their Commitments, (ii) request any one or more other Persons to become a “Lender” in place and instead of such Terminated Lender and agree to accept its Commitment subject to the terms hereof or (iii) effect a reduction under Section 2.9(a); provided, such one or more other such Persons are Eligible Assignees and become parties by executing an Assignment and Acceptance and (the Lenders or other Persons that agree to accept in whole or in part the Commitments being referred to herein as the “Replacement Lenders”), such that the aggregate increased and/or accepted Commitments of the Replacement Lenders under clauses (i) and (ii) above equal the Commitments of the Terminated Lenders.

(c) The Notice of Termination shall include the name of the Terminated Lender, the date the termination will occur (the “Termination Date”), the Replacement Lender or Replacement Lenders to which the Terminated Lender will assign its Commitment (if any), and, if there will be more than one Replacement Lender, the portion of the Terminated Lender’s Commitment to be assigned to each Replacement Lender.

(d) The Termination Date in instances where there is a Replacement Lender shall not occur until all of the following shall have been satisfied: (i) the Terminated Lender shall by execution and delivery of an Assignment and Acceptance assign its Commitment to the Replacement Lender or Replacement Lenders (pro rata, if there is more than one Replacement Lender, in proportion to the portion of the Terminated Lender’s Commitment to be assigned to each Replacement Lender) indicated in the Notice of Termination and shall assign to the Replacement Lender or Replacement Lenders its then outstanding Loans so assigned then outstanding (pro rata as aforesaid), (ii) the Terminated Lender shall endorse its Note, payable without recourse, representation or warranty to the order of the Replacement Lender or Replacement Lenders (pro rata as aforesaid), (iii) the Replacement Lender or Replacement Lenders shall purchase the Note held by the Terminated Lender (pro rata as aforesaid) at a price equal to the unpaid principal amount thereof plus interest and fees accrued and unpaid to the Termination Date, and the Terminated Lender shall have received such price, (iv) the Borrower and each of its Subsidiaries shall, upon request, execute and deliver, at its own expense, new Notes to the Replacement Lenders in accordance with their respective interests, which new Notes will be in replacement of and not in addition to the Notes assigned and endorsed to the Replacement Lenders by the Terminated Lender, (v) the Borrower shall, upon request, pay any compensation due to the Terminated Lender under Section 2.18(a) to the extent not previously paid to the Agent and received by the Terminated Lender, and (vi) the Replacement Lender or Replacement Lenders will thereupon (pro rata as aforesaid) succeed to and be substituted in all respects for the Terminated Lender to the extent of such assignment from and after such date with the like effect as if becoming a Lender pursuant to the terms of Section 9.3. To the extent not in conflict, the terms of Section 9.3 shall supplement the provisions of this Section 2.18. Notwithstanding the foregoing, the Termination Date shall occur on the date that the Notice of Termination is sent in cases of a Terminated Lender that is a Defaulting Lender due to its being deemed insolvent or becoming the subject of an insolvency proceeding.

Section 2.19 Increase of Commitments.

(a) At any time after the Effective Date, provided that no Event of Default shall have occurred and be continuing, the Borrower may request an increase of the aggregate Commitments by notice thereof to the Agent in writing (such notice, a “Commitment Increase Notice”), in an amount not less than $10,000,000 nor more than $25,000,000 in the aggregate provided that the Borrower may provide such a Commitment Increase Notice a maximum of two times during the term of the Loan. The Agent will provide the Lenders with notice of such Commitment Increase Notice. Any such Commitment Increase Notice shall be in a form reasonably satisfactory to the Agent, and must offer each Lender the opportunity to subscribe for its pro rata share of the increased Commitment. If the Borrower does not receive either telephonic or written notice from the Agent that all of the increased Commitment is subscribed for by the Lenders within fifteen (15) Business Days after the delivery of the Commitment Increase Notice, the Borrower may, in its sole discretion, but with the consent of the Agent as to any Person that is not at such time a Lender, offer to any existing Lender or to one or more additional banks or financial institutions the opportunity to participate in all or a portion of such unsubscribed portion of the increased Commitments pursuant to Section 2.19(b) or Section 2.19(c), as applicable.

(b) Any additional bank or financial institution that the Borrower selects to offer participation in the increased Commitments, and that elects to become a party to this Agreement with the Borrower and the Agent (a “New Lender”), by the execution of an agreement (a “New Lender Agreement”) substantially in the form of Exhibit 2.19(b), shall become a Lender for all purposes and to the same extent as if originally a party hereof and shall be bound by and entitled to the benefits of this Agreement. The Commitment of any such New Lender shall be in an amount not less than $10,000,000.

(c) Any Lender that accepts an offer by the Borrower to increase its Commitment pursuant to this Section 2.19 shall, in each case, execute an agreement whereby it agrees to be bound by, and accept the benefits of, this Agreement and the other Loan Documents (a “Commitment Increase Agreement”) substantially in the form of Exhibit 2.19(c), with the Borrower and the Agent. Upon delivery to the Agent of one or more Commitment Increase Agreements, the Agent shall enter such New Lender and its Commitment in the Register and distribute a new Schedule 2.1 reflecting the Commitment of such New Lender and the Commitments, as increased.

(d) The effectiveness of any Commitment Increase Agreement shall be contingent upon receipt by the Agent of such corporate resolutions of the Borrower and legal opinions of counsel to the Borrower as the Agent shall reasonably request with respect thereto, in each case in form and substance reasonably satisfactory to the Agent.

(e) Additional Loans made on or after the date that any bank or financial institution becomes a New Lender pursuant to Section 2.19(b) or any Lender’s Commitment is increased pursuant to Section 2.19(c), (the “Re-Allocation Date”) shall be made pro rata based on their respective Commitments in effect on or after such Re-Allocation Date (except to the extent that any such pro rata borrowings would result in any Lender making an aggregate principal amount of Loans in excess of its Commitment, in which case such excess amount will be allocated to, and made by, such New Lender and/or Lenders with such increased Commitments to the extent of, and pro rata based on, their respective Commitments), and continuations of Loans outstanding on such Re-Allocation Date shall be effected by repayment of such Loans on the last day of the Interest Period applicable thereto and the making of new Loans pro rata based on the respective Commitments in effect on and after such Re-Allocation Date. In the event that on any such Re-Allocation Date there is an unpaid principal amount of Loans, such Loans shall remain outstanding with the respective holders thereof until the expiration of their respective Interest Periods (unless the Borrower elects to prepay any thereof in accordance with the applicable provisions of this Agreement), and interest on and repayments of such Loans will be paid thereon to the respective Lenders holding such Loans pro rata based on the respective principal amounts thereof outstanding.

(f) Notwithstanding anything to the contrary in this Section 2.19, (i) no Lender shall have any obligation to increase its Commitment unless it agrees to do so in its sole discretion and (ii) after giving effect to any increase in the Commitments pursuant to this Section 2.19, the aggregate amount of the Commitments shall not exceed $100,000,000.

(g) The Borrower shall execute and deliver a Note or Notes to each New Lender and replacement Notes to Lenders signing a Commitment Increase Agreement in the amount of said Persons’ Commitments.

Article III.

REPRESENTATIONS AND WARRANTIES

The Borrower, as to itself and as to each of its Subsidiaries, represents and warrants to the Agent and the Lenders as follows:

Section 3.1 Organization; Corporate Powers. The Borrower and each of its Subsidiaries (a) are duly organized under the laws of the state of its organization and each is validly existing and in good standing under the laws of the state of its respective incorporation or organization, (b) have the requisite power and authority, governmental licenses, consents and approvals to own its property and assets and to carry on its business as now conducted and (c) are qualified to do business in every jurisdiction where such qualification is required except (in each case referred to in clause (b) or (c)) where non-compliance could not be expected to have a Material Adverse Effect. The Borrower and each of its Subsidiaries have the corporate power to execute, deliver and perform its Obligations under the Loan Documents to which it is a party, to borrow hereunder and to execute and deliver the Notes.

Section 3.2 Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents, the Borrowings hereunder, and the execution and delivery of the Notes by the Borrower and the use of the proceeds of the Borrowings (a) have been duly authorized by all requisite corporate and, if required, stockholder or other requisite action on the part of the Borrower and each Guarantor and (b) will not (i) violate or conflict with (A) any provision of law, statute, rule or regulation or the certificate of incorporation or the bylaws or any other organizational document of the Borrower or any Subsidiary thereof, (B) any order of any court, or any rule, regulation or order of any other Governmental Authority binding upon the Borrower or any Subsidiary thereof or (C) any provisions of any indenture, agreement or other document, instrument or other contract to which the Borrower or any of its Subsidiaries is a party, or by which the Borrower or any of its Subsidiaries or any of their respective properties or assets are or may be bound, except to the extent that any such violation could not be expected to have a Material Adverse Effect, or (ii) result in the creation or imposition of any Lien whatsoever upon any property or assets of the Borrower or any of its Subsidiaries other than under the Loan Documents.

Section 3.3 Governmental Approval. No registration with, or consent or approval of, or other action by, any federal, state or other Governmental Authority is or will be required in connection with the execution, delivery and performance of this Agreement, any other Loan Document, the execution and delivery of the Notes or repayment of the Borrowings hereunder.

Section 3.4 Enforceability. This Agreement and each of the Loan Documents have been duly executed and delivered by the Borrower and each of its Subsidiaries which is a party thereto and constitute legal, valid and binding obligations of the Borrower and its Subsidiaries; and the Notes, when duly executed and delivered by the Borrower, will constitute legal, valid and binding obligations of the Borrower, in each case enforceable in accordance with their respective terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors’ rights generally and general principles of equity.

Section 3.5 Financial Statements. The 2007 Annual Financial Statements, copies of which have been furnished to the Lenders, have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year except for such changes as have been noted in the Borrower’s Form 10k filed for the fiscal year ending December 31, 2007, and present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries, as at such date and the consolidated results of the operations of the Borrower and each of its Subsidiaries for the period then ended.

Section 3.6 No Material Adverse Change. No event has occurred that would constitute a Material Adverse Effect since December 31, 2007.

Section 3.7 Title to Properties; Security Instruments.

(a) The Borrower and each of its Subsidiaries has good and marketable title to, or valid leasehold interests in, all its properties and assets, except for (i) such properties as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, (ii) Permitted Liens, and (iii) minor defects in title that do not interfere with the ability of the Borrower or such Subsidiary to conduct its business as now conducted.

(b) The Security Instruments contain descriptions of the Collateral sufficient to grant to the Agent for the benefit of Lenders, perfected Liens therein pursuant to applicable law and the terms, provisions and conditions of this Agreement.

Section 3.8 Litigation; Compliance with Laws; Etc.

(a) There are no actions, suits, proceedings, governmental investigations or arbitrations except as specified in Schedule 3.8(a), or in the latest report provided pursuant to Section 5.6, at law or in equity or by or before any Governmental Authority that have been instituted or threatened in writing or that affect the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries, any of which actions, suits, proceedings, governmental investigation or arbitration (or, in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances such actions, suits, proceedings, investigations and arbitrations taken as a whole are likely) is likely, in the Borrower’s reasonable judgment, to result in incurrence by the Borrower or any of its Subsidiaries of liability in an amount aggregating Five Hundred Thousand and No/100 Dollars ($500,000.00) or more.

(b) Neither the Borrower nor its Subsidiaries is (i) in violation of any law, the breach or consequence of which could be expected to have a Material Adverse Effect and, to the best knowledge of the Borrower and its Subsidiaries after due investigation, the Borrower and each of its Subsidiaries are in material compliance with all statutes and governmental rules and regulations applicable to them, or (ii) in default under any material order, writ, injunction, award or decree of any Governmental Authority binding upon it or its assets or any indenture, contract, agreement or other document, instrument or other contract to which it is a party or by which any of its properties may be bound except to the extent that any such default could not be expected to have a Material Adverse Effect.

Section 3.9 No Default. No Default has occurred and is continuing.

Section 3.10 Use of Proceeds/Federal Reserve Regulations.

(a) The proceeds of the Loans shall be used to finance Used Motor Vehicle inventory in the ordinary course of business, working capital and capital expenditures and for other lawful corporate purposes. Neither the Agent nor any Lender shall have any responsibility as to the use of any proceeds of the Loans.

(b) Neither the Borrower nor any of its Subsidiaries is engaged principally in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(c) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund Indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulations T, U or X.

Section 3.11 Taxes. Each of the Borrower and its Subsidiaries has filed all tax returns which are required to have been filed and has paid, or made adequate provisions for the payment of, all of its taxes which are due and payable, except such taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP have been maintained. Neither the Borrower nor any of its Subsidiaries is aware of any proposed assessment against it for additional taxes (or any basis for any such assessment) which might have a Material Adverse Effect.

Section 3.12 Pension and Welfare Plans. Each Plan complies with all applicable statutes and governmental rules and regulations, except to the extent such non-compliance could not be expected to have a Material Adverse Effect, and: (a) no Material Reportable Event has occurred and is continuing with respect to any Plan, (b) since December 31, 2007, neither the Borrower nor any ERISA Affiliate has withdrawn from any Plan or instituted steps to do so, and (c) since December 31, 2007, no steps have been instituted to terminate any Plan or Plans, which terminations could result in contributions by the Borrower or any ERISA Affiliate in excess of $5,000,000 in the aggregate since December 31, 2007. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Borrower or any ERISA Affiliate of any liability, fine or penalty that could be expected to have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate is a member of, or contributes to, any multiple employer Plan as described in Section 4064 of ERISA. The Borrower does not have any contingent liability with respect to any post-retirement “welfare benefit plans,” as such term is defined in ERISA.

Section 3.13 No Material Misstatements. Neither this Agreement, the other Loan Documents, nor any other document delivered by or with the knowledge and consent of the Borrower on behalf of the Borrower or any Subsidiary in connection with any Loan Document or included therein contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 3.14 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an investment company as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.15 Maintenance of Insurance. The Borrower and each of its Subsidiaries represent and warrant that they maintain insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated.

Section 3.16 Liens. None of the assets of the Borrower or any Subsidiary is subject to any Lien, except:

(a) Liens securing the Bank of America Agreement and Permitted Floorplan Silo Indebtedness;

(b) Liens for current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained;

(c) carriers’, warehousemen’s, mechanics’, materialmen’s, landlord’s and other like statutory or contractual Liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained;

(d) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(e) deposits to secure the performance of bids, trade contracts, statutory obligations, and other obligations of a like nature incurred in the ordinary course of business, and Liens securing reimbursement obligations created by open letters of credit for the purchase of inventory;

(f) Zoning, easements and restrictions on the use of real property that do not, in the aggregate, materially impair the use of such property;

(g) Liens in existence on the Effective Date and listed on Schedule 3.16(g); and

(h) Permitted Liens.

Section 3.17 Environmental Matters. The Borrower and each of its Subsidiaries have complied in all material respects with all applicable federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control except where the failure to comply could not be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received written notice of any failure so to comply except where the failure to comply could not be reasonably expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries manages any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act or the Clean Water Act, in a manner that violates any regulations promulgated pursuant to such laws except for any such violation that could not be expected to have a Material Adverse Effect or any such violation the remediation of which is being diligently pursued by the Borrower or any Subsidiary.

Section 3.18 Subsidiaries. As of the Effective Date, the Borrower has no Subsidiaries, and no Subsidiary has a Subsidiary, other than those specifically disclosed in part (a) of Schedule 3.18, and neither the Borrower nor any Subsidiary has any equity investments in any other Person other than the Subsidiaries listed in part (a) of Schedule 3.18, except as set forth in part (b) of Schedule 3.18. The state of incorporation or formation, the address, principal place of business and a list of other business locations for each Subsidiary is specified in part (a) of Schedule 3.18. The Borrower and/or each of its Subsidiaries is the owner, directly or indirectly, free and clear of all Liens (except for Liens permitted by Section 3.16(b) or (c) or Section 6.2(a), (b) or (c) and transfer restrictions contained in the Dealer Franchise Agreements and Framework Agreements), of all of the issued and outstanding voting stock of each Subsidiary disclosed on Schedule 3.18 (except where ownership of less than one hundred percent (100%) is indicated on Schedule 3.18). All shares of such stock have been validly issued and are fully paid and (in the case of corporate stock) nonassessable, and no rights to subscribe to additional shares have been granted or exist.

Section 3.19 Engaged in Business of Motor Vehicle Sales and Related Businesses. The Borrower is engaged in the business of selling Motor Vehicles and acquiring, owning, operating and, in some cases, selling dealerships engaged in such business. Except as set forth in Schedule 3.16(g), as of the Effective Date, there is no financing statement, or similar statement or instrument of registration under the laws of any jurisdiction, covering or purporting to cover any interest of any kind in all Used Motor Vehicles or their proceeds on file or registered in any public office other than a financing statement in favor of the Agent for the benefit of the Lenders covering all Used Motor Vehicles. Except as set forth in Schedule 3.16(g), as of the Effective Date, there is no other floor plan or other financing arrangement with any party other than the Agent for the benefit of the Lenders with respect to all such Used Motor Vehicles. The locations (and addresses) set forth in Schedule 3.19 are the primary locations at which the Borrower and its Subsidiaries keep the Used Motor Vehicles held as inventory, except for demonstrators and complimentary Used Motor Vehicles used by members of the Borrower’s Board of Directors and except for times when such Used Motor Vehicles may be in transit between locations, in transit for ‘dealer swaps’ or being test driven by potential customers. The addresses set forth in Schedule 3.18 are each Loan Party’s place of business and each Loan Party is formed or incorporated only in the state shown for it on Schedule 3.18 hereto.

Section 3.20 Dealer Franchise Agreements; Framework Agreements. As of the Effective Date, neither the Borrower nor any of its Subsidiaries is a party to any dealer franchise agreements, dealer sales and service agreements or any other similar agreements (“Dealer Franchise Agreements”) or any Framework Agreements, other than those listed in Schedule 3.20, which schedule shows the Manufacturer and the Loan Party which is a party to each such agreement, the date such agreement was entered into and the expiration date (if any) of each such agreement. Each of the Dealer Franchise Agreements and Framework Agreements is currently in full force and effect, and no Loan Party has received any notice of termination with respect to any such agreements; and, except as disclosed on Schedule 3.20, no Loan Party is aware of any event which with notice, lapse of time, or both would allow any Manufacturer which is a party to any of the Dealer Franchise Agreements or Framework Agreements to terminate any such agreements. There exists no present condition or state of facts or circumstances in regard to said Dealer Franchise Agreements or Framework Agreements, in the aggregate, which could be expected to have a Material Adverse Effect.

Section 3.21 Disclosure. The Borrower has disclosed to the Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Article IV.

CONDITIONS

Section 4.1 Effective Date. The obligation of each Lender to make Loans hereunder on the Effective Date is subject to satisfaction of the following conditions precedent:

(a) The Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed (to the extent execution is required) by a Responsible Officer of the signing Loan Party, each dated as of the Effective Date (or, in the case of certificates of governmental officials, a recent date before the Effective Date) and each in form and substance reasonably satisfactory to the Agent and each of the Lenders:

(i) executed counterparts of (A) this Agreement, (B) the Security Instruments, and (C) the Guaranty Agreement, in each case, sufficient in number for distribution to the Agent, each Lender and the Borrower;

(ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv) such documents and certifications as the Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in the respective jurisdictions specified in Schedule 4.1, which include each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v) favorable opinions of (A) Vinson & Elkins LLP, counsel to the Loan Parties, addressed to the Agent and each Lender, (B) Hill Ward Henderson, local counsel to the Loan Parties in Florida, addressed to the Agent and each Lender in form and substance reasonably satisfactory to the Agent, and (C) Brooks, Pierce, McLendon, Humphrey & Leonard, LLP, local counsel to the Loan Parties in North Carolina, addressed to the Agent and each Lender in form and substance reasonably satisfactory to the Agent;

(vi) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Section 4.2(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of 2007 Annual Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(viii) a duly completed Compliance Certificate as of the last day of the fiscal quarter of the Borrower ended on September 30, 2008 (giving pro forma effect to outstanding Loans as of the end of the Effective Date), signed by a Responsible Officer of the Borrower;

(ix) a duly completed Availability Analysis dated as of the Effective Date certifying as to the Advance Limit as of September 30, 2008 (giving pro forma effect to outstanding Loans as of the end of the Effective Date), signed by a Responsible Officer of the Borrower;

(x) the 2007 Annual Financial Statements and, for the fiscal year ended December 31, 2007, subtotals for Floorplan Silo Subsidiaries (broken down by applicable Floorplan Silo Lender) and in each case, prior to intercompany eliminations;

(xi) forecasts (including assumptions) prepared by management of the Borrower, each in form reasonably satisfactory to the Agent, of an annual consolidated balance sheet, income statement and statement of cash flows, of the Borrower and its Subsidiaries for each of the first four years following the Effective Date;

(xii) UCC financing statements for filing in all places required by applicable law to perfect the Liens of the Agent for the benefit of the Secured Parties under the Security Instruments as a Lien, subject only to the Permitted Liens, as to items of Collateral in which a security interest may be perfected by the filing of financing statements;

(xiii) UCC search results with respect to the Loan Parties showing only Permitted Liens (or Liens pursuant to which arrangements reasonably satisfactory to the Agent shall have been made to remove any unacceptable Liens promptly after the Effective Date);

(xiv) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, including endorsements naming the Agent (on behalf of the Secured Parties) as an additional insured or loss payee, as the case may be, on all such insurance policies maintained with respect to properties of the Borrower or any Loan Party constituting part of the Collateral;

(xv) a certificate of a Responsible Officer of the Borrower attaching a copy of each standard form of Franchise Agreement for each Manufacturer;

(xvi) a certificate of a Responsible Officer of the Borrower evidencing that no consents or waivers are required pursuant to any Franchise Agreement or Framework Agreement;

(xvii) such other assurances, certificates, documents, consents or opinions as the Agent or the Lenders reasonably may require.

(b) Any fees required to be paid on or before the Effective Date shall have been paid.

(c) Unless waived by the Agent, the Borrower shall have paid all fees, charges and disbursements of counsel to the Agent (directly to such counsel if requested by the Agent) to the extent invoiced prior to or on the Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Agent).

Without limiting the generality of the provisions of Section 9.3, for purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

Section 4.2 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Borrowing is subject to the following conditions precedent:

(a) The representations and warranties of the Borrower and each other Loan Party contained in Article III or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.2, the representations and warranties contained in Section 3.5 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), as applicable, of Section 5.5.

(b) No Default shall exist, or would result from such proposed Borrowing or from the application of the proceeds thereof.

(c) The Agent shall have received a Request for Borrowing in accordance with the requirements hereof.

Each Request for Borrowing submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 4.2(a) and (b) and have been satisfied on and as of the date of the applicable Borrowing.

Article V.

AFFIRMATIVE COVENANTS

So long as this Agreement shall remain in effect or the principal of or interest on any Note, any Commitment Fees or any other fee, expense or amount payable hereunder shall be unpaid, and until the Commitments of all the Lenders shall expire or terminate, the Borrower, as to itself and its Subsidiaries, covenants and agrees with the Agent and each Lender that:

Section 5.1 Existence. It will maintain and preserve, and except as permitted by Section 6.3, will cause each Subsidiary to maintain and preserve, its respective existence and good standing under the laws of its state of jurisdiction, as a corporation or other form of business organization, as the case may be.

Section 5.2 Repair. It will maintain, preserve and keep, and will cause each of its Subsidiaries to maintain, preserve and keep, all of its properties in good repair, working order and condition (ordinary wear and tear excepted). It will at all times do or cause to be done all things necessary to preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to do or cause to be done all things necessary to preserve, renew and keep in full force and effect, the rights, licenses, permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses except where the failure to do so could not be expected to have a Material Adverse Effect; it and each of its Subsidiaries will maintain and operate such businesses in substantially the manner in which they are presently conducted and operated (subject to changes in the ordinary course of business) except where the failure to do so could not be expected to have a Material Adverse Effect; it and each of its Subsidiaries will comply with all laws and regulations applicable to the operation of such businesses whether now in effect or hereafter enacted and with all other applicable laws and regulations except where the failure to comply therewith would not have a Material Adverse Effect.

Section 5.3 Insurance.

(a) The Borrower will maintain, on a consolidated basis, insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated or as may be required in the Security Instruments including, without limitation with respect to Used Motor Vehicles owned by itself and its Subsidiaries, naming the Agent, for the benefit of the Lenders, as additional insured or loss payee, as appropriate.

(b) Unless the Borrower provides the Agent with evidence of the insurance coverage required by this Agreement or any other Loan Document, the Agent may purchase insurance at the Borrower’s expense to protect the Lenders’ interest. This insurance may, but need not, also protect the Borrower’s interest. If the Collateral becomes damaged, the coverage that the Agent purchases may not pay any claim the Borrower or any of its Subsidiaries makes or any claim made against the Borrower or any of its Subsidiaries. The Borrower may later cancel this coverage by providing evidence that the Borrower has obtained the required insurance coverage.

(c) The Borrower is responsible for the cost of any insurance purchased by the Agent. The cost of this insurance may be added to the Obligations. If the cost is added to the Obligations, the interest rate provided in Section 2.7 shall apply to such added amount. The effective date of coverage may be the date the Borrower’s prior coverage lapsed or the date the Borrower failed to provide proof of coverage.

(d) The Borrower acknowledges that the coverage the Agent purchases may be considerably more expensive than insurance that the Borrower can obtain on its own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

Section 5.4 Obligations and Taxes. The Borrower will pay and discharge and will cause each of its Subsidiaries to pay and discharge, when due, all taxes, assessments and governmental charges or levies imposed upon the Borrower or such Subsidiary, as the case may be, as well as all lawful claims for labor, materials and supplies or otherwise unless and only to the extent that the Borrower or such Subsidiary, as the case may be, is contesting such taxes, assessments and governmental charges, levies or claims in good faith and by appropriate proceedings and the Borrower or such Subsidiary has set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.

Section 5.5 Financial Statements; Reports. The Borrower will furnish to the Agent and each Lender:

(a) Annual Financial Statements. As soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, the related consolidated and consolidating statement of income or operations for such fiscal year, and the related consolidated statements of changes in shareholders’ equity and cash flows for such fiscal year, setting forth (i) in the case of consolidated statements, in comparative form, the figures for the previous fiscal year and (ii) in the case of the consolidating balance sheet and statement of income or operations, subtotals for Floorplan Silo Subsidiaries (broken down by applicable Floorplan Silo Lender), all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) Quarterly Financial Statements. As soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statement of income or operations, for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, and the related consolidated statements of cash flows, for the portion of the Borrower’s fiscal year then ended, setting forth (i) in the case of consolidated statements, in comparative form, as applicable, the figures for the corresponding portion of the previous fiscal year and (ii) in the case of the consolidating balance sheet and statement of income or operations, subtotals for Floorplan Silo Subsidiaries (broken down by applicable Floorplan Silo Lender), all in reasonable detail, and such consolidated balance sheet, related statements of income or operations and cash flows being certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting in all material respects the consolidated financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) Compliance Certificate. Together with the financial statements furnished by the Borrower under Section 5.5(a) and (b), a compliance certificate in the form of Exhibit 5.5(c) executed by the Borrower’s Chief Financial Officer, Treasurer or Controller dated the date of such annual audit report or such quarterly financial statement, as the case may be, and including therewith (i) the calculations (and summary calculations) for the financial covenants set forth in Section 6.11 and (ii) the number of Dealer Locations as of the date of such report or statement;

(d) SEC and Other Reports. Copies of each communication from the Borrower or any of its Subsidiaries to shareholders generally, promptly upon the making thereof and e-mail notification alerts of filings with the Securities and Exchange Commission;

(e) Monthly Financial Statements. Within 10 Business Days after the end of each month, the consolidated and consolidating financial statements of the Borrower and its Subsidiaries as of the end of such month, in the case of the balance sheet, and, in the case of statements of income or operations, for such month and for the portion of the Borrower’s fiscal year then ended, in each case setting forth subtotals for Floorplan Silo Subsidiaries (broken down by applicable Floorplan Silo Lender) and prepared in accordance with GAAP subject only to quarterly and annual adjustments and the absence of footnotes, including an income statement and year to date income statement and balance sheet;

(f) Availability Analysis. Within 10 Business Days of the end of each month, a completed Availability Analysis in the form of Exhibit 5.5(f), and such other information as the Agent may have reasonably requested to determine the accuracy of such calculation, calculated as of the end of the preceding month;

(g) Insurance. Within ninety (90) days after the end of each fiscal year of the Borrower, a schedule of insurance coverage for the Borrower and all of its Subsidiaries, which schedule shall reflect the type, amount and provider for such insurance and shall be accompanied by evidence of such insurance;

(h) Floorplan Silo Lender Default Notices. Upon delivery to the applicable Floorplan Silo Lender, any notice that a default or event of default has occurred under any Floorplan Silo Indebtedness or any other agreement related to any such Indebtedness delivered to any such lender; and

(i) Requested Information. Promptly, from time to time, such other reports or information as the Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to Section 5.5(a), (b) or (d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at www.asburyauto.com; or (b) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Agent have access

(whether a commercial, third-party website or whether sponsored by the Agent); provided that: (x) the Borrower shall deliver paper copies of such documents to the Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Agent or such Lender and (y) the Borrower shall notify the Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 5.5(c) to the Agent. Except for such Compliance Certificates, the Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 5.6 Litigation and Other Notices.

(a) The Borrower will notify the Agent and the Lenders in writing of any of the following as promptly as possible upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i) Judgment. The entry of any final, non-appealable judgment or decree against the Borrower and/or any of its Subsidiaries if the aggregate amount of such judgment or decree exceeds Five Million and No/100 Dollars ($5,000,000.00) (after deducting the amount with respect to which the Borrower or such Subsidiary is insured and with respect to which the insurer has assumed the defense in writing and has not contested or denied its responsibility for such amount);

(ii) Default. The occurrence of any Event of Default, including, without limitation, any notices of default or acceleration received by the Borrower from the provider of any Permitted Floorplan Silo Indebtedness, together with a written explanation of the facts and circumstances associated therewith;

(iii) Material Adverse Change. The occurrence of any event which could be expected to have a Material Adverse Effect;

(iv) Pension and Welfare Plans. The occurrence of a Reportable Event with respect to any Plan; the institution of any steps by the Borrower or any of its Subsidiaries or any ERISA Affiliate, the PBGC or any other Person to terminate any Plan if such termination could be expected to result in a Material Adverse Effect; the institution of any steps by the Borrower or any of its Subsidiaries or any ERISA Affiliate to withdraw from any Plan if such withdrawal could be expected to result in a Material Adverse Effect; or the incurrence of any material increase in the contingent liability of the Borrower or any of its Subsidiaries with respect to any post-retirement welfare benefits;

(v) Dealer Franchise Agreements; Framework Agreements. (A) any Franchise Agreement entered into after the Effective Date by the Borrower or any of its Subsidiaries which materially and adversely (to the interests of any Loan Party or any Secured Party) deviates in any material respect from the Franchise Agreements for the applicable Manufacturer delivered as of the Effective Date, (B) any Framework Agreement entered into after the Effective Date by the Borrower or any of its Subsidiaries (including the subject matter and term of such Framework Agreement), (C) the termination or expiration (without renewal) of any Franchise Agreement or Framework Agreement, (D) any amendment or other modification (and deliver to the Agent a copy of such amendment or modification) of any Framework Agreement, and (E) any material adverse change in the relationship between the Borrower or any of its Subsidiaries and any Manufacturer, including any written notice of non-compliance with any Franchise Agreement or Framework Agreement, the written threat of loss of a new vehicle franchise or the written threat of termination of a Franchise Agreement or Framework Agreement; or

(vi) Other Events. The occurrence of such other events as the Agent or the Required Lenders may reasonably specify from time to time.

(b) Together with the financial statements furnished by the Borrower under Section 5.5(a) and (b), the Borrower will provide the Agent and the Lenders with a written report describing each action, suit, proceeding, governmental investigation or arbitration that has been instituted or threatened in writing against the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries, which action, suit, proceeding, governmental investigation or arbitration, (i) is likely (or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances, such actions, suits, proceedings, investigations and arbitrations taken as a whole, are likely), in the Borrower’s reasonable judgment, to result in the incurrence by the Borrower or any of its Subsidiaries of liability in an amount aggregating Five Million and No/100 Dollars ($5,000,000.00) or more or (ii) involves a claim against the Borrower or any of its Subsidiaries in an amount of Fifteen Million and No/100 Dollars ($15,000,000.00) or more. Such reports will include the status of any unresolved item covered by any previous reports and provide such other information as may be reasonably requested by the Agent.

Section 5.7 ERISA. The Borrower will, and will cause its Subsidiaries to, comply with the applicable provisions of ERISA except where the failure to comply could not be expected to have a Material Adverse Effect.

Section 5.8 Books, Records and Access; Inspection of Inventory. The Borrower will, and will cause its Subsidiaries to, maintain accurate books and records in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to the business and activities of the Borrower and such Subsidiaries. No more frequently than twice in any twelve (12) month period and any time during the continuance of a Default or Event of Default, the Borrower will (a) permit access by the Agent or its designee to the books and records relating to the Borrower and/or its Subsidiaries during normal business hours, (b) permit or cause to be permitted the Agent or its designee to make extracts from such books and records, (c) permit, or cause to be permitted, any authorized representative designated by any Lender to discuss the affairs, finances and condition of the Borrower with its principal financial officers and principal accounting officers and such other officers as such Lender shall deem appropriate, and (d) permit or cause to be permitted the Agent or its designee to inspect the Collateral during normal business hours.

Section 5.9 Use of Proceeds. The Borrower shall use the proceeds of the Loans to finance Used Motor Vehicle inventories in the ordinary course of business, working capital and capital expenditures and for other lawful corporate purposes. No Loans shall be used for any purpose which would be in contravention of any Requirement of Law.

Section 5.10 Nature of Business. The Borrower will engage in substantially the same field of business as the Borrower is engaged in on the Effective Date, and except as permitted in Section 6.5(j), will refrain from engaging in, establishing or becoming in any way involved in any other business.

Section 5.11 Compliance. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all statutes and governmental rules and regulations applicable to them including all such statutes and government rules and regulations relating to environmental pollution or to environmental regulation and control except to the extent that non-compliance could not reasonably be expected to cause a Material Adverse Effect.

Section 5.12 Further Assurances. The Borrower shall, and shall cause each other Loan Party, to the extent applicable, to execute, acknowledge, deliver, and record or file such further instruments, including, without limitation, further security agreements, financing statements, and continuation statements, and do such further acts as may be reasonably necessary, desirable, or proper to carry out more effectively the purposes of this Agreement, including, without limitation, (i) causing any additions, substitutions, replacements, or equipment related to the Used Motor Vehicles financed hereunder to be covered by and subject to the Liens created in the Loan Documents; and (ii) with respect to any Used Motor Vehicles which are or are required to be subject to Liens created in the Loan Document, execute, acknowledge, endorse, deliver, procure, and record or file any document or instrument, including, without limitation, any financing statement, certificate of title, manufacturer’s statement of origin, certificate of origin, and dealer reassignment of any of the foregoing which are evidences of ownership of such Used Motor Vehicles, reasonably deemed advisable by the Agent to protect the Liens granted in this Agreement or the Loan Documents to which any of them respectively is a party and against the rights or interests of third Persons, and the Borrower will pay all reasonable costs connected with any of the foregoing.

Section 5.13 Permitted Acquisitions. Subject to the remaining provisions of this Section 5.13, the Borrower may, from time to time after the Effective Date make acquisitions of not less than 100% of the capital stock (or equivalent Equity Interests) of a Person engaged in the type of business described in Section 3.19 or a substantial part of the assets of an Auto Dealer, as long as with respect thereto each of the following conditions are satisfied (a “Permitted Acquisition”):

(a) no Default or Event of Default is in existence at the time of the consummation of such proposed acquisition or would exist after giving effect thereto;

(b) all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties were made on and as of the date of such proposed acquisition (both before and after giving effect thereto); and

(c) no other agreement, contract or instrument to which the Borrower is a party prohibits such proposed acquisition and the Borrower shall be in compliance with all covenants contained herein (including Section 6.11) on a pro forma basis, after giving effect to such Permitted Acquisition for the immediately preceding four fiscal quarters;

provided, however, that the Borrower may make acquisitions of less than 100% of the capital stock (or equivalent Equity Interests) of a Subsidiary that is a joint venture engaged in the type of business described in Section 3.19, so long as the Borrower and such Subsidiary have complied with Section 5.14; and provided further that the Borrower may invest in joint ventures that are not Subsidiaries (after giving effect to such Investment) so long as (y) such Investment is not otherwise prohibited by this Agreement and (z) such joint venture is not consolidated with the Borrower and its Subsidiaries for the purpose of financial reporting.

Section 5.14 Additional Subsidiaries; Additional Guarantors.

(a) Additional Subsidiaries. As soon as practicable but in any event within thirty (30) days following the acquisition or creation of any Subsidiary (other than a Ford Subsidiary prior to the addition of the Ford Subsidiaries pursuant to subsection (b) below) cause to be delivered to the Agent each of the following:

(i) a Joinder Agreement duly executed by such Subsidiary with all schedules and information thereto appropriately completed;

(ii) UCC financing statements naming such Subsidiary as “Debtor” and naming the Agent for the benefit of the Secured Parties as “Secured Party,” in form, substance and number sufficient in the reasonable opinion of the Agent to be filed in all UCC filing offices in which filing is necessary or advisable to perfect in favor of the Agent for the benefit of the Secured Parties the Liens on the Collateral conferred under such Joinder Agreement and other Security Instruments to the extent such Lien may be perfected by UCC filings;

(iii) if requested by the Agent (in its sole discretion), an opinion or opinions of counsel to such Subsidiary dated as of the date of delivery of such Joinder Agreements (and other Loan Documents) provided for in this Section 5.14 and addressed to the Agent, in form and substance reasonably acceptable to the Agent;

(iv) the documents described in Section 4.1(a)(iii), (iv), (vi), and (xiv) with respect to such Subsidiary;

(v) evidence reasonably satisfactory to the Agent that all taxes, filing fees, recording fees and other related transaction costs have been paid; and

(vi) if such Subsidiary is a party to any Motor Vehicle floorplan Indebtedness, evidence that (i) such Subsidiary’s floorplan lender or lenders have become parties to the Intercreditor Agreement and (ii) such lender’s or lenders’ respective schedule or schedules to the Intercreditor Agreement show the applicable Franchises owned and operated by such Subsidiary.

(b) Additional Guarantors. The Borrower may at any time cause all existing Subsidiaries that have been designated as Ford Subsidiaries to be added as Guarantors hereunder subject to the following conditions:

(i) delivery to the Agent of each item set forth in subsection (a) above, as applicable; and

(ii) there being no further action required on the part of the Agent or any Lender other than such actions as the Agent may approve in its sole discretion.

Section 5.15 Landlord Waivers. Within 90 days following the Effective Date (or by such later date as may be acceptable to the Agent in its reasonable discretion), the Agent shall have received duly executed Landlord Waivers related to leased Dealer Locations in quantity sufficient so that the Agent shall have reasonably satisfactory access to Collateral located in at least 70% (or such lower percentage determined by the Agent in its sole discretion) of the aggregate owned and leased Dealer Locations of the Borrower and its Subsidiaries.

Section 5.16 Location of Eligible Used Motor Vehicles. The Borrower shall, and shall cause each other Loan Party, to keep at least 85% of the aggregate of all Eligible Used Motor Vehicles at Dealer Locations owned or leased by Loan Parties.

Article VI.

NEGATIVE COVENANTS

So long as this Agreement shall remain in effect or the principal of or interest on any Note, any Commitment Fees or any other expense or amount payable hereunder shall be unpaid, and until the Commitments of all the Lenders shall expire or terminate, the Borrower, as to itself and as to each Subsidiary, covenants and agrees with the Agent and each Lender that:

Section 6.1 Indebtedness. It will not, and will not permit any Subsidiary to, incur, create, assume or suffer to exist any Indebtedness, except:

(a) the Notes and the Indebtedness and Obligations under this Agreement and the other Loan Documents;

(b) Indebtedness under the Bank of America Agreement;

(c) Indebtedness of the Borrower or any Subsidiary existing at the Effective Date which is reflected in Schedule 6.1(c) hereto and all renewals and extensions thereof on substantially the same terms;

(d) Permitted Floorplan Silo Indebtedness;

(e) Indebtedness created under leases which, in accordance with GAAP, have been recorded and/or should have been recorded on the books of the Borrower or the applicable Subsidiary as Capital Leases; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $5,000,000;

(f) unsecured Subordinated Indebtedness;

(g) accounts payable (for the deferred purchase price of property or services) which are from time to time incurred in the ordinary course of business and which are not in excess of ninety (90) days past the invoice or billing date;

(h) Permitted Real Estate Debt and any Guarantees by the Borrower or any Subsidiary that is the tenant of the applicable real property of such Permitted Real Estate Debt;

(i) Indebtedness of any Subsidiary of the Borrower in existence (but not incurred or created in connection with an acquisition) on the date on which such Subsidiary is acquired by any Loan Party, provided (i) neither the Borrower nor any of its other Subsidiaries has any obligation with respect to such Indebtedness, (ii) none of the properties of the Borrower or any of its other Subsidiaries is bound with respect to such Indebtedness, (iii) the Borrower is in full compliance with Section 6.11 hereof before and after such acquisition, and (iv) if such Indebtedness is secured by Used Motor Vehicles of such Subsidiary, such Indebtedness is Permitted Floorplan Silo Indebtedness;

(j) Indebtedness secured by Liens upon any property hereafter acquired by the Borrower or any of its Subsidiaries to secure Indebtedness in existence on the date of an acquisition (but not incurred or created in connection with such acquisition) at a time when the Borrower is in full compliance with Section 6.11 hereof before and after such acquisition, which Indebtedness is assumed by such Person simultaneously with such acquisition, which Liens extend only to such property so acquired (and not to any after-acquired property) and with respect to which Indebtedness neither the Borrower nor any of its Subsidiaries (other than the acquiring Person) has any obligation and provided that if such Indebtedness is secured by Used Motor Vehicles of such Subsidiary, such Indebtedness is Permitted Floorplan Silo Indebtedness;

(k) contingent obligations (including Guarantees) of any Indebtedness permitted hereunder;

(l) Indebtedness in respect of obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks or managing costs associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation; and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(m) purchase options in favor of a Manufacturer in respect of a dealer franchise;

(n) Indebtedness that refinances any existing Indebtedness of the Borrower or any Subsidiary, so long as (i) such refinancing does not in any material respect increase the principal amount thereof or expand the property subject to any Lien (unless otherwise permitted under this Agreement) and (ii) if the Indebtedness being refinanced is Subordinated Indebtedness, then such refinancing Indebtedness must also be Subordinated Indebtedness;

(o) Indebtedness of the Borrower or any Subsidiary secured by Liens upon property other than the Collateral, which Liens extend only to such property, with respect to which Indebtedness none of the Subsidiaries other than the owner of such encumbered asset has any obligation, provided the aggregate amount of all such Indebtedness is less than $25,000,000 outstanding at any one time;

(p) unsecured Indebtedness of the Borrower, not guaranteed by any Subsidiary, in an aggregate amount not to exceed $30,000,000 outstanding at any time; provided that not more than $15,000,000 of such aggregate amount may be cross-guaranteed by Subsidiaries of the Borrower;

(q) Indebtedness consisting of Guarantees by the Borrower or any of its Subsidiaries in favor of any Person of retail installment contracts or other retail payment obligations in respect of Motor Vehicles sold to a customer; provided that the sum of (i) the aggregate face amount of such guaranteed retail installment contracts and other retail payment obligations described in this Section 6.1(q), plus (ii) the aggregate amount of Investments (on a gross basis excluding any reserves) permitted under Section 6.5(j) shall not exceed $25,000,000 at any time;

(r) obligations in respect of surety or other bonds or similar instruments entered into in the ordinary course of business, in an aggregate amount not to exceed $5,000,000 of obligations outstanding at any time; and

(s) unsecured Indebtedness owed by any Subsidiary to the Borrower or to another Subsidiary.

Section 6.2 Liens. Neither the Borrower nor any Subsidiary of the Borrower will incur, create, assume or permit to exist any Lien on any of its property or assets, whether owned at the Effective Date or hereafter acquired, or assign or convey any rights to or security interests in any future revenues, except:

(a) Liens securing payment of the Obligations;

(b) Liens securing the Bank of America Agreement and Permitted Floorplan Silo Indebtedness;

(c) Liens of the lessor on the property leased pursuant to a lease permitted by Section 7.1(e);

(d) Liens on property other than the Collateral, which Liens secure Indebtedness permitted by Section 6.1(o);

(e) Liens referred to in Section 3.16;

(f) Liens on real property, fixtures, related real property rights and related contracts, and proceeds of the foregoing owned by such Person, securing Permitted Real Estate Debt;

(g) extensions, renewals and replacements of Liens referred to in Section 6.2(a), (b), (c), (d), (e), (f), and (i) provided, that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien being extended, renewed or replaced and that the Indebtedness secured by any such extension, renewal or replacement lien shall be in an amount not greater than (i) the amount of the Indebtedness secured by the original Lien extended, renewed or replaced, plus (ii) any closing fees, prepayment premiums and reasonable closing costs related to such extension, renewal or replacement;

(h) certain rights of set-off in favor of a Manufacturer on amounts owing in connection with Motor Vehicles purchased from such Manufacturer;

(i) Liens on real property, fixtures, related real property rights, improvements on such real property, and fixtures (that, in each case, does not constitute Collateral) related to other Indebtedness permitted under Section 6.1(i), or (j);

(j) Liens on property (including real property) other than the Collateral, which Liens secure Swap Contracts permitted under Section 6.1(l); and

(k) Liens allowed to exist under the Intercreditor Agreement.

Section 6.3 Consolidations and Mergers. Neither the Borrower nor any of its Subsidiaries that are Guarantors shall merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

(a) any of its Subsidiaries may merge with the Borrower, provided that the Borrower shall be the continuing or surviving Person, or with any one or more such Subsidiaries, provided that (i) if any such transaction shall be between Subsidiaries, one of which is a Wholly-Owned Subsidiary and one of which is not a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving Person, and (ii) in any such transaction between any Subsidiary that is a Guarantor and an entity that is not the Borrower or a Guarantor, the surviving entity shall be a Guarantor;

(b) any Subsidiary of the Borrower that is a Guarantor may sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or a Wholly-Owned Subsidiary that is a Guarantor;

(c) any Subsidiary of the Borrower or the Borrower may merge or consolidate with another Person (that is not the Borrower or any of its Subsidiaries) if (x) the Borrower or such Subsidiary involved in the merger or the consolidation is the surviving Person and (y) immediately prior to and after giving effect to such merger or consolidation, there exists no Event of Default; and

(d) as permitted in Section 6.4(b) and (e).

Section 6.4 Disposition of Assets. Neither Borrower nor any of its Subsidiaries that are Guarantors shall permit any Disposition (whether in one or a series of transactions) of any property or assets (including Accounts, notes receivable, and/or chattel paper, with or without recourse) or enter into any agreement so to do, except:

(a) Dispositions of Motor Vehicles and other inventory in the ordinary course of business;

(b) Dispositions of assets, properties or businesses (including Subsidiaries and Franchises) by the Borrower or any of its Subsidiaries, transferred or otherwise disposed of in the ordinary course of business, including Disposition of assets, including Franchises, the Disposition of which the Borrower determines to be in its best interest, provided, (i) no Event of Default will result from such Disposition, (ii) the Borrower shall be in compliance with Section 6.11 and (iii) the total Loans outstanding shall not exceed the Advance Limit, in each case, after giving effect to such Disposition;

(c) Dispositions of equipment and other property which is obsolete, worn out or no longer used in or useful to such Person’s business, all in the ordinary course of business;

(d) Dispositions occurring as the result of a casualty event, condemnation or expropriation;

(e) Dispositions in any year of other property, assets (including capital stock of its Subsidiaries and Affiliates) or businesses of the Borrower not otherwise permitted by clauses (a) through (d) of this Section 6.4; provided, that the Net Cash Proceeds (excluding income taxes reasonably estimated to be actually payable within two years of the date of such Disposition as a result of any gain recognized in connection therewith) realized from such Disposition in any applicable year in excess of ten percent (10%) of the tangible assets of the Borrower as of the beginning of such year are either reinvested within one (1) year in similar assets or used to repay the Obligations or the obligations under the Bank of America Agreement;

(f) Dispositions pursuant to Qualified Sale/Leaseback Transactions so long as no Event of Default exists under Section 7.1(b), (c), (f) or (g);

(g) Dispositions of chattel paper and retail sales contracts in arm’s-length transactions for fair value in the ordinary course of business;

(h) As permitted in Section 6.3; and

(i) Dispositions of assets (i) by the Borrower to any Guarantor or (ii) by any Subsidiary to the Borrower or any Guarantor.

Section 6.5 Investments. Neither the Borrower nor any of its Subsidiaries will make or permit to exist any Investment in any Person, except for:

(a) Permitted Acquisitions;

(b) extensions of credit in the nature of Accounts or notes receivable and/or chattel paper arising from the sale of goods and services in the ordinary course of business;

(c) shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business;

(d) Investments in securities maturing within two (2) years and issued or fully guaranteed or insured by the United States of America or any state or agency thereof;

(e) Investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 from S&P and P-1 from Moody’s;

(f) Investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000, or any Lender;

(g) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (d) above and entered into with a financial institution satisfying the criteria described in clause (f) above;

(h) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated or invest solely in the assets described in clauses (e) through (g) above and (iii) have portfolio assets of at least $5,000,000,000;

(i) Investments permitted by the Agent in an aggregate amount of not more than $20,000,000 during the term of the Agreement;

(j) Investments in seller-financed notes and retail sales contracts in connection with Motor Vehicles, provided that the sum of (i) such Investments described in this Section 6.5(j) (on a gross basis excluding any reserves), plus (ii) the aggregate face amount of Indebtedness permitted under Section 6.1(q) shall not exceed $25,000,000 at any one time;

(k) Investments in (including loans to) the Borrower or Wholly-Owned Subsidiaries that are Guarantors;

(l) Investments that exist on the Effective Date in Wholly-Owned Subsidiaries that are not Guarantors and Investments made after the Effective Date in (including Loans to) Wholly-Owned Subsidiaries that are not Guarantors in an aggregate amount of not more than $10,000,000 (net of amounts redistributed by such Wholly-Owned Subsidiary to the Borrower or Guarantors) at any time outstanding during the term of this Agreement; and

(m) other Investments in an aggregate amount of not more than $20,000,000 during the term of this Agreement.

Section 6.6 Transactions with Affiliates. Neither the Borrower nor any of its Subsidiaries will enter into any transaction with any Affiliate except upon terms substantially as favorable to the Borrower or applicable Subsidiary as it could obtain in an arm’s-length transaction with a Person which was not an Affiliate; provided that the foregoing restriction shall not apply to any transaction undertaken in the ordinary course of business and in a manner consistent with past practices between or among the Borrower or any Subsidiary and any other Subsidiary or Subsidiaries.

Section 6.7 Other Agreements. Neither the Borrower nor any of its Subsidiaries will enter into any agreement containing any provision which would be violated or breached by the Borrower’s or such Subsidiary’s performance of its Obligations hereunder or under any instrument or document delivered or to be delivered by the Borrower hereunder or in connection herewith.

Section 6.8 Fiscal Year; Accounting. Neither the Borrower nor any of its Subsidiaries will (a) change its fiscal year or (b) change its method of accounting (other than, in the case of clause (b), immaterial changes and methods and changes authorized or required by GAAP or permitted by Section 1.3(b)).

Section 6.9 Pension Plans. Neither the Borrower nor any of its Subsidiaries will permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan, or engage in, or permit to exist or occur any other condition, event or transaction with respect to any Plan which could be expected to have Material Adverse Effect.

Section 6.10 Restricted Payments and Distributions.

(a) Restricted Payments. Neither the Borrower nor any of its Subsidiaries shall declare or make any Restricted Payment, except that the Borrower or any of its Subsidiaries may pay dividends at any time to (1) the Borrower (directly or indirectly), (2) a Guarantor that is a Wholly-Owned Subsidiary and (3) a Subsidiary that is not a Guarantor provided such Subsidiary simultaneously makes an equal Restricted Payment to the Borrower or a Guarantor, and may also make the following Restricted Payments, provided that, (x) immediately after giving effect to the declaration of any dividend, and the payment of any Restricted Payment, there exists no Default under Section 7.1(b), (c), (f) or (g) or Event of Default and, (y) after giving pro forma effect to the declaration of any dividend and the payment of any Restricted Payment, the Borrower is in compliance with the covenants contained in Section 6.11 on a pro forma basis for the immediately preceding four (4) quarters:

(i) the Borrower may declare and pay cash dividends on its capital stock and may purchase shares of its capital stock, provided the aggregate amount payable in respect of cash dividends paid by the Borrower or the shares purchased by the Borrower (other than shares purchased pursuant to clause (iii) below) shall not exceed an amount equal to the sum of $25,000,000 plus one-half ( 1/2) of the aggregate Consolidated Net Income of the Borrower for the period beginning on January 1, 2008 and ending on the date of determination;

(ii) the Borrower may declare and pay stock dividends directly or indirectly; and

(iii) the Borrower may purchase shares of its capital stock, provided that the aggregate amount payable in respect of such share repurchases shall not exceed the aggregate amount of Net Cash Proceeds received by the Borrower from the issuance of Equity Interests or subordinated convertible securities of the Borrower for the period beginning on January 1, 2008 and ending on the date of determination.

(b) Distributions. The Borrower will not distribute any funds from any depository account of the Borrower or a Floorplan Silo Subsidiary to any Floorplan Silo Subsidiary with respect to which any Event of Default under Section 7.1(f) or (g) exists, except to the extent necessary to cure such Event of Default.

Section 6.11 Financial Covenants.

(a) Consolidated Current Ratio. The Borrower will not at any time permit the Consolidated Current Ratio, as of the end of any fiscal quarter, to be less than 1.20 to 1.00.

(b) Consolidated Fixed Charge Coverage Ratio. The Borrower will not permit the Consolidated Fixed Charge Coverage Ratio for any period of four fiscal quarters to be less than 1.20 to 1.00.

(c) Consolidated Total Leverage Ratio. The Borrower shall not at any time permit the Consolidated Total Leverage Ratio to be more than 5.00 to 1.00.

(d) Consolidated Total Senior Leverage Ratio. The Borrower shall not at any time permit the Consolidated Total Senior Leverage Ratio to be more than 3.00 to 1.00.

For the purposes of this Section 6.11 only, Permitted Floorplan Silo Indebtedness shall be deemed to include Indebtedness under this Agreement.

Section 6.12 Change in Nature of Business. Neither the Borrower nor any of its Subsidiaries shall engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Effective Date or any business substantially related or incidental thereto.

Section 6.13 Use of Proceeds. Neither the Borrower nor any of its Subsidiaries shall use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose.

Section 6.14 Burdensome Agreements. Neither the Borrower nor any of its Subsidiaries shall enter into any contractual obligation (other than this Agreement or any other Loan Document or the Bank of America Loan Agreement and documents related thereto) that (a) limits the ability (i) of any Subsidiary to pay dividends to any Loan Party or to otherwise transfer property to any Loan Party, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Agent for the benefit of the Secured Parties; provided, however, that (y) clause (i) shall not prohibit any Guarantor from complying with minimum capitalization, working capital, net worth or financial ratios imposed by or pursuant to any Dealer Franchise Agreement or Framework Agreement or any agreements evidencing Permitted Floorplan Silo Indebtedness and (z) clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 6.1(e), (h) or (o) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure the Obligations.

Section 6.15 Amendments of Certain Indebtedness. Neither the Borrower nor any of its Subsidiaries shall amend, modify or change in any manner, any term or condition of any Subordinated Indenture Indebtedness or any refinancing of any Subordinated Indenture Indebtedness so that the terms and conditions thereof are less favorable to the Agent and the Lenders than the terms and conditions of the relevant Subordinated Indenture Indebtedness as of the later of the Effective Date or the date of incurrence thereof; provided that the Borrower may enter into supplements to the Indentures (as required by the terms of the Indentures) if the sole effect of such supplements is to add additional guarantors of the Subordinated Indenture Indebtedness.

Section 6.16 Prepayments, etc. of Certain Indebtedness. Neither the Borrower nor any of its Subsidiaries shall prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, the Subordinated Indenture Indebtedness or any Indebtedness permitted by Section 6.1(f); except that:

(a) the Borrower or any Subsidiary may refinance any amount of Subordinated Indebtedness at any time (including prior to its scheduled maturity) using only the proceeds of new Subordinated Indebtedness; and

(b) in addition to any refinancings permitted by clause (a), so long as no Default exists or will result from such prepayment, redemption, purchase, defeasance or other satisfaction, the Borrower or any of its Subsidiaries may prepay, redeem, purchase, defease or otherwise satisfy Subordinated Indenture Indebtedness or other Indebtedness permitted by Section 6.1(f) in an aggregate amount not in excess of the following (each such allowance amount for any given year being referred to as an “Annual Allowance Amount”): (i) $30,000,000 for calendar year 2008 and (ii) for each calendar year thereafter, $30,000,000 plus 50% of the cumulative Net Cash Proceeds received from all permitted Dispositions of property (excluding any gain that results in income) during such year; provided further, however, that the unused portion of the Annual Allowance Amount in any year may not be carried over into subsequent calendar years; and provided, further, that upon request, the Borrower shall provide to the Agent a year-to-date calculation of (y) any prepayments, redemptions, purchases, defeasances, satisfactions or payments made under this Section 6.16(b) in such year and (z) the Annual Allowance Amount for such year, including any supporting documentation validating any Dispositions of property and determination of Net Cash Proceeds.

Section 6.17 Excluded Property. Neither the Borrower nor any of its Subsidiaries shall grant to any Person any Lien on any Excluded Property unless the Agent (for the benefit of the Secured Parties) has a Lien on such property to the extent such property would otherwise constitute Collateral, other than Liens on assets of a Franchise (or stock of the Subsidiary that owns such Franchise) granted to the respective franchisor; provided that nothing contained herein shall limit the generality of Section 6.2.

Section 6.18 Disposition of Subsidiary or Franchise. Neither the Borrower nor any of its Subsidiaries shall sell to any Person other than the Borrower or any of its Subsidiaries, dissolve, or transfer back to the franchisor, any Franchise (or Subsidiary that owns one or more Franchises), unless any floorplan lender with respect to any Permitted Floorplan Silo Indebtedness of such Franchise (or Subsidiary) has (a) taken any steps necessary so that any remaining assets of the Borrower and its remaining Subsidiaries no longer secure floorplan Indebtedness of such transferred

Franchise or Subsidiary and (b) delivered to the Agent a revised Intercreditor Agreement schedule for such lender, deleting such Franchise (or in the case of a sale of a Subsidiary, any Franchise owned by such Subsidiary) from such schedule.

Article VII.

EVENTS OF DEFAULT AND REMEDIES

Section 7.1 Events of Default. The following events shall constitute Events of Default (herein called “Events of Default”):

(a) any representation or warranty made or deemed made in or in connection with this Agreement, the Notes, any of the Loan Documents or any of the Borrowings hereunder or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement or the execution and delivery of the Notes or any of the Loan Documents or the making of any of the Borrowings hereunder shall prove to have been false or misleading in any material respect when made or deemed made;

(b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable pursuant to the terms of this Agreement, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan or any Commitment Fees or any other amount due under this Agreement other than principal of any Loan, when and as the same shall become due and payable which shall remain unremedied for a period of five (5) days from the date due, or, in the case of Commitment Fees, from the date of invoice, if later;

(d) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 5.1, Section 5.6(a)(i), Section 5.6(a)(ii), Section 5.6(a)(iii), Section 5.9, Section 5.10, or in Article VI, other than Section 6.7 and Section 6.8(b) (with respect to the Subsidiaries of the Borrower only) and Section 6.9;

(e) except as provided in Section 7.1(a) through Section 7.1(d), inclusive, default shall be made in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to this Agreement or any of the other Loan Documents and such default shall continue unremedied for thirty (30) days after the earlier to occur of (i) the Borrower obtaining knowledge thereof and (ii) written notice thereof having been given to the Borrower;

(f) the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner to any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Person or for a substantial part of such Person’s property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any of its Subsidiaries, or of a substantial part of the property or assets of any such Person, under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for any such Person or for a substantial part of the property of any such Person or (iii) the winding-up or liquidation of any such Person; and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for sixty (60) days;

(h) default (other than a default in the payment of principal or interest) shall be made with respect to any Indebtedness of the Borrower or any of its Subsidiaries having an aggregate principal amount of more than Twenty Million Dollars ($20,000,000) if the effect of any such default or defaults shall be to accelerate, or to permit the holder or obligee of any such Indebtedness (or any trustee on behalf of such holder or obligee) to accelerate (with or without notice or lapse of time or both), the maturity of any such Indebtedness; or any payment of principal or interest, regardless of amount, on any Indebtedness of the Borrower or any of its Subsidiaries, which Indebtedness exceeds in the aggregate an amount equal to Twenty Million Dollars ($20,000,000), shall not be paid when due, whether at maturity, by acceleration or otherwise (after giving effect to any period of grace as specified in the instrument evidencing or governing such Indebtedness);

(i) a Material Reportable Event shall have occurred with respect to any Plan or Plans;

(j) except for judgments set forth in Schedule 7.1(j) there shall be entered against the Borrower or any of its Subsidiaries one or more judgments or decrees in excess of Twenty-Five Million Dollars ($25,000,000) in the aggregate at any one time outstanding for the Borrower and all its Subsidiaries and all such judgments or decrees in the amount of such excess shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof, excluding those judgments or decrees for and to the extent which the Borrower or any such Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing (subject to usual deductibles);

(k) there shall occur any material loss of or change to any Dealer Franchise Agreement or Framework Agreement between any Loan Party and a Manufacturer, which could be expected to result in a Material Adverse Effect;

(l) any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against any Loan Party in accordance with the respective terms thereof except as permitted by the terms hereof or thereof or shall in any way be terminated (excluding termination caused by the Agent or Lenders) or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective priority Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby, and such cessation or failure to give or provide such priority Liens continues for ten (10) days after the first to occur of (i) the Borrower obtaining knowledge thereof and (ii) written notice thereof having been given to the Borrower;

(m) a Change of Control; or

(n) an Event of Default (as defined in the Bank of America Agreement) occurs.

Section 7.2 Remedies.

(a) Upon the occurrence of any Event of Default (other than an event with respect to the Borrower described in Section 7.1(f) or Section 7.1(g)), and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Required Lenders shall, by written or telegraphic notice to the Borrower, take any of the following actions at the same or different times: (x) terminate forthwith the Commitment of the Lenders hereunder, (y) declare the Notes then outstanding to be immediately due and payable, whereupon the principal of the Notes, together with accrued and unpaid interest thereon and any unpaid accrued Commitment Fees and all other liabilities of the Borrower accrued hereunder, shall become immediately due and payable both as to principal and interest, without presentment, demand, protest, notice of protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any Note or other Loan Document to the contrary notwithstanding, or (z) pursue and enforce any of the rights and remedies of the Agent on behalf of the Lenders as provided in any of the Loan Documents or as otherwise provided in the UCC or other applicable law;

(b) With respect to the events described in Section 7.1(f) or Section 7.1(g), the Commitments of the Lenders shall automatically terminate (if not theretofore terminated), and the Notes shall automatically become due and payable, both as to principal and interest, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any Note or other Loan Document to the contrary notwithstanding.

Section 7.3 Application of Collateral.

(a) Upon the exercise of remedies by the Agent in accordance with this Article VII, the Agent, after giving written notice to the Borrower and to all Lenders of the action(s) to be taken, may at any time or times thereafter (i) receive directly, for the benefit of the Lenders and for application to the then outstanding Obligations as provided hereafter in this Section 7.3(a), all payments and proceeds related to the Collateral and/or (ii) in accordance with the Security Instruments sell, assign and deliver all of the Collateral or any part thereof, or any substitution therefor or any additions thereto as provided hereafter. Any such sale or assignment may be at any broker’s board or at any public or private sale, at the option of the Agent or of any officer or representative acting on behalf of the Agent, without advertisement or any notice to the Borrower or any other Person except those required by applicable law (the Borrower hereby agreeing that ten (10) days’ notice constitutes “reasonable notice”); and each Lender (including the Agent), its officers and assigns, may bid and become purchasers at any such sale, if public, or at any broker’s board if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations. Sales hereunder may be at such time or times, place or places, for cash or credit, and upon such terms and conditions as the Agent may determine in its sole discretion. Upon the completion of any sale, the Agent shall execute all instruments of transfer necessary to vest in the purchaser(s) title to the property sold, and shall deliver to such purchaser(s) any of the property so sold which may be in the possession of the Agent.

In the case of any sale or other liquidation of Collateral, the purchase money proceeds and avails and all other proceeds which then may be held or recovered by the Agent for the benefit of the Lenders, shall be applied in the following order:

(i) First, to the payment of the reasonable costs and expenses of such sale and of the collection or enforcement of such Collateral, and of all reasonable expenses (including attorneys’ fees) and liabilities incurred and advances made by the Lenders in connection therewith;

(ii) Second, to the payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest on the Loans) payable to the Lenders and the Agent (including fees, charges and disbursements of counsel to the respective Lenders and the Agent), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

(iii) Third, to the payment of the amounts due to the Lenders for interest and then principal on all Loans;

(iv) Fourth, to the payment ratably of the amounts due to the Secured Parties, for all Obligations arising under any Swap Contract with any of the Secured Parties entered into to hedge the Obligations under this Agreement;

(v) Fifth, to the payment of the obligations under the Bank of America Agreement, in accordance with the Intercreditor Agreement, to the extent such Collateral also secures the Bank of America Agreement;

(vi) Sixth, to the payment ratably of the amounts due to the Secured Parties, for all Obligations arising under any Swap Contract with any of the Secured Parties other than such amounts as have been distributed pursuant to clause Fourth above; and

(vii) Seventh, to the payment of the surplus, if any, to the Borrower, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

(b) The Agent is not required to act with respect to the Collateral except in accordance with the written procedures as established by the Required Lenders; however, if the Required Lenders fail to agree upon and establish such procedures, and the exigency of the circumstances requires, the Agent, in its sole discretion and in good faith, may (but is not required to) take whatever action it deems necessary to protect and enforce the Collateral or the rights of the Lenders under the Loan Documents.

Article VIII.

THE AGENT

Section 8.1 Authorization and Action of the Agent; Rights and Duties Regarding Collateral, Priority of Distributions.

(a) In order to expedite the various transactions contemplated by this Agreement, each Lender hereby irrevocably appoints and authorizes JPMorgan Chase Bank, N.A. to act as Agent on its behalf. Each of the Lenders and each subsequent holder of any Note by its acceptance thereof, hereby irrevocably authorizes and directs the Agent to take such action on its behalf and to exercise such powers hereunder as are specifically delegated to or required of the Agent by the terms and provisions hereof, together with such powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents and employees. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have, by reason of this Agreement or any other Loan Document, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to, or shall be so construed as to, impose upon the Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. The Agent is hereby expressly authorized on behalf of the Lenders, without hereby limiting any implied authority, (i) to receive on behalf of each of the Lenders any payment of principal of or interest on the Notes outstanding hereunder and all other amounts accrued hereunder paid to the Agent, and promptly to distribute to each Lender its proper share of all payments so received; (ii) to give notice within a reasonable time on behalf of each of the Lenders to the Borrower of any Default or Event of Default specified in this Agreement of which the Agent has actual knowledge as provided in Section 8.7; (iii) to distribute to each Lender copies of all notices, agreements and other material as provided for in this Agreement as received by the Agent; and (iv) to distribute to the Borrower any and all requests, demands and approvals received by the Agent or from the Lenders. As to any matters not expressly provided for by this Agreement, the Notes or the other Loan Documents (including enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes and the Loans; provided, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.

(b) The Agent shall hold all of the Collateral, along with all payments and proceeds arising therefrom, for the benefit of all Lenders as security for the payment of all the Obligations subject to the provisions of Section 7.3(a). Upon payment in full of all the Obligations and termination of the Commitment, the Agent shall release all of the Collateral to the Borrower. Except as otherwise expressly provided for in Section 9.5, the Agent, in its own name or in the name of the Borrower, may enforce any of the rights provided for in the Security Instruments and may collect, receive and receipt for all proceeds receivable on account of the Collateral.

(c) All payments and proceeds of every kind from the Collateral, when directly received by the Agent pursuant to Section 7.3(a) (whether from payments on or with respect to the Collateral, from foreclosure and sale to third parties, from sale of Collateral subsequent to a foreclosure at which the Agent or another Lender was the purchaser, or otherwise) shall be held by it as a part of the Collateral and, except as otherwise expressly provided hereinafter, shall be applied to the Obligations in the manner set forth in Section 7.3(a).

Section 8.2 Agent’s Reliance.

(a) Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, the Notes or any of the other Loan Documents (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its or their own gross negligence or willful misconduct (it being the express intention of the parties hereto that the Agent and its directors, officers, agents and employees shall have no liability for actions and omissions under this Section 8.2 resulting from their sole ordinary or contributory negligence).

(b) Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of each Note as the holder of such Note until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement, any Note or any other Loan Document; (iv) except as otherwise expressly provided herein, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, any Note or any other Loan Document or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, collectability, genuineness, sufficiency or value of this Agreement, any Note, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (vi) shall not be responsible to any Lender for the perfection or priority of any Lien securing the Loans; and (vii) shall incur no liability under or in respect of this Agreement, any Note or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

Section 8.3 Agent and Affiliates; JPMorgan Chase Bank, N.A. and Affiliates. Without limiting the right of any other Lender to engage in any business transactions with the Borrower or any of its Affiliates, with respect to their Commitments, the Loans, if any, made by them and the Notes, if any, issued to them, JPMorgan Chase Bank, N.A. shall have the same rights and powers under this Agreement, any Note or any of the other Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include JPMorgan Chase Bank, N.A. in its individual capacity. JPMorgan Chase Bank, N.A. and its Affiliates may be engaged in, or may hereafter engage in, one or more loan, letter of credit, leasing or other financing activities not the subject of the Loan Documents (collectively, the “Other Financings”) with the Borrower or any of its Affiliates, or may act as trustee on behalf of, or depository for, or otherwise engage in other business transactions with the Borrower or any of its Affiliates (all Other Financings and other such business transactions being collectively, the “Other Activities”) with no responsibility to account therefor to the Lenders. Without limiting the rights and remedies of the Lenders specifically set forth in the Loan Documents, no other Lender shall have any interest in (a) any Other Activities, (b) any present or future guarantee by or for the account of the Borrower not contemplated or included in the Loan Documents, (c) any present or future offset exercised by the Agent in respect of any such Other

Activities, (d) any present or future property taken as security for any such Other Activities or (e) any property now or hereafter in the possession or control of the Agent which is not Collateral but which may be or become security for the Obligations of the Borrower under the Loan Documents by reason of the general description of indebtedness secured, or of property contained in any other agreements, documents or instruments related to such Other Activities; provided, that if any payment in respect of such guarantees or such property or the proceeds thereof shall be applied to reduction of the Obligations evidenced hereunder and by the Notes, then each Lender shall be entitled to share in such application according to its equitable portion of such Obligations.

Section 8.4 Lenders’ Indemnity of Agent.

(a) The Agent shall not be required to take any action hereunder or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document unless indemnified to the Agent’s satisfaction by the Lenders against loss, cost, liability and expense. If any indemnity furnished to the Agent shall become impaired, the Agent may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. In addition, the Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective Pro Rata Share of Commitments, or if no Commitment is outstanding, the respective Pro Rata Share of Commitments immediately prior to the time the Commitment ceased to be outstanding held by each of them (giving effect to any subsequent assignments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent (or either of them) in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, the Notes and the other Loan Documents. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its respective Pro Rata Share of the Commitments of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement, the Notes and the other Loan Documents to the extent that the Agent is not reimbursed for such expenses by the Borrower. The provisions of this Section 8.4 shall survive the termination of this Agreement, the payment of the Obligations and/or the assignment of any of the Notes.

(b) Notwithstanding the foregoing, no Lender shall be liable under this Section 8.4 to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct as determined in a final, nonappealable judgment by a court of competent jurisdiction. Each Lender agrees, however, that it expressly intends, under this Section 8.4, to indemnify the Agent ratably as aforesaid for all such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements arising out of or resulting from the Agent’s sole ordinary or contributory negligence.

Section 8.5 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 3.5 or Section 5.5 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other

Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Agreement, the other Loan Documents, any related agreement or any document furnished hereunder.

Section 8.6 Resignation of Agent; Successor Agent. The Agent may resign at any time by giving thirty (30) days written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, subject to the approval of the Borrower, prior to the occurrence and continuance of an Event of Default, which approval shall not be unreasonably withheld. If within thirty (30) calendar days after the retiring Agent’s giving of notice of resignation no successor Agent shall have been so appointed by the Required Lenders, approved by the Borrower, prior to the occurrence and continuance an Event of Default, and shall have accepted such appointment, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank or a finance subsidiary of a Manufacturer, organized or licensed under the laws of the United States or of any state thereof and having a combined capital and surplus of at least Five Hundred Million Dollars ($500,000,000). Upon the acceptance of any appointment as Agent by a successor Agent hereunder and under the Notes, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the Notes. After any retiring Agent’s resignation as the Agent hereunder and under the Notes, the provisions of this Article VIII and Section 9.4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the Notes.

Section 8.7 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent shall have received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default” or “notice of event of default,” as applicable. If the Agent receives such a notice, the Agent shall give notice thereof to the Lenders and, if such notice is received from a Lender, the Agent shall give notice thereof to the other Lenders and the Borrower. The Agent shall be entitled to take action or refrain from taking action with respect to such Default or Event of Default as provided in Section 7.2, Section 8.1 or Section 8.2.

Article IX.

MISCELLANEOUS

Section 9.1 Notices, Etc. The Agent, any Lender, or the holder of any of the Notes or Loans giving consent or notice or making any request of the Borrower provided for hereunder, shall notify the Agent thereof. In the event that the holder of any Note (including any Lender) shall transfer such Note, it shall promptly so advise the Agent which shall be entitled to assume conclusively that no transfer of any Note has been made by any holder (including any Lender) unless and until the Agent receives written notice to the contrary. All notices, consents, requests, approvals, demands and other communications (collectively, “Communications”) provided for herein shall be in writing (including facsimile) and mailed, telecopied or delivered:

(a) if to the Borrower, at 2905 Premiere Parkway, Suite 300, Duluth, Georgia 30077, Attention: Chief Financial Officer, Facsimile No. (678) 542-2701, Telephone No. (678) 542-2700, with a copy to, 2905 Premiere Parkway, Suite 300, Duluth, Georgia 30077, Attention: General Counsel, Facsimile No. (678) 542-2701, Telephone No. (678) 542-2701.

(b) if to the Agent, at 483 Bloomfield Avenue, 3rd Floor, Montclair, New Jersey 07042, Attention: Jeff Calder, Facsimile No. (973) 206-5957, Telephone No. (973) 283-8286;

with a copy to JPMorgan Chase Bank, N.A., 312 South 4th Street, Louisville, Kentucky 40202, Attention: Ms. Teresa Barnickle, Commercial Loan Services, Facsimile No. (502) 566-2742, Telephone No. (502) 566-2255; and

with a copy to Andrews Kurth, LLP, 600 Travis, JPMorgan Chase Tower, Suite 4200, Houston, Texas, Attn: Thomas J. Perich, Facsimile No. (713) 238-7175, Telephone No. (713) 220-4268.

(c) if to any Lender, as specified on the signature page for such Lender hereto or, in the case of any Person who becomes a Lender after the Effective Date, as specified on the Assignment and Acceptance executed by such Person or in the Administrative Questionnaire delivered by such Person; or

(d) in the case of any party hereto, such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties.

All Communications shall be effective when (i) mailed by certified mail, return receipt requested to any party at its address specified above, on the signature page hereof or on the signature page of such Assignment and Acceptance (or other address designated by such party in a Communication to the other parties hereto), or (ii) telecopied to any party to the telecopy number set forth above, on the signature page hereof or on the signature page of such Assignment and Acceptance (or other telecopy number designated by such party in a Communication to the other parties hereto) and confirmed by a transmission report verifying the correct telecopier number and number of pages and that such transmission was well transmitted, or (iii) delivered personally to any party at its address specified above, on the signature page hereof or on the signature page of such Assignment and Acceptance (or other address designated by such party in a Communication to the other parties hereto).

Section 9.2 Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of the Notes evidencing such Loans and shall continue in full force and effect as long as the principal of or any accrued interest on any Note or any Commitment Fees or any other fee or amount payable under the Notes or this Agreement is outstanding and unpaid and as long as the Commitments of the Lenders have not been terminated.

Section 9.3 Successors and Assigns; Participations.

(a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Except as permitted by Section 6.3, the Borrower may not assign or transfer any of its rights or Obligations hereunder without the prior written consent of all the Lenders.

(b) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including a portion of its Commitment and the same portion of the Loans at the time owing to it and the Note held by it); provided, that (i) except in the case of an assignment to a Lender, an Affiliate of a Lender, a fund managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender, the Borrower (except during the continuance of a Default or Event of Default) and the Agent must give their prior written consent by countersigning the Assignment and Acceptance (which consent shall not be unreasonably withheld), (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations to this Agreement, (iii) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall (A) be equal to the entire amount of the Commitment of the assigning Lender or (B) if not equal to the entire amount of the Commitment of the assigning Lender, in no event be less than Five Million Dollars ($5,000,000) and shall be in an amount which is an integral multiple of One Million Dollars ($1,000,000); provided, for purposes of this Section 9.3(b), that the retained Commitment of the assigning Lender may not be less than Five Million Dollars ($5,000,000), (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance substantially in the form of Exhibit 13.3(b) hereto (an “Assignment and Acceptance”), together with any Note subject to such assignment and the assignor shall pay to the Agent a processing and recordation fee of Three Thousand Dollars ($3,000) payable by the Lender’s assignor thereunder, and (v) the assignee shall deliver to the Agent an Administrative Questionnaire. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be no later than five (5) Business Days after the execution thereof unless otherwise agreed to by the assigning Lender, the Eligible Assignee thereunder and the Agent, (x) the assignee thereunder shall ratify and become a party hereto and under the other Loan Documents and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Loan Documents and (y) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement.

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty contained in Section 2.16(f) and that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its Obligations under this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements most recently delivered under Section 3.5 or Section 5.5 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender’s assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee and can make the representation contained in Section 2.16(f) and has, to the extent required, complied with the covenants contained therein; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Agent shall maintain at its address referred to in Section 9.1 a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of demonstrable error, and the Borrower and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement and the Loan Documents. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon request, the Agent will send a copy of the Register to the Borrower.

(e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with the Note subject to such assignment, the processing and recordation fee referred to in Section 9.3(b) and, if required, the Borrower’s written consent to such assignment, the Agent shall (subject to the consent of the Borrower to such assignment, if required), if such Assignment and Acceptance has been completed and is in the form of Exhibit 13.3(b), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the Lenders. Within five (5) Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the assigning Lender’s Commitment assumed by it pursuant to such Assignment and Acceptance, and a new Note to the order of the assigning Lender in an amount equal to the portion of its Commitment retained by the assigning Lender hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit 1.1D. Each canceled Note shall be promptly returned to the Borrower.

(f) Each Lender may, without the consent of the Borrower or the Agent, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it and the Note held by it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the cost protection provisions and Tax indemnities contained in Article II only to the same extent that the Lender from which such participating bank or other entity acquired its participation would be entitled to the benefit of such cost protection provisions and Tax indemnities and (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the Obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers with respect to any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, or the dates fixed for payments of principal of or interest on the Loans).

(g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree (subject to customary exceptions, including without limitation the provisions of Section 9.14) to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender.

(h) Anything in this Section 9.3 to the contrary notwithstanding, any Lender may at any time, without the consent of the Borrower or the Agent, assign and pledge all or any portion of its Commitment and the Loans owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

(i) All transfers of any interest in any Note hereunder shall be in compliance with all federal and state securities laws, if applicable. Notwithstanding the foregoing sentence, however, the parties to this Agreement do not intend that any transfer under this Section 9.3 be construed as a “purchase” or “sale” of a “security” within the meaning of any applicable federal or state securities laws.

Section 9.4 Expenses of the Agents and Lenders; Indemnity.

(a) The Borrower agrees to pay (i) all reasonable out-of-pocket expenses reasonably incurred by the Agent in connection with the preparation of this Agreement, the Notes and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof (whether or not the transactions hereby contemplated shall be consummated), (ii) all out-of-pocket expenses incurred by the Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement or with the Loans made or the Notes issued hereunder, including the reasonable fees and disbursements of the counsel for the Agent, and (iii) in connection with the exercise of remedies following an Event of Default, the reasonable fees and disbursements of other counsel for any Lender. The Borrower agrees to indemnify the Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any of the Notes or other Loan Documents.

(b) THE BORROWER AGREES TO INDEMNIFY THE AGENT AND THE LENDERS AND THEIR RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, ADVISORS AND AGENTS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND TO HOLD THE LENDERS AND SUCH OTHER INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING REASONABLE COUNSEL FEES AND EXPENSES, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN ANY WAY CONNECTED WITH, OR AS A RESULT OF (I) THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONTEMPLATED HEREBY, THE PERFORMANCE BY THE PARTIES HERETO AND THERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER AND THEREUNDER (INCLUDING THE MAKING OF THE COMMITMENT OF EACH LENDER) AND CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, (II) THE USE OR PROPOSED USE OF PROCEEDS OF THE LOANS OR (III) ANY CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER OR NOT ANY INDEMNITEE IS A PARTY THERETO; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY LENDER, APPLY TO ANY SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES THAT ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE. THE BORROWER AGREES, THAT IT EXPRESSLY INTENDS TO INDEMNIFY EACH INDEMNITEE FROM AND HOLD EACH OF THEM HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES ARISING OUT OF THE ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNITEE OR ANY LIABILITY STRICTLY IMPOSED BY STATUTE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY.

(c) The provisions of this Section 9.4 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any Note. All amounts due under this Section 9.4 shall be payable within ten (10) days following receipt by the Borrower of a detailed invoice or statement setting forth in reasonable detail the basis of such claim and the amounts so expended or lost or the amount of damages so incurred.

(d) No Indemnitee may settle any claim to be indemnified without prior written notice to the Borrower; provided failure to provide such prior written notice shall in no way affect the settlement of such claims, unless, and only to the extent that, such omission results in the Borrower forfeiting substantive rights or defenses. The Borrower shall be entitled to assume the defense of any Indemnitee in connection with any proceeding, including the employment of counsel reasonably satisfactory to such Indemnitee and the Agent, and the payment of the fees and disbursements of such counsel. Notwithstanding the Borrower’s decision to assume the defense of any such proceeding, (x) its right to enter into any compromise or settlement of the proceeding shall be limited as set forth below, and (y) the Indemnitees shall have the right to employ separate counsel and to participate in the defense of any proceeding. Such counsel shall be at the expense of the affected Indemnitee, unless (i) the use of counsel chosen by the Borrower to represent the

Indemnitees would present such counsel with a conflict of interest, (ii) the named parties to any proceeding (including any impleaded parties) include both the Borrower and an affected Indemnitee and (A) representation of both parties by the same counsel, or conduct by the Borrower of the defense of the affected Indemnitee, would be inappropriate due to actual or potential differing interests between the Borrower and such Indemnitee or (B) there may be defenses available to the affected Indemnitee which are materially different from, or in addition to, the defenses available to the Borrower, or (iii) the Borrower fails to assume the defense of the proceeding or to employ counsel reasonably satisfactory to the affected Indemnitee in each case in a timely manner. In the event of any of clauses (i) through (iii) is applicable, then the affected Indemnitee may employ separate counsel at the Borrower’s expense to represent or defend such Indemnitee in any such proceeding or group of related proceedings (it being agreed that the Borrower shall not, under any of the circumstances described in clause (i) or (ii) above, have the right to direct the defense of the proceeding on behalf of any Indemnitee). In no event shall the Borrower be liable for the fees and expenses of more than one separate counsel for all Indemnitees in connection with any proceeding, plus one firm of local counsel in each jurisdiction in which any such proceeding is taking place. Notwithstanding anything to the contrary herein, the Indemnitee and its counsel shall have the right (at the Borrower’s expense) to defend and to make the final decision on matters affecting the conduct of such proceeding with respect to any allegation that such Indemnitee is not entitled to be indemnified by the Borrower.

(e) In the case of any indemnification hereunder, the Indemnitee shall give notice to the Borrower of any such claim or demand being made against the Indemnitee and the Borrower may participate in such proceeding at its own expense if legal counsel to the Borrower is acceptable to the Agent subject to Paragraph (d), above.

Section 9.5 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or any branch Subsidiary or Affiliate thereof to or for the credit or the account of the Borrower against any of and all the Obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, according to its rights as otherwise provided herein, irrespective of whether or not such Lender shall have made any demand under this Agreement or such Note and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 9.5 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have under applicable law. The Lenders agree to indemnify each other (to the extent not reimbursed by the Borrower), ratably according to their respective Pro Rata Share of Commitments, or if no Commitments are outstanding, the respective Pro Rata Share of Commitments immediately prior to the time the Commitments ceased to be outstanding held by each of them (giving effect to any subsequent assignments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Lender in any way relating to or arising out of any action taken or omitted by such Lender in connection with its exercise of set off rights for credit to any or all of the Obligations.

Section 9.6 Governing Law; Jurisdiction.

(a) This Agreement, the Notes, the other Loan Documents and all other documents executed in connection herewith, shall be deemed to be contracts and agreements executed by the Borrower, the Agent and the Lenders under the laws of the State of New York and of the United States of America and for all purposes shall be governed by, and construed and interpreted in accordance with, the laws of said State and of the United States of America.

(b) The Borrower hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the non-exclusive jurisdiction of any New York state court, or any United States federal court, sitting in the City of New York or County of New York, New York, and to the non-exclusive jurisdiction of any state or United States federal court sitting in the state in which any of the Collateral is located, over any suit, action or proceeding arising out of or relating to this Agreement, any other Loan Document or the Obligations. The Borrower hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all service of process in any such suit, action or proceeding in any New York state court, or any United States federal court, sitting in the City of New York or County of New York, New York may be made by certified or registered mail, return receipt requested, directed to the Borrower at its address stated in Section 9.1, or at a subsequent address of which the Agent received actual notice from the Borrower in accordance with this Agreement, and service so made shall be complete five (5) days after the same shall have been so mailed.

Section 9.7 Waivers; Amendments.

(a) No failure or delay of the Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the Lenders hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement, the Notes or the other Loan Documents or consent to any departure by the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be authorized as provided in Section 9.7(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Each holder of any Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent.

(b) Neither this Agreement, any Note, any Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to a written agreement or agreements entered into by the Required Lenders and the Borrower or applicable Loan Party; provided, that no such agreement shall (i) change or extend the principal amount of, or extend the maturity of or any date for the payment of any principal of or interest on, any Loan, or waive or excuse any such payment or any part thereof, or, except as provided in this Agreement, decrease the rate of interest on any Loan, or the amount of any fees payable to any Lender without the written consent of each Lender affected thereby, (ii) change the Commitment of any Lender without the written consent of such Lender or decrease the Commitment Fees payable to any Lender without the written consent of each Lender, or change the aggregate amount of the Commitment without the consent of each Lender (except in accordance with Section 2.19), (iii) release or defer the granting or perfecting of a Lien in any Collateral or release any Guarantee or similar undertaking provided by any Person or modify any indemnity provided to the Lenders hereunder or under the other Loan Documents without the written consent of each Lender; provided, the Agent shall be entitled to release any Collateral or any Guarantee which the Borrower is permitted to sell or transfer or otherwise release under the terms of this Agreement or any Loan Document without notice to or any further action or consent of the Lenders; or (iv) amend or modify the provisions of this Section 9.7, Section 2.15, Section 2.19(f), Section 7.3(a) or Section 9.3(a), the definition of the “Required Lenders” or the definition of “Borrower” without the written consent of each Lender; and provided further that no such agreement shall amend, modify, waive or otherwise affect the rights or duties of the Agent hereunder without the written consent of the Agent. Notwithstanding the foregoing, the Agent may execute and deliver to the Borrower releases of chattel paper sold to any provider of Permitted Floorplan Silo Indebtedness in accordance with the terms of the Intercreditor Agreement executed in connection therewith between the Agent and any such provider. Each Lender and each holder of any Note shall be bound by any modification or amendment authorized by this Section 9.7 regardless of whether its Note shall be marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section 9.7 shall bind any Person subsequently acquiring a Note from it, whether or not such Note shall be so marked.

(c) Notwithstanding anything to the contrary contained herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Section 9.8 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”) shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.8 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.9 Severability; Conflicts.

(a) In the event any one or more of the provisions contained in this Agreement, the Notes or any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(b) In the event any of the terms and provisions of any other Loan Document (which shall not include the Intercreditor Agreement) are inconsistent with the terms and provisions set forth in this Agreement, the terms and provisions set forth in this Agreement shall prevail.

Section 9.10 Counterparts. This Agreement may be executed in two or more counterparts, which may be delivered in original, electronic or facsimile form, and each of which shall constitute an original, but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.11.

Section 9.11 Binding Effect. This Agreement shall become effective on the Effective Date, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein except as provided in Section 9.3(a).

Section 9.12 Liability.

(a) The Borrower agrees that its liability hereunder and its liability under any of the Loan Documents shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must be restored by any Lender or any holder of any Note, upon the insolvency, bankruptcy or reorganization of the Borrower as though such payment had not been made.

(b) No delay on any of the Lenders’ part in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by any of the Lenders of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action of any of the Lenders permitted hereunder shall in any way affect or impair any such Lenders’ rights or the Borrower’s Obligations under this Agreement or the other Loan Documents.

Section 9.13 USA Patriot Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower and its Subsidiaries, which information includes the name and address of the Borrower and its Subsidiaries, and other information that will allow such Lender to identify the Borrower and its Subsidiaries in accordance with the Act.

Section 9.14 Confidentiality. In the event that the Borrower or any of its Subsidiaries provides to the Agent or any Lender, written confidential information belonging to the Borrower or any of its Subsidiaries that is denominated in writing as “confidential,” the Agent and the Lenders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information, including without limitation, non-disclosure of such information to any of such Agent’s or Lender’s Affiliates who may be competitors of the Borrower and its Subsidiaries in the business of acquiring and/or consolidating automotive dealerships. The obligation of confidence under this Section 9.14 shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Agent or any Lender breaching its obligation of confidence hereunder, (iii) are previously known by such Agent or Lender from some source other than the Borrower, (iv) are hereafter obtained by or available to such Agent or Lender from a third party who owes no obligation of confidence to the Borrower and its Subsidiaries with respect to such information or through any other means other than through disclosure by the Borrower or its Subsidiaries, (v) must be disclosed either pursuant to any requirement of any Governmental Authority or to Persons regulating or claiming regulatory authority over the activities of the Agent or such Lender, or (vi) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration, or governmental proceeding. Further, the Agent and the Lenders may disclose any such information to any other Lender, participants and prospective assignees and participants who agree to be bound by the terms of this Section 9.14, Affiliates of such Lender who are not competitors of the Borrower and its Subsidiaries in the business of acquiring and/or consolidating automotive dealerships, any independent certified public accountants and any legal counsel employed by such Person in connection with this Agreement or any Loan Document, including without limitation, the enforcement or exercise of all rights and remedies thereunder; provided, that the Agent or such Lender imposes on the Person to whom such information is disclosed the same obligation to maintain the confidentiality of such information as is imposed upon it hereunder.

Section 9.15 WAIVER OF JURY TRIAL. THE LENDERS, THE AGENT AND THE BORROWER AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE LENDERS, THE AGENT NOR THE BORROWER SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE LENDERS, THE AGENT OR THE BORROWER EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

Section 9.16 FINAL AGREEMENT OF THE PARTIES. Any previous agreement (other than the Intercreditor Agreement) among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

*     *     *

Signatures on Separate Pages

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the day and year first written above.

BORROWER:

ASBURY AUTOMOTIVE GROUP, INC.

/s/ Hunter Johnson
Hunter Johnson
Vice President and Treasurer

AGENT AND LENDER:

JPMORGAN CHASE BANK, N.A.,
as Agent and Lender

/s/ Jeffrey G. Calder
Jeffrey G. Calder
Vice President

LENDER:

BANK OF AMERICA, N.A.,
as Lender

/s/ M. Patricia Kay
M. Patricia Kay
Senior Vice President

SCHEDULE 2.1

COMMITMENTS

LENDERS	COMMITMENT
JPMorgan Chase Bank, N.A.	$37,500,000
Bank of America, N.A.	$37,500,000
TOTAL	$75,000,000

EXHIBIT 1.1A

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Joinder Agreement”), dated as of             , 20         is made by                                          , a                          (the “Joining Subsidiary”), and delivered to JPMORGAN CHASE BANK, N.A., in its capacity as Administrative Agent (the “Administrative Agent”) under that certain Revolving Credit Agreement (as amended, revised, modified, supplemented or amended and restated from time to time, the “Credit Agreement”), dated as of October 29, 2008, by and among Asbury Automotive Group, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

WHEREAS, certain Subsidiaries of the Borrower and the Administrative Agent have entered into a Guaranty Agreement dated as of October 29, 2008 (as amended, revised, modified, supplemented or amended and restated from time to time, the “Guaranty Agreement”);

WHEREAS, the Borrower, certain Subsidiaries of the Borrower and the Administrative Agent have entered into a Security Agreement dated as of October 29, 2008 (as amended, revised, modified, supplemented or amended and restated from time to time, the “Security Agreement”);

WHEREAS, the Joining Subsidiary is required by the terms of the Credit Agreement to become a “Guarantor” under the Guaranty Agreement and be joined as a party to the Guaranty Agreement as a Guarantor (as defined in the Guaranty Agreement);

WHEREAS, the Joining Subsidiary is required by the terms of the Credit Agreement to become a “Grantor” under the Security Agreement and be joined as a party to the Security Agreement as a Grantor (as defined in the Security Agreement);

WHEREAS, the Joining Subsidiary will materially benefit from the credit facilities made available and to be made available to the Borrower by the Lenders under the Credit Agreement;

NOW, THEREFORE, the Joining Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Secured Parties:

1. Guaranty Agreement.

a. Joinder. The Joining Subsidiary hereby irrevocably, absolutely and unconditionally becomes a party to the Guaranty Agreement as a “Guarantor” and bound by all the terms, conditions, obligations, liabilities and undertakings of each Guarantor or to which any Guarantor is subject thereunder, including without limitation the joint and several, unconditional, absolute, continuing and irrevocable guarantee to the Administrative Agent for the benefit of the Secured Parties of the payment and performance in full of the Guaranteed Liabilities (as defined in the Guaranty Agreement) whether now existing or hereafter arising, all with the same force and effect as if the Joining Subsidiary were a signatory to the Guaranty Agreement.

b. Affirmations. The Joining Subsidiary hereby acknowledges and reaffirms as of the date hereof with respect to itself, its properties and its affairs each of the representations, warranties, acknowledgements and certifications applicable to, and each of the waivers by, any Guarantor contained in the Guaranty Agreement. In furtherance of the foregoing, the Joining Subsidiary hereby acknowledges that any representation, warranty, acknowledgement or certification set forth in Section 11 of the Guaranty Agreement and specifically applicable as of the “Effective Date” shall be deemed to be applicable as of the date hereof.

2. Security Agreement.

a. Joinder. The Joining Subsidiary hereby irrevocably, absolutely and unconditionally becomes a party to the Security Agreement as a “Grantor” and bound by all the terms, conditions, obligations, liabilities and undertakings of each Grantor or to which any Grantor is subject thereunder, including without limitation the grant pursuant to Section 2 of the Security Agreement of a security interest to the Administrative Agent for the benefit of the Secured Parties in the property and property rights constituting Collateral (as defined in Section 2 of the Security Agreement) of the Joining Subsidiary or in which the Joining Subsidiary has or may have or acquire an interest or the power to transfer rights therein as security for the payment and performance of the Secured Obligations (as defined in the Security Agreement), all with the same force and effect as if the Joining Subsidiary were a signatory to the Security Agreement.

b. Grant of Security Interest. Without limiting the generality of the terms of Section 2(a) above, the Joining Subsidiary hereby grants as collateral security for (i) the payment, performance and satisfaction of all of its Secured Obligations (as defined in the Security Agreement), to the Administrative Agent for the benefit of the Secured Parties, a security interest in and to, and collaterally assigns to the Administrative Agent for the benefit of the Secured Parties all of such Grantor’s rights, title and interest in all of the Collateral (as defined in Section 2 of the Security Agreement) of the Joining Subsidiary or in which the Joining Subsidiary has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter acquired or arising and wherever located.

c. Affirmations. The Joining Subsidiary hereby acknowledges and reaffirms as of the date hereof with respect to itself, its properties and its affairs each of the representations, warranties, acknowledgements and certifications applicable to, and each of the waivers by, any Grantor contained in the Security Agreement.

3. Information Regarding the Joining Subsidiary. The Joining Subsidiary represents and warrants that Schedules 3.18, 3.19, 3.20 and 4.1 attached hereto are true, accurate and complete representations of the information described in the corresponding sections of the Credit Agreement as such information relates to the Joining Subsidiary.

4. Miscellaneous.

a. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Joinder Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

b. Severability. Whenever possible, each provision of this Joinder Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Joinder Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Joinder Agreement. This Joinder Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents, which, taken together, set forth the complete understanding and agreement of the Administrative Agent and the Lenders and the Joining Subsidiary with respect to the matters referred to herein and therein.

c. Successors and Assigns. This Joinder Agreement and all obligations of the Joining Subsidiary hereunder shall be binding upon the successors and assigns of the Joining Subsidiary (including any debtor-in-possession on behalf of the Joining Subsidiary) and shall, together with the rights and remedies of the Administrative Agent, for the benefit of the Secured Parties, hereunder, inure to the benefit of the Administrative Agent and the Secured Parties, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the Liens granted to the Administrative Agent, for the benefit of the Secured Parties, hereunder. The Joining Subsidiary may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Joinder Agreement.

d. Counterparts. This Joinder Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement. This Joinder Agreement may be authenticated by manual signature, facsimile or, if approved in writing by the Administrative Agent, electronic means, all of which shall be equally valid. Without limiting the foregoing provisions of this Section 4(d), the provisions of Section 9.10 of the Credit Agreement shall be applicable to this Joinder Agreement.

e. Section Titles. The Section titles contained in this Joinder Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

f. Delivery. The Joining Subsidiary hereby irrevocably waives notice of acceptance of this Joinder Agreement and acknowledges that the Obligations are and shall be deemed to be incurred, and credit extensions under the Loan Documents made and maintained, in reliance on this Joinder Agreement and the Joining Subsidiary’s joinder as a party to the Security Agreement and the Guaranty Agreement as herein provided.

g. Governing Law; Venue; Waiver of Jury Trial. The provisions of Sections 9.6 and 9.15 of the Credit Agreement are hereby incorporated by reference as if fully set forth herein.

[Signature page follows]

IN WITNESS WHEREOF, the Joining Subsidiary has duly executed and delivered this Joinder Agreement as of the day and year first written above.

JOINING SUBSIDIARY:

[ ]

By:
Name:
Title:

[Attach Schedules 3.18, 3.19, 3.20 and 4.1 as

described in the Credit Agreement with

respect to the Joining Subsidiary]

EXHIBIT 1.1B

FORM OF NOTE

            , 2008

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to              or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Revolving Credit Agreement, dated as of October 29, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s office as specified in Section 2.14(a) of the Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty Agreement and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ASBURY AUTOMOTIVE GROUP, INC.

By:
Name:
Title:

EXHIBIT 1.1C

FORM OF REQUEST FOR BORROWING

Date:             ,

To:	JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit Agreement, dated as of October 29, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Asbury Automotive Group, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

The undersigned hereby requests a Borrowing as follows:

1.	Amount of Borrowing: .

2.	Requested Borrowing Date: .

3.	Location and number of account to which funds are to be disbursed: .

After giving effect to the requested Borrowing, the aggregate amount of all outstanding Loans shall not exceed the Advance Limit.

ASBURY AUTOMOTIVE GROUP, INC.

By:
Name:
Title:

EXHIBIT 1.1D

FORM OF GUARANTY AGREEMENT

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT dated as of October 29, 2008 (this “Guaranty Agreement”), is entered into among EACH OF THE UNDERSIGNED AND EACH OTHER PERSON WHO SHALL BECOME A PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (each a “Guarantor” and collectively the “Guarantors”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for each of the Secured Parties (as defined in the Credit Agreement referenced below). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

RECITALS:

A. Pursuant to a Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Asbury Automotive Group, Inc., a Delaware corporation (the “Borrower”), the Administrative Agent and the lenders party thereto (from time to time, collectively, the “Lenders”), the Lenders have agreed to provide to the Borrower a revolving credit facility.

B. Certain additional extensions of credit may be made from time to time for the benefit of the Borrower or the Guarantors pursuant to certain Secured Swap Contracts (as hereinafter defined).

C. It is a condition precedent to the Secured Parties’ obligations to make and maintain such extensions of credit that the Guarantors shall have executed and delivered this Guaranty Agreement to the Administrative Agent.

D. Each Guarantor is, directly or indirectly, a Subsidiary of the Borrower and will materially benefit from the Loans to be made under the Credit Agreement, and such other extensions of credit.

In order to induce the Secured Parties to make and maintain extensions of credit from time to time under the Credit Agreement and under the Secured Swap Contracts, the parties hereto agree as follows:

1. Guaranty. Each Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Administrative Agent for the benefit of the Secured Parties the payment and performance in full of the Guaranteed Liabilities (as defined below). For all purposes of this Guaranty Agreement, “Guaranteed Liabilities” means: (a) the Borrower’s prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts pursuant to the terms of the Credit Agreement, the Notes, and all other Loan Documents heretofore, now or at any time or times hereafter owing, arising, due or payable from the Borrower to any one or more of the Secured Parties, including principal, interest, and fees (including fees and expenses of counsel); (b) the Borrower’s prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by the Borrower under the

Credit Agreement, the Notes and all other Loan Documents; and (c) the prompt payment in full by the Borrower and each Subsidiary, when due or declared due and at all such times, of obligations and liabilities now or hereafter arising under Secured Swap Contracts. The Guarantors’ obligations to the Secured Parties under this Guaranty Agreement are hereinafter collectively referred to as the “Guarantors’ Obligations” and, with respect to each Guarantor individually, the “Guarantor’s Obligations”. Notwithstanding the foregoing, the liability of each Guarantor individually with respect to its Guarantor’s Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

Each Guarantor agrees that it is jointly and severally, directly and primarily liable (subject to the limitation in the immediately preceding sentence) for the Guaranteed Liabilities.

The Guarantors’ Obligations are secured by various Security Instruments referred to in the Credit Agreement, including without limitation the Security Agreement.

For purposes of this Guaranty Agreement, the following terms have the following definitions:

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the aggregate Commitments have terminated and (b) all Obligations have been paid in full (other than (x) contingent indemnification obligations and (y) obligations and liabilities under Secured Swap Contracts as to which arrangements satisfactory to the applicable Secured Party have been made).

“Secured Swap Contract” means any Swap Contract required or permitted under Article III or Article VI of the Credit Agreement that is entered into between the Borrower or any Subsidiary and any Secured Party.

2. Payment. If the Borrower shall default in payment or performance of any of the Guaranteed Liabilities, whether principal, interest, fees (including, but not limited to, fees and expenses of counsel), or otherwise, when and as the same shall become due, and after expiration of any applicable grace period, whether according to the terms of the Credit Agreement, by acceleration, or otherwise, or upon the occurrence and during the continuance of any Event of Default under the Credit Agreement, then any or all of the Guarantors will, upon demand thereof by the Administrative Agent, fully pay to the Administrative Agent, for the benefit of the Secured Parties, subject to any restriction on each Guarantor’s Obligations set forth in Section 1 hereof, an amount equal to all the Guaranteed Liabilities then due and owing.

3. Absolute Rights and Obligations. This is a guaranty of payment and not of collection. The Guarantors’ Obligations under this Guaranty Agreement shall be joint and several, absolute and unconditional irrespective of, and each Guarantor hereby expressly waives, to the extent permitted by law, any defense to its obligations under this Guaranty Agreement and all Security Instruments to which it is a party by reason of:

(a) any lack of legality, validity or enforceability of the Credit Agreement, of any of the Notes, of any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the

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Guarantors’ Obligations, any of the Guaranteed Liabilities, or any other guaranty of any of the Guaranteed Liabilities (the Loan Documents and all such other agreements and instruments being collectively referred to as the “Related Agreements”);

(b) any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;

(c) any acceleration of the maturity of any of the Guaranteed Liabilities, of the Guarantor’s Obligations of any other Guarantor, or of any other obligations or liabilities of any Person under any of the Related Agreements;

(d) any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Guaranteed Liabilities, for any of the Guarantor’s Obligations of any Guarantor, or for any other obligations or liabilities of any Person under any of the Related Agreements;

(e) any dissolution of the Borrower or any Guarantor or any other party to a Related Agreement, or the combination or consolidation of the Borrower or any Guarantor or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of the Borrower or any Guarantor or any other party to a Related Agreement;

(f) any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings or any credit facilities available under, the Credit Agreement, any of the Notes or any other Loan Document or any other Related Agreement, in whole or in part;

(g) the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the Guaranteed Liabilities (including without limitation the Guarantor’s Obligations of any other Guarantor and obligations arising under any other Guaranty now or hereafter in effect);

(h) any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in the Credit Agreement, any other Loan Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the Guaranteed Liabilities, any of the Guarantor’s Obligations of any other Guarantor, or any of the obligations or liabilities of any party to any other Related Agreement;

(i) any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor) which may or might in any manner or to any extent vary

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the risks of such Guarantor, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any right to require or claim that resort be had to the Borrower or any other Loan Party or to any collateral in respect of the Guaranteed Liabilities or Guarantors’ Obligations.

It is the express purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantors’ Obligations hereunder and under each Joinder Agreement shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

4. Currency and Funds of Payment. All Guarantors’ Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Guaranteed Liabilities, or the rights of any Secured Party with respect thereto as against the Borrower, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Borrower of any or all of the Guaranteed Liabilities.

5. Events of Default. Without limiting the provisions of Section 2 hereof, in the event that there shall occur and be continuing an Event of Default, then notwithstanding any collateral or other security or credit support for the Guaranteed Liabilities, at the Administrative Agent’s election and without notice thereof or demand therefor, the Guarantors’ Obligations shall immediately be and become due and payable.

6. Subordination. Until this Guaranty Agreement is terminated in accordance with Section 21 hereof, each Guarantor hereby unconditionally subordinates all present and future debts, liabilities or obligations now or hereafter owing to such Guarantor (a) of the Borrower, to the payment in full of the Guaranteed Liabilities, (b) of every other Guarantor (an “obligated guarantor”), to the payment in full of the Guarantors’ Obligations of such obligated guarantor, and (c) of each other Person now or hereafter constituting a Loan Party, to the payment in full of the obligations of such Loan Party owing to any Secured Party and arising under the Loan Documents or any Secured Swap Contract. All amounts due under such subordinated debts, liabilities, or obligations shall, upon the occurrence and during the continuance of an Event of Default, be collected and, upon request by the Administrative Agent, paid over forthwith to the Administrative Agent for the benefit of the Secured Parties on account of the Guaranteed Liabilities, the Guarantors’ Obligations, or such other obligations, as applicable, and, after such request and pending such payment, shall be held by such Guarantor as agent and bailee of the Secured Parties separate and apart from all other funds, property and accounts of such Guarantor.

7. Suits. Each Guarantor from time to time shall pay to the Administrative Agent for the benefit of the Secured Parties, on demand, at the Administrative Agent’s office or such other address as the Administrative Agent shall give notice of to such Guarantor, the Guarantors’ Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Administrative Agent may proceed to suit against any one or more or all of the Guarantors. At the Administrative Agent’s election, one or more and successive or concurrent suits may be brought hereon by the Administrative Agent against any one or more or all of the Guarantors, whether or not suit has been commenced against the Borrower, any other Guarantor,

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or any other Person and whether or not the Secured Parties have taken or failed to take any other action to collect all or any portion of the Guaranteed Liabilities or have taken or failed to take any actions against any collateral securing payment or performance of all or any portion of the Guaranteed Liabilities, and irrespective of any event, occurrence, or condition described in Section 3 hereof.

8. Set-Off and Waiver. Each Guarantor acknowledges the right of set-off granted pursuant to Section 9.5 of the Credit Agreement and waives any right to assert against any Secured Party as a defense, counterclaim, set-off, recoupment or cross claim in respect of its Guarantor’s Obligations, any defense (legal or equitable) or other claim which such Guarantor may now or at any time hereafter have against the Borrower or any or all of the Secured Parties without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Guarantor.

9. Waiver of Notice; Subrogation.

(a) Each Guarantor hereby waives to the extent permitted by law notice of the following events or occurrences: (i) acceptance of this Guaranty Agreement; (ii) the Lenders’ heretofore, now or from time to time hereafter, making Loans and otherwise loaning monies or giving or extending credit to or for the benefit of the Borrower or any other Loan Party, or otherwise entering into arrangements with any Loan Party giving rise to Guaranteed Liabilities, whether pursuant to the Credit Agreement or the Notes or any other Loan Document or Related Agreement or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) presentment, demand, default, non-payment, partial payment and protest; and (iv) any other event, condition, or occurrence described in Section 3 hereof. Each Guarantor agrees that each Secured Party may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Secured Party, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Guarantor from its Guarantor’s Obligations, and each Guarantor hereby consents to each and all of the foregoing events or occurrences.

(b) Each Guarantor hereby agrees that payment or performance by such Guarantor of its Guarantor’s Obligations under this Guaranty Agreement may be enforced by the Administrative Agent on behalf of the Secured Parties upon demand by the Administrative Agent to such Guarantor without the Administrative Agent being required, such Guarantor expressly waiving to the extent permitted by law any right it may have to require the Administrative Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against the Borrower or any other Guarantor or any other guarantor of the Guaranteed Liabilities, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Administrative Agent or any Lender or other party to a Related Agreement by the Borrower, any other Guarantor or any other Person on account of the Guaranteed Liabilities or any guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY SUCH GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY THE

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ADMINISTRATIVE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE ADMINISTRATIVE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE CREDIT AGREEMENT.

(c) Each Guarantor further agrees with respect to this Guaranty Agreement that it shall have no right of subrogation, reimbursement, contribution or indemnity, nor any right of recourse to security for the Guaranteed Liabilities unless and until 93 days immediately following the Facility Termination Date shall have elapsed without the filing or commencement, by or against any Loan Party, of any state or federal action, suit, petition or proceeding seeking any reorganization, liquidation or other relief or arrangement in respect of creditors of, or the appointment of a receiver, liquidator, trustee or conservator in respect to, such Loan Party or its assets. This waiver is expressly intended to prevent the existence of any claim in respect to such subrogation, reimbursement, contribution or indemnity by any Guarantor against the estate of any other Loan Party within the meaning of Section 101 of the Bankruptcy Code, in the event of a subsequent case involving any other Loan Party. If an amount shall be paid to any Guarantor on account of such rights at any time prior to termination of this Guaranty Agreement in accordance with the provisions of Section 21 hereof, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent, for the benefit of the Secured Parties, to be credited and applied upon the Guarantors’ Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or otherwise as the Secured Parties may elect. The agreements in this subsection shall survive repayment of all of the Guarantors’ Obligations, the termination or expiration of this Guaranty Agreement in any manner, including but not limited to termination in accordance with Section 21 hereof, and occurrence of the Facility Termination Date.

10. Effectiveness; Enforceability. This Guaranty Agreement shall be effective as of the date first above written and shall continue in full force and effect until termination in accordance with Section 21 hereof. Any claim or claims that the Secured Parties may at any time hereafter have against a Guarantor under this Guaranty Agreement may be asserted by the Administrative Agent on behalf of the Secured Parties by written notice directed to such Guarantor in accordance with Section 23 hereof.

11. Representations, Warranties and Covenants; Agreement regarding Interest.

(a) Each Guarantor hereby makes each representation and warranty made in the Credit Agreement by the Borrower with respect to such Guarantor. Each Guarantor covenants and agrees that until the Facility Termination Date, it will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Credit Agreement to be performed by it or them or that the Borrower has agreed, in the Credit Agreement, to cause it or them to perform.

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(b) Each Guarantor agrees that any amounts required to be paid by it pursuant to the Loan Documents may bear interest in accordance with Section 2.7 of the Credit Agreement.

12. Expenses. Each Guarantor agrees to be jointly and severally liable for the payment of all reasonable fees and expenses, including fees and expenses of counsel, incurred by any Secured Party in connection with the enforcement of this Guaranty Agreement, whether or not suit be brought.

13. Reinstatement. Each Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by any Secured Party in respect of any Guaranteed Liabilities is rescinded or must be restored for any reason, or is repaid by any Secured Party in whole or in part in good faith settlement of any pending or threatened avoidance claim.

14. Reliance. Each Guarantor represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that: (a) such Guarantor has adequate means to obtain on a continuing basis (i) from the Borrower, information concerning the Loan Parties and the Loan Parties’ financial condition and affairs and (ii) from other reliable sources, such other information as it deems material in deciding to provide this Guaranty Agreement and any Joinder Agreement (“Other Information”), and has full and complete access to the Loan Parties’ books and records and to such Other Information; (b) such Guarantor is not relying on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, to provide any such information, now or in the future; (c) such Guarantor has been furnished with and reviewed the terms of the Credit Agreement and such other Loan Documents and Related Agreements as it has requested, is executing this Guaranty Agreement (or the Joinder Agreement to which it is a party, as applicable) freely and deliberately, and understands the obligations and financial risk undertaken by providing this Guaranty Agreement (and any Joinder Agreement); (d) such Guarantor has relied solely on the Guarantor’s own independent investigation, appraisal and analysis of the Borrower, the Borrower’s financial condition and affairs, the Other Information, and such other matters as it deems material in deciding to provide this Guaranty Agreement (and any Joinder Agreement) and is fully aware of the same; and (e) such Guarantor has not depended or relied on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, for any information whatsoever concerning the Borrower or the Borrower’s financial condition and affairs or any other matters material to such Guarantor’s decision to provide this Guaranty Agreement (and any Joinder Agreement), or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision. Each Guarantor agrees that no Secured Party has any duty or responsibility whatsoever, now or in the future, to provide to such Guarantor any information concerning the Borrower or the Borrower’s financial condition and affairs, or any Other Information, other than as expressly provided herein, and that, if such Guarantor receives any such information from any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, such Guarantor will independently verify the information and will not rely on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, with respect to such information.

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15. Rules of Interpretation. The rules of interpretation contained in Section 1.3 of the Credit Agreement shall be applicable to this Guaranty Agreement and each Joinder Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or guaranteed hereby.

16. Entire Agreement. This Guaranty Agreement and each Joinder Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements, understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Except as provided in Section 21, neither this Guaranty Agreement nor any Joinder Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

17. Binding Agreement; Assignment. This Guaranty Agreement, each Joinder Agreement and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto and thereto, and to their respective heirs, legal representatives, successors and assigns; provided, however, that no Guarantor shall be permitted to assign any of its rights, powers, duties or obligations under this Guaranty Agreement, any Joinder Agreement or any other interest herein or therein without the prior written consent of the Administrative Agent. Without limiting the generality of the foregoing sentence of this Section 17, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Article VIII thereof (concerning the Administrative Agent) and Section 9.3 thereof concerning assignments and participations. All references herein to the Administrative Agent shall include any successor thereof.

18. Secured Swap Contracts. No Secured Party (other than the Administrative Agent) that obtains the benefit of this Guaranty Agreement shall have any right to notice of any action or to consent to, direct or object to any action hereunder (including the release, impairment or modification of any Guarantors’ Obligations or security therefor) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Guaranty Agreement to the contrary, the Administrative Agent shall only be required to verify the payment of, or that other satisfactory arrangement have been made with respect to, the Secured Obligations arising under Secured Swap Contracts to the extent the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as it may request, from the applicable Secured Party. Each Secured Party not a party to the Credit Agreement that obtains the benefit of this Guaranty Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and that

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with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Related Parties shall be entitled to all the rights, benefits and immunities conferred under Article VIII of the Credit Agreement.

19. Severability. The provisions of this Guaranty Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Guaranty Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

20. Counterparts. This Guaranty Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Guaranty Agreement to produce or account for more than one such counterpart executed by the Guarantors against whom enforcement is sought. Without limiting the foregoing provisions of this Section 20, the provisions of Section 9.10 of the Credit Agreement shall be applicable to this Guaranty Agreement.

21. Termination. Subject to reinstatement pursuant to Section 13 hereof, this Guaranty Agreement and each Joinder Agreement, and all of the Guarantors’ Obligations hereunder (excluding those Guarantors’ obligations relating to Guaranteed Liabilities that expressly survive such termination) shall terminate on the Facility Termination Date.

22. Remedies Cumulative. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Administrative Agent or any other Secured Party provided by law or under the Credit Agreement, the other Loan Documents or other applicable agreements or instruments. The making of the Loans and other credit extensions pursuant to the Credit Agreement and other Related Agreements shall be conclusively presumed to have been made or extended, respectively, in reliance upon each Guarantor’s guaranty of the Guaranteed Liabilities pursuant to the terms hereof.

23. Notices. Any notice required or permitted hereunder or under any Joinder Agreement shall be given, (a) with respect to each Guarantor, at the address of the Borrower indicated in Section 9.1 of the Credit Agreement and (b) with respect to the Administrative Agent or any other Secured Party, at the Administrative Agent’s address indicated in Section 9.1 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 9.1 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

24. Joinder. Each Person that shall at any time execute and deliver to the Administrative Agent a Joinder Agreement shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Guarantor, and all references herein and in the other Loan Documents to the Guarantors or to the parties to this Guaranty Agreement shall be deemed to include such Person as a Guarantor hereunder.

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25. Governing Law; Venue; Waiver of Jury Trial.

(a) THIS GUARANTY AGREEMENT AND EACH JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

(b) EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR ANY JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN NEW YORK COUNTY, STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS GUARANTY AGREEMENT OR A JOINDER AGREEMENT, SUCH GUARANTOR EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

(c) EACH GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS FOR NOTICES TO SUCH GUARANTOR IN EFFECT PURSUANT TO SECTION 23 HEREOF, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

(d) NOTHING CONTAINED IN SUBSECTIONS (b) or (c) HEREOF SHALL PRECLUDE THE ADMINISTRATIVE AGENT FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT OR ANY JOINDER AGREEMENT OR ANY OTHER LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE ANY GUARANTOR OR ANY OF SUCH GUARANTOR’S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

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(e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS GUARANTY AGREEMENT OR ANY JOINDER AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, EACH GUARANTOR AND THE ADMINISTRATIVE AGENT ON BEHALF OF THE SECURED PARTIES HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT ANY SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

(f) EACH GUARANTOR HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Guaranty Agreement as of the day and year first written above.

GUARANTORS:

ASBURY AUTOMOTIVE GROUP, INC.

Hunter Johnson
Vice President and Treasurer

ASBURY AUTOMOTIVE MANAGEMENT L.L.C.

Hunter Johnson
Assistant Treasurer

ASBURY AUTOMOTIVE FINANCIAL SERVICES, INC.

Hunter Johnson
President and Treasurer

ASBURY AUTOMOTIVE JACKSONVILLE, L.P.

By:	ASBURY AUTOMOTIVE JACKSONVILLE GP L.L.C.,
its General Partner

ASBURY AUTOMOTIVE TAMPA, L.P.

By:	ASBURY AUTOMOTIVE TAMPA GP L.L.C.,
its General Partner

GUARANTY AGREEMENT

Signature Page

ANL, L.P.
ASBURY JAX HOLDINGS, L.P.
AVENUES MOTORS, LTD.
BAYWAY FINANCIAL SERVICES, L.P.
C&O PROPERTIES, LTD.
CFP MOTORS, LTD.
CH MOTORS, LTD.
CHO PARTNERSHIP, LTD.
CN MOTORS, LTD.
COGGIN MANAGEMENT, L.P.
CP-GMC MOTORS, LTD.

By:	ASBURY JAX MANAGEMENT L.L.C., its General Partner

ASBURY AUTOMOTIVE BRANDON, L.P.
TAMPA HUND, L.P.
TAMPA KIA, L.P.
TAMPA LM, L.P.
TAMPA MIT, L.P.
TAMPA SUZU, L.P.
WMZ BRANDON MOTORS, L.P.
WMZ MOTORS, L.P.
WTY MOTORS, L.P.

By:	ASBURY TAMPA MANAGEMENT L.L.C., its General Partner

ASBURY AR NISS L.L.C.

ASBURY ARKANSAS HUND L.L.C.

ASBURY ATLANTA AC L.L.C.

ASBURY ATLANTA AU L.L.C.

ASBURY ATLANTA BM L.L.C.

ASBURY ATLANTA CHEVROLET L.L.C.

ASBURY ATLANTA HON L.L.C.

ASBURY ATLANTA INF L.L.C.

ASBURY ATLANTA INFINITI L.L.C.

ASBURY ATLANTA JAGUAR L.L.C.

ASBURY ATLANTA LEX L.L.C.

ASBURY ATLANTA NIS L.L.C.

ASBURY ATLANTA TOY L.L.C.

ASBURY ATLANTA VL L.L.C.

ASBURY AUTOMOTIVE ARKANSAS DEALERSHIP HOLDINGS L.L.C.

ASBURY AUTOMOTIVE ARKANSAS L.L.C.

ASBURY AUTOMOTIVE ATLANTA L.L.C.

ASBURY AUTOMOTIVE ATLANTA II L.L.C.

GUARANTY AGREEMENT

Signature Page

ASBURY AUTOMOTIVE CENTRAL FLORIDA, L.L.C.
ASBURY AUTOMOTIVE DELAND, L.L.C.
ASBURY AUTOMOTIVE FLORIDA LLC
ASBURY AUTOMOTIVE FRESNO L.L.C.
ASBURY AUTOMOTIVE GROUP HOLDINGS, INC.
ASBURY AUTOMOTIVE GROUP L.L.C.
ASBURY AUTOMOTIVE JACKSONVILLE GP L.L.C.
ASBURY AUTOMOTIVE MISSISSIPPI L.L.C.
ASBURY AUTOMOTIVE NORTH CAROLINA DEALERSHIP HOLDINGS L.L.C.
ASBURY AUTOMOTIVE NORTH CAROLINA L.L.C.
ASBURY AUTOMOTIVE NORTH CAROLINA MANAGEMENT L.L.C.
ASBURY AUTOMOTIVE NORTH CAROLINA REAL ESTATE HOLDINGS L.L.C.
ASBURY AUTOMOTIVE OREGON L.L.C.
ASBURY AUTOMOTIVE OREGON MANAGEMENT L.L.C.
ASBURY AUTOMOTIVE SOUTH LLC
ASBURY AUTOMOTIVE SOUTHERN CALIFORNIA L.L.C.
ASBURY AUTOMOTIVE ST. LOUIS L.L.C.
ASBURY AUTOMOTIVE ST. LOUIS II L.L.C.
ASBURY AUTOMOTIVE TAMPA GP L.L.C.
ASBURY AUTOMOTIVE TEXAS L.L.C.
ASBURY AUTOMOTIVE TEXAS REAL ESTATE HOLDINGS L.L.C.
ASBURY DELAND IMPORTS 2, L.L.C.
ASBURY FRESNO IMPORTS L.L.C.
ASBURY JAX AC, L.L.C.
ASBURY JAX HON L.L.C.
ASBURY JAX K L.L.C.
ASBURY JAX MANAGEMENT L.L.C.
ASBURY JAX PB CHEV L.L.C.
ASBURY JAX VW L.L.C.
ASBURY MS CHEV L.L.C.
ASBURY MS METRO L.L.C.
ASBURY MS YAZOO L.L.C.
ASBURY NO CAL NISS L.L.C.
ASBURY SACRAMENTO IMPORTS L.L.C.

GUARANTY AGREEMENT

Signature Page

ASBURY SO CAL DC L.L.C.
ASBURY SO CAL HON L.L.C.
ASBURY SO CAL NISS L.L.C.
ASBURY ST. LOUIS CADILLAC L.L.C.
ASBURY ST. LOUIS LEX L.L.C.
ASBURY ST. LOUIS LR L.L.C.
ASBURY TAMPA MANAGEMENT L.L.C.
ASBURY-DELAND IMPORTS, L.L.C.
ATLANTA REAL ESTATE HOLDINGS L.L.C.
BFP MOTORS L.L.C.
CAMCO FINANCE II L.L.C.
CK CHEVROLET L.L.C.
CK MOTORS LLC
COGGIN AUTOMOTIVE CORP.
COGGIN CARS L.L.C.
COGGIN CHEVROLET L.L.C.
CROWN ACURA/NISSAN, LLC
CROWN CHH L.L.C.
CROWN CHO L.L.C.
CROWN CHV L.L.C.
CROWN FDO L.L.C.
CROWN FFO HOLDINGS L.L.C.
CROWN GAC L.L.C.
CROWN GBM L.L.C.
CROWN GCA L.L.C.
CROWN GDO L.L.C.
CROWN GHO L.L.C.
CROWN GNI L.L.C.
CROWN GPG L.L.C.
CROWN GVO L.L.C.
CROWN HONDA, L.L.C.
CROWN MOTORCAR COMPANY L.L.C.
CROWN PBM L.L.C.
CROWN RIA L.L.C.
CROWN RIB L.L.C.
CROWN SJC L.L.C.
CROWN SNI L.L.C.
CSA IMPORTS L.L.C.
ESCUDE-M L.L.C.
ESCUDE-MO L.L.C.
ESCUDE-NN L.L.C.
ESCUDE-NS L.L.C.
ESCUDE-T L.L.C.
HFP MOTORS L.L.C.
JC DEALER SYSTEMS, LLC
KP MOTORS L.L.C.

GUARANTY AGREEMENT

Signature Page

MCDAVID AUSTIN-ACRA, L.L.C.
MCDAVID FRISCO-HON, L.L.C.
MCDAVID GRANDE, L.L.C.
MCDAVID HOUSTON-HON, L.L.C.
MCDAVID HOUSTON-NISS, L.L.C.
MCDAVID IRVING-HON, L.L.C.
MCDAVID OUTFITTERS, L.L.C.
MCDAVID PLANO-ACRA, L.L.C.
NP MZD L.L.C.
NP VKW L.L.C.
PRECISION COMPUTER SERVICES, INC.
PRECISION ENTERPRISES TAMPA, INC.
PRECISION INFINITI, INC.
PRECISION MOTORCARS, INC.
PRECISION NISSAN, INC.
PREMIER NSN L.L.C.
PREMIER PON L.L.C.
PRESTIGE BAY L.L.C.
PRESTIGE TOY L.L.C.
SPECTRUM INSURANCE SERVICES L.L.C.
THOMASON AUTO CREDIT NORTHWEST, INC.
THOMASON DAM L.L.C.
THOMASON FRD L.L.C.
THOMASON HON L.L.C.
THOMASON HUND L.L.C.
THOMASON MAZ L.L.C.
THOMASON NISS L.L.C.
THOMASON OUTFITTERS L.L.C.
THOMASON PONTIAC-GMC L.L.C.
THOMASON SUZU L.L.C.
THOMASON TY L.L.C.
THOMASON ZUK L.L.C.

Hunter Johnson
Treasurer

GUARANTY AGREEMENT

Signature Page

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

Jeffrey G. Calder
Vice President

GUARANTY AGREEMENT

Signature Page

EXHIBIT 1.1E

FORM OF SECURITY AGREEMENT

THIS SECURITY AGREEMENT AND THE COLLATERAL DESCRIBED HEREIN ARE SUBJECT TO THAT CERTAIN INTERCREDITOR AGREEMENT, DATED AS OF SEPTEMBER 26, 2008, AMONG BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, AND EACH OTHER LENDER PARTY THERETO FROM TIME TO TIME, AND ANY SUCCESSOR OR ASSIGNEE OF ANY PARTY HERETO SHALL BE BOUND BY SUCH INTERCREDITOR AGREEMENT AS FULLY AS IF SUCH SUCCESSOR OR ASSIGNEE WERE A PARTY THERETO.

SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of October 29, 2008 (this “Security Agreement”) is being entered into among Asbury Automotive Group, Inc., a Delaware corporation (the “Borrower”), EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE BORROWER AND EACH OTHER PERSON WHO SHALL BECOME A PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (each a “Guarantor” and, together with the Borrower, collectively, the “Grantors”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for each of the Secured Parties (as defined in the Credit Agreement referenced below).

RECITALS:

A. Pursuant to a Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Administrative Agent and the lenders party thereto (from time to time, collectively, the “Lenders”), the Lenders have agreed to provide to the Borrower a revolving credit facility.

B. Certain additional extensions of credit may be made from time to time for the benefit of the Grantors pursuant to certain Secured Swap Contracts (as hereinafter defined).

C. Each Grantor will materially benefit from the Loans to be made under the Credit Agreement, and such other extensions of credit, and each Grantor (other than the Borrower) is a party (as signatory or by joinder) to the Guaranty Agreement pursuant to which such Grantor guarantees the Obligations of the Borrower.

D. It is a condition precedent to the Secured Parties’ obligations to make and maintain such extensions of credit that the Grantors shall have executed and delivered this Security Agreement to the Administrative Agent.

In order to induce the Secured Parties to make and maintain extensions of credit from time to time under the Credit Agreement and such Secured Swap Contracts, the parties hereto agree as follows:

1. Certain Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement. Terms used in this Security Agreement that are not otherwise expressly defined herein or in the Credit Agreement, and for which meanings are provided in the Uniform Commercial Code of the State of New York (the “UCC”), shall have such meanings unless the context requires otherwise. In addition, for purposes of this Security Agreement, the following terms have the following definitions:

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated and (b) all Obligations have been paid in full (other than (x) contingent indemnification obligations and (y) obligations and liabilities under Secured Swap Contracts as to which arrangements satisfactory to the applicable Secured Party have been made).

“Secured Obligations” means (a) as to the Borrower, all of the Obligations, including, the payment and performance of its obligations and liabilities (whether now existing or hereafter arising) under (i) the Credit Agreement and each of the other Loan Documents (including this Security Agreement) to which it is now or hereafter becomes a party, and (ii) any Secured Swap Contracts to which the Borrower or any Subsidiary is now or hereafter becomes a party, and (b) as to each Guarantor, the payment and performance of its obligations and liabilities (whether now existing or hereafter arising) under (i) the Guaranty Agreement and each of the other Loan Documents (including this Security Agreement) to which it is now or hereafter becomes a party, and (ii) any Secured Swap Contracts to which it is now or hereafter becomes a party.

“Secured Swap Contracts” means any Swap Contract required or permitted under Article III or Article VI of the Credit Agreement that is entered into between the Borrower or any Subsidiary and any Secured Party.

2. Grant of Security Interest. Each Grantor grants as collateral security for the payment, performance and satisfaction of the Secured Obligations, to the Administrative Agent for the benefit of the Secured Parties a continuing first priority security interest (subject to the terms of the Intercreditor Agreement) in and to, and collaterally assigns to the Administrative Agent for the benefit of the Secured Parties, all of the following property of such Grantor or in which such Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

(a) All used vehicle inventory (excluding Heavy Trucks) in which such Grantor now or at any time hereafter may have an interest, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of such Grantor or is held by such Grantor or by others for such Grantor’s account (all of the foregoing, collectively referred to hereinafter as “Used Vehicle Inventory”); and

(b) All proceeds, products and replacements of, accessions to, and substitutions for, Used Vehicle Inventory, including without limitation proceeds of insurance policies insuring Used Vehicle Inventory.

All of the property and interests in property described in subsections (a) and (b) are herein collectively referred to as the “Collateral.” Notwithstanding the foregoing, the grant of a security interest and collateral assignment under this Section 2 shall not extend to any Excluded Property.

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3. Perfection. As of the date of execution of this Security Agreement or a Joinder Agreement by each Grantor, as applicable (with respect to each Grantor, its “Applicable Date”), such Grantor shall have:

(a) to the extent expressly required by the terms hereof or of the Credit Agreement, or otherwise as the Administrative Agent may request in accordance with the terms hereof, furnished the Administrative Agent with properly executed control or acknowledgment agreements in form and substance reasonably acceptable to the Administrative Agent with respect to Letter of Credit Rights or tangible personal property Collateral in the possession, custody or control of any warehouseman or other bailee (each such an agreement, a “Qualifying Control Agreement”), issuer acknowledgments of the Administrative Agent’s interest in Letter-of-Credit Rights, and evidence of the placement of a restrictive legend on tangible Chattel Paper (and the tangible components of electronic Chattel Paper), and taken appropriate action acceptable to the Administrative Agent sufficient to establish the Administrative Agent’s control of electronic Chattel Paper (and the electronic components of hybrid Chattel Paper), as appropriate, with respect to Collateral in which either (i) a security interest can be perfected only by control or such restrictive legending, or (ii) a security interest perfected by control or accompanied by such restrictive legending shall have priority as against a lien creditor, a purchaser of such Collateral from the applicable Grantor, or a security interest perfected by Persons not having control or not accompanied by such restrictive legending, in each case in form and substance acceptable to the Administrative Agent and sufficient under applicable law so that the Administrative Agent, for the benefit of the Secured Parties, shall have a security interest in all such Collateral perfected by control; and

(b) to the extent expressly required by the terms hereof or of the Credit Agreement, or otherwise as the Administrative Agent may request, delivered to the Administrative Agent or, if the Administrative Agent shall specifically consent in each instance, an agent or bailee of the Administrative Agent that has acknowledged such status in a properly executed Qualifying Control Agreement possession of all Collateral with respect to which either a security interest can be perfected only by possession or a security interest perfected by possession shall have priority as against Persons not having possession, and including in the case of Instruments and Documents, duly executed endorsements affixed thereto in form and substance acceptable to the Administrative Agent and sufficient under applicable law so that the Administrative Agent, for the benefit of the Secured Parties, shall have a security interest in all such Collateral perfected by possession;

with the effect that the Liens conferred in favor of the Administrative Agent shall be and remain duly perfected and of first priority subject only, to the extent applicable, to Permitted Liens. All financing statements (including all amendments thereto and continuations thereof), control agreements, certificates, acknowledgments, stock powers and other documents, electronic

3

identification, restrictive legends, and instruments furnished in connection with the creation, enforcement, protection, perfection or priority of the Administrative Agent’s security interest in Collateral, including such items as are described above in this Section 3, are sometimes referred to herein as “Perfection Documents”. The delivery of possession of items of or evidencing Collateral, causing other Persons to execute and deliver Perfection Documents as appropriate, the filing or recordation of Perfection Documents, the establishment of control over items of Collateral, and the taking of such other actions as may be necessary or advisable in the determination of the Administrative Agent to create, enforce, protect, perfect, or establish or maintain the priority of, the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral is sometimes referred to herein as “Perfection Action”. Notwithstanding the foregoing, such Perfection Documents and Perfection Actions shall only be required to the extent the items described in this Section 3 constitute proceeds of Used Vehicle Inventory.

4. Maintenance of Security Interest; Further Assurances.

(a) Each Grantor hereby irrevocably authorizes the Administrative Agent to file (with, or to the extent permitted by applicable law, without the signature of the Grantor appearing thereon) financing statements (including amendments thereto and initial financing statements in lieu of continuation statements) or other Perfection Documents (including copies thereof) showing such Grantor as “debtor” at such time or times and in all filing offices as the Administrative Agent may from time to time determine to be necessary or advisable to perfect or protect the rights of the Administrative Agent and the Secured Parties hereunder, or otherwise to give effect to the transactions herein contemplated.

(b) With respect to any and all Collateral, each Grantor agrees to do and cause to be done all things necessary to perfect, maintain the priority of and keep in full force the security interest granted in favor of the Administrative Agent for the benefit of the Secured Parties, including, but not limited to, the prompt payment upon demand therefor by the Administrative Agent of all fees and expenses (including documentary stamp, excise or intangibles taxes) incurred in connection with the preparation, delivery, or filing of any Perfection Document or the taking of any Perfection Action to perfect, protect or enforce a security interest in Collateral in favor of the Administrative Agent for the benefit of the Secured Parties, subject only to Permitted Liens. All amounts not so paid when due shall constitute additional Secured Obligations.

(c) Each Grantor agrees that, in the event any proceeds (other than goods) of Collateral shall be or become commingled with other property not constituting Collateral, then such proceeds may, to the extent permitted by law, be identified by application of the lowest intermediate balance rule to such commingled property.

5. Preservation and Protection of Collateral.

(a) The Administrative Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise. Each Grantor

4

shall be responsible for the safekeeping of its Collateral, and in no event shall the Administrative Agent have any responsibility for (i) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause, (ii) any diminution in the value thereof, or (iii) any act or default of any carrier, warehouseman, bailee or forwarding agency thereof or other Person in any way dealing with or handling such Collateral.

(b) Upon the failure of any Grantor to pay or contest taxes, charges, or assessments, or cause Liens to be terminated in accordance with the Credit Agreement, the Administrative Agent at its option may (following 10 days written notice to the applicable Grantor in the event no Event of Default is then occurring, and in the event an Event of Default is then occurring, at any time) pay or contest any of them or amounts relating thereto (the Administrative Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments) but shall not have any obligation to make any such payment or contest. All sums so disbursed by the Administrative Agent, including all fees and expenses of counsel, court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Administrative Agent and shall be additional Secured Obligations secured by the Collateral.

6. Status of Grantors and Collateral Generally. Each Grantor represents and warrants to, and covenants with, the Administrative Agent for the benefit of the Secured Parties, with respect to itself and the Collateral as to which it has or acquires any interest, that:

(a) It is at its Applicable Date (or as to Collateral acquired after its Applicable Date will be upon the acquisition of the same) and, except as permitted by the Credit Agreement and subsection (b) of this Section 6, will continue to be, the owner of the Collateral, free and clear of all Liens, other than Permitted Liens, and that it will at its own cost and expense defend such Collateral and any products and proceeds thereof against all claims and demands of all Persons (other than holders of Permitted Liens) to the extent of their claims permitted under the Credit Agreement at any time claiming the same or any interest therein adverse to the Secured Parties. Upon the failure of any Grantor to so defend, the Administrative Agent may do so at its option but shall not have any obligation to do so. All sums so disbursed by the Administrative Agent, including reasonable fees and expenses of counsel, court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Administrative Agent and shall be additional Secured Obligations secured by the Collateral.

(b) No Grantor shall engage in any consignment transaction in respect of any of the Collateral, whether as consignee or consignor; provided that, for the avoidance of doubt, Motor Vehicle auctions shall not be considered consignment transactions for the purpose of this Section 6(b).

(c) No Grantor shall cause, suffer or permit any of the tangible personal property Collateral (i) to be evidenced by any document of title (except for shipping documents as necessary or customary to effect the receipt of such Collateral or the

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delivery of such Collateral to such Grantor or to customers, in each case in the ordinary course of business, and motor vehicle certificates of title) or (ii) to be in the possession, custody or control of any warehouseman or other bailee unless (x) (i) such location and Person are set forth on Schedule 3.19 of the Credit Agreement or (ii) the aggregate value of Collateral (excluding all Heavy Trucks) at such location is less than $1,000,000 or (y) the Administrative Agent shall have received a duly executed Qualifying Control Agreement from such warehouseman or bailee, and the Grantor shall have caused at its expense to be prepared and executed such additional Perfection Documents and to be taken such other Perfection Action as the Administrative Agent may deem necessary or advisable to carry out the transactions contemplated by this Security Agreement.

7. Inspection. In addition to any inspection rights set forth in Section 5.8 of the Credit Agreement, if an Event of Default has occurred and is continuing, the Administrative Agent (by any of its officers, employees and agents), on behalf of the Secured Parties, shall have the right to discuss any Grantor’s affairs and finances with any Person obligated on any of such Grantor’s Accounts that constitute proceeds of Used Vehicle Inventory (“Account Debtors”) and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral with such Account Debtors. Upon or after the occurrence and during the continuation of an Event of Default, the Administrative Agent may at any time and from time to time employ and maintain on such Grantor’s premises a custodian selected by the Administrative Agent who shall have full authority to do all acts necessary to protect the Administrative Agent’s (for the benefit of the Secured Parties) interest. All expenses incurred by the Administrative Agent, on behalf of the Secured Parties, by reason of the employment of such custodian shall be paid by such Grantor on demand from time to time and shall be added to the Secured Obligations secured by the Collateral.

8. Specific Collateral.

(a) Accounts. With respect to its Accounts whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i) Each Grantor shall keep accurate and complete records of its Accounts (“Account Records”) and from time to time, at the request of the Administrative Agent, such Grantor shall provide the Administrative Agent with a schedule of Accounts in form and substance acceptable to the Administrative Agent describing all Accounts created or acquired by such Grantor (“Schedule of Accounts”); provided, however, that such Grantor’s failure to execute and deliver any such Schedule of Accounts shall not affect or limit the Administrative Agent’s security interest or other rights in and to any Accounts for the benefit of the Secured Parties. If requested by the Administrative Agent, each Grantor shall furnish the Administrative Agent with copies of proof of delivery and other documents relating to the Accounts so scheduled, including without limitation repayment histories and present status reports (collectively, “Account Documents”) and such other matter and information relating to the status of then existing Accounts as the Administrative Agent shall reasonably request.

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(ii) The amounts of the face value of any Account shown or reflected on any Schedule of Accounts, invoice statement, or certificate delivered to the Administrative Agent, are actually owing to such Grantor and are not contingent for any reason; and there are no setoffs, discounts, allowances, claims, counterclaims or disputes of any kind or description in an amount greater than $1,000,000 in the aggregate, or greater than $250,000 individually, existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except as may be stated in the Schedule of Accounts and reflected in the calculation of the face value of each respective invoice related thereto.

(iii) In the event any amounts due and owing in excess of $1,000,000 in the aggregate amount, are in dispute between any Account Debtor and a Grantor (which shall include without limitation any dispute in which an offset claim or counterclaim may result), such Grantor shall provide the Administrative Agent with written notice thereof as soon as practicable, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

(b) Used Vehicle Inventory. With respect to its Used Vehicle Inventory whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that each Grantor shall (i) keep accurate and complete records itemizing and describing each used Motor Vehicle (other than Heavy Trucks), including the year, make, model, cost, price, location, vehicle identification number and date acquired, and (ii) furnish to the Administrative Agent from time to time, at the Administrative Agent’s request, a current schedule of Used Vehicle Inventory based upon its most recent physical inventory and its inventory records. Each Grantor shall conduct a physical inventory no less frequently than annually, and shall furnish to the Administrative Agent such other documents and reports thereof as the Administrative Agent shall reasonably request with respect to the Used Vehicle Inventory.

(d) Supporting Obligations. With respect to its Supporting Obligations whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i) Such Grantor shall (i) maintain at all times, and furnish to the Administrative Agent on or about the respective dates established in Sections 5.5(a) and (b) of the Credit Agreement for the delivery of financial statements, and otherwise from time to time at the Administrative Agent’s reasonable request, a current list identifying in reasonable detail each Supporting Obligation relating to any Collateral from a single obligor in excess of $1,000,000, and (ii) upon the request of the Administrative Agent from time to time following the occurrence and during the continuance of any Default or Event of Default, deliver to the Administrative Agent the originals of all documents evidencing or constituting

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Supporting Obligations, together with such other documentation (executed as appropriate by the Grantor) and information as may be necessary to enable the Administrative Agent to realize upon the Supporting Obligations in accordance with their respective terms or transfer the Supporting Obligations as may be permitted under the Loan Documents or by applicable law.

(ii) With respect to each letter of credit giving rise to Letter-of-Credit Rights that has an aggregate stated amount available to be drawn in excess of $1,000,000, upon the occurrence and during the continuance of an Event of Default, such Grantor shall, at the request of the Administrative Agent cause the issuer thereof to execute and deliver to the Administrative Agent a Qualifying Control Agreement.

(iii) With respect to each transferable letter of credit giving rise to Letter-of-Credit Rights that has an aggregate stated amount available to be drawn in excess of $1,000,000, each Grantor shall, at the Administrative Agent’s request upon and during the continuance of any Default or Event of Default, deliver to the Administrative Agent a duly executed, undated transfer form in blank sufficient in form and substance under the terms of the related letter of credit to effect, upon completion and delivery to the letter of credit issuer together with any required fee, the transfer of such letter of credit to the transferee identified in such form. Each Grantor hereby expressly authorizes the Administrative Agent following the occurrence and during the continuance of any Event of Default to complete and tender each such transfer form as transferor in its own name or in the name, place and stead of the Grantor in order to effect any such transfer, either to the Administrative Agent or to another transferee, as the case may be, in connection with any sale or other disposition of Collateral or for any other purpose permitted under the Loan Documents or by applicable law.

(e) Chattel Paper. With respect to its Chattel Paper whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i) Such Grantor shall at all times retain sole physical possession of the originals of all Chattel Paper (other than electronic Chattel Paper and the electronic components of hybrid Chattel Paper); provided, however, that (x) upon the request of the Administrative Agent from time to time, such Grantor shall immediately deliver physical possession of such Chattel Paper to the Administrative Agent or its designee, and (y) in the event that there shall be created more than one original counterpart of any physical document that alone or in conjunction with any other physical or electronic document constitutes Chattel Paper, then such counterparts shall be numbered consecutively starting with “1” and such Grantor shall retain the counterpart numbered “1”.

(ii) Upon the occurrence and during the continuance of an Event of Default, such Grantor shall promptly and conspicuously legend all tangible

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Chattel Paper as follows: “A FIRST PRIORITY SECURITY INTEREST IN THIS CHATTEL PAPER HAS BEEN GRANTED TO JPMORGAN CHASE BANK, N.A., FOR ITSELF AND AS ADMINISTRATIVE AGENT FOR CERTAIN SECURED PARTIES PURSUANT TO A SECURITY AGREEMENT DATED AS OF OCTOBER 29, 2008, AS AMENDED FROM TIME TO TIME. NO SECURITY INTEREST OR OTHER INTEREST IN FAVOR OF ANY OTHER PERSON MAY BE CREATED BY THE TRANSFER OF PHYSICAL POSSESSION OF THIS CHATTEL PAPER OR OF ANY COUNTERPART HEREOF EXCEPT BY OR WITH THE CONSENT OF THE AFORESAID ADMINISTRATIVE AGENT AS PROVIDED IN SUCH SECURITY AGREEMENT.” Upon the occurrence or during the continuance of an Event of Default, such Grantor shall not create or acquire any electronic Chattel Paper (including the electronic components of hybrid Chattel Paper), unless, prior to such acquisition or creation, it shall have taken such Perfection Action as the Administrative Agent may require to perfect by control the security interest of the Administrative Agent for the benefit of the Secured Parties in such Collateral.

(f) Instruments. With respect to its Instruments whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that such Grantor shall (i) maintain at all times, and furnish to the Administrative Agent on or about the respective dates established in Sections 5.5(a) and (b) of the Credit Agreement for the delivery of financial statements, and otherwise from time to time at the Administrative Agent’s reasonable request, a current list identifying in reasonable detail Instruments of which such Grantor is the payee or holder and having a face amount payable in excess of $1,000,000, and (ii) upon the request of the Administrative Agent from time to time, upon the occurrence and during the continuance of an Event of Default, deliver to the Administrative Agent the originals of all such Instruments, together with duly executed undated endorsements in blank affixed thereto and such other documentation and information as may be necessary to enable the Administrative Agent to realize upon the Instruments in accordance with their respective terms or transfer the Instruments as may be permitted under the Loan Documents or by applicable law.

(g) Notwithstanding the foregoing, the representations, warranties and covenants contained in this Section 8 shall only be applicable to Accounts, Supporting Obligations, Chattel Paper and Instruments that constitute proceeds of Used Vehicle Inventory.

9. Casualty and Liability Insurance Required.

(a) Each Grantor will keep the Collateral continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar operations including:

(i) property insurance on the Used Vehicle Inventory in an amount not less than the full insurable value thereof, against loss or damage by theft, fire, lightning, hail, wind, flooding and other hazards ordinarily included under standard extended coverage policies;

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(ii) false pretense insurance;

(iii) garage liability and comprehensive general liability insurance against claims for bodily injury, death or property damage occurring with or about such Collateral (such coverage to include provisions waiving subrogation against the Secured Parties), with the Administrative Agent and the Lenders as additional insureds thereunder;

(iv) workers’ compensation insurance with respect to the operation of its facilities under the workers’ compensation laws of the states in within such Collateral is located; and

(v) business interruption insurance;

provided that, the amount and scope of the aforementioned coverages shall not be materially reduced and the deductibles shall not be materially increased, unless the Administrative Agent is reasonably satisfied with such reduction or increase, as applicable.

(b) Each insurance policy obtained in satisfaction of the requirements of Section 9(a):

(i) may be provided by blanket policies now or hereafter maintained by each or any Grantor or by the Borrower;

(ii) shall be issued by such insurer (or insurers) in effect on the Effective Date, or such other insurer (or insurers) as shall be financially responsible, of recognized standing and reasonably acceptable to the Administrative Agent;

(iii) shall be in such form and have such provisions (including without limitation the loss payable clause, the waiver of subrogation clause, the deductible amount, if any, and the standard mortgagee endorsement clause) as are generally considered standard provisions for the type of insurance involved unless otherwise agreed to by the Administrative Agent;

(iv) shall prohibit cancellation or substantial modification, termination or lapse in coverage by the insurer without at least thirty (30) days’ prior written notice to the Administrative Agent, except for non-payment of premium, as to which such policies shall provide for at least ten (10) days’ prior written notice to the Administrative Agent;

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(v) without limiting the generality of the foregoing, all insurance policies where applicable under Section 9(a)(i) carried on the Collateral shall name the Administrative Agent, for the benefit of the Secured Parties, as loss payee and the Administrative Agent and Lenders as parties insured thereunder in respect of any claim for payment.

(c) Prior to expiration of any such policy, such Grantor shall furnish the Administrative Agent with evidence satisfactory to the Administrative Agent that the policy or certificate has been renewed or replaced or is no longer required by this Security Agreement.

(d) With respect to each claim in the amount of $500,000, each Grantor hereby makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent), for the benefit of the Secured Parties, as such Grantor’s true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance, which appointment is coupled with an interest and is irrevocable; provided, however, that the powers pursuant to such appointment shall be exercisable only upon the occurrence and during the continuation of an Event of Default.

(e) In the event such Grantor shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required hereunder or under the Credit Agreement, the Administrative Agent may contract for the required policies of insurance and pay the premiums on the same or make any required repairs, renewals and replacements in accordance with Section 5.3 of the Credit Agreement; and all sums so disbursed by Administrative Agent, including reasonable fees and expenses of counsel, court costs, expenses and other charges related thereto, shall be payable on demand by such Grantor to the Administrative Agent, shall be additional Secured Obligations secured by the Collateral.

(f) The Net Proceeds of the insurance carried pursuant to the provisions of Sections 9(a)(ii) and 9(a)(iii) shall be applied by such Grantor toward satisfaction of the claim or liability with respect to which such insurance proceeds may be paid, provided that, if such Grantor has satisfied such claim or liability prior to receiving such proceeds, such proceeds shall be applied to reimburse such Grantor.

(g) At all times during which an Event of Default shall have occurred and be continuing, the Administrative Agent shall be entitled to receive direct and immediate payment of the proceeds of insurance maintained pursuant to the provisions of Section 9(a)(i) and such Grantor shall take all action as the Administrative Agent may reasonably request to accomplish such payment. Notwithstanding the foregoing, in the event such Grantor shall receive any such proceeds, such Grantor shall immediately deliver such

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proceeds to such Administrative Agent for the benefit of the Secured Parties as additional Collateral, and pending such delivery shall hold such proceeds in trust for the benefit of the Secured Parties and keep the same segregated from its other funds.

(h) “Net Proceeds” when used with respect to any insurance proceeds shall mean the gross proceeds from such proceeds, award or other amount, less all taxes, fees and expenses (including fees and expenses of counsel) incurred in the realization thereof.

(i) Subject to Section 9(d), each Grantor is hereby authorized and empowered to adjust or compromise any loss under any such insurance other than losses relating to claims made directly against any Secured Party as to which the insurance described in Section 9(a)(ii) or (iii) is applicable.

10. Rights and Remedies Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the following rights and remedies on behalf of the Secured Parties in addition to any rights and remedies set forth elsewhere in this Security Agreement or the other Loan Documents, all of which may be exercised with or, if allowed by law, without notice to a Grantor:

(a) All of the rights and remedies of a secured party under the UCC or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Security Agreement or any other Loan Document;

(b) The right to foreclose the Liens and security interests created under this Security Agreement by any available judicial procedure or without judicial process;

(c) The right to (i) enter upon the premises of a Grantor through self-help and without judicial process, without first obtaining a final judgment or giving such Grantor notice or opportunity for a hearing on the validity of the Administrative Agent’s claim and without any obligation to pay rent to such Grantor, or any other place or places where any Collateral is located and kept, and remove the Collateral therefrom to the premises of the Administrative Agent or any agent of the Administrative Agent, for such time as the Administrative Agent may desire, in order effectively to collect or liquidate the Collateral, (ii) require such Grantor or any bailee or other agent of such Grantor to assemble the Collateral and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties, and (iii) notify any or all Persons party to a Qualifying Control Agreement or who otherwise have possession of or control over any Collateral of the occurrence of an Event of Default and other appropriate circumstances, and exercise control over and take possession or custody of any or all Collateral in the possession, custody or control of such other Persons;

(d) The right to (i) exercise all of a Grantor’s rights and remedies with respect to the collection of Accounts, Chattel Paper, Instruments, Supporting Obligations and General Intangibles to the extent they constitute Collateral (collectively, “Payment

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Collateral”), including the right to demand payment thereof and enforce payment, by legal proceedings or otherwise; (ii) settle, adjust, compromise, extend or renew all or any Payment Collateral or any legal proceedings pertaining thereto; (iii) discharge and release all or any Payment Collateral; (iv) take control, in any manner, of any item of payment or proceeds referred to in Section 5 above; (v) prepare, file and sign a Grantor’s name on any Proof of Claim in bankruptcy, notice of Lien, assignment or satisfaction of Lien or similar document in any action or proceeding adverse to any obligor under any Payment Collateral or otherwise in connection with any Payment Collateral; (vi) endorse the name of a Grantor upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Collateral; (vii) use the information recorded on or contained on a Grantor’s internet website or otherwise in any data processing equipment and computer hardware and software relating to any Collateral to which a Grantor has access; (viii) open such Grantor’s mail and collect any and all amounts due to such Grantor from any Account Debtors or other obligor in respect of Payment Collateral; (ix) take over such Grantor’s post office boxes or make other arrangements as the Administrative Agent, on behalf of the Secured Parties, deems necessary to receive such Grantor’s mail, including notifying the post office authorities to change the address for delivery of such Grantor’s mail to such address as the Administrative Agent, on behalf of the Secured Parties, may designate; (x) notify any or all Account Debtors or other obligor on any Payment Collateral that such Payment Collateral has been assigned to the Administrative Agent for the benefit of the Secured Parties and that Administrative Agent has a security interest therein for the benefit of the Secured Parties (provided that the Administrative Agent may at any time give such notice to an Account Debtor that is a department, agency or authority of the United States government); each Grantor hereby agrees that any such notice, in the Administrative Agent’s sole discretion, may (but need not) be sent on such Grantor’s stationery, in which event such Grantor shall co-sign such notice with the Administrative Agent if requested to do so by the Administrative Agent; and (xi) do all acts and things and execute all documents necessary, in Administrative Agent’s sole discretion, to collect the Payment Collateral; and

(e) The right to sell all or any Collateral in its then existing condition, or after any further manufacturing or processing thereof, at such time or times, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, with or without representations and warranties, all as the Administrative Agent, in its sole discretion, may deem advisable. The Administrative Agent shall have the right to conduct such sales on a Grantor’s premises or elsewhere and shall have the right to use a Grantor’s premises without charge for such sales for such time or times as the Administrative Agent may see fit. The Administrative Agent may, if it deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that the Administrative Agent has no obligation to preserve rights to the Collateral against prior parties or to marshal any Collateral for the benefit of any Person. The Administrative Agent for the benefit of the Secured Parties is hereby granted an irrevocable fully paid license or other right (including each Grantor’s

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rights under any license or any franchise agreement), each of which shall remain in full force and effect until the Facility Termination Date, to use, without charge, each of the labels, patents, copyrights, names, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature owned or licensed by any Grantor other than Excluded Property, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral. If any of the Collateral shall require repairs, maintenance, preparation or the like, or is in process or other unfinished state, the Administrative Agent shall have the right, but shall not be obligated, to perform such repairs, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such saleable form as the Administrative Agent shall deem appropriate, but the Administrative Agent shall have the right to sell or dispose of the Collateral without such processing and no Grantor shall have any claim against the Administrative Agent for the value that may have been added to such Collateral with such processing. In addition, each Grantor agrees that in the event notice is necessary under applicable law, written notice mailed to such Grantor in the manner specified herein ten (10) days prior to the date of public sale of any of the Collateral or prior to the date after which any private sale or other disposition of the Collateral will be made shall constitute commercially reasonable notice to such Grantor. All notice is hereby waived with respect to any of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Administrative Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale, free from any right of redemption which is hereby expressly waived by such Grantor and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations.

The net cash proceeds resulting from the collection, liquidation, sale, or other disposition of the Collateral shall be applied first to the expenses (including all fees and expenses of counsel) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Secured Obligations in accordance with the terms of Section 7.3 of the Credit Agreement. Each Grantor shall be liable to the Administrative Agent, for the benefit of the Secured Parties, and shall pay to the Administrative Agent, for the benefit of the Secured Parties, on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral.

11. Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent as the Grantor’s attorney-in-fact for the purposes of carrying out the provisions of this Security Agreement and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right and power

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(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

(c) to endorse such Grantor’s name on any checks, notes, drafts or any other payment relating to or constituting proceeds of the Collateral which comes into the Administrative Agent’s possession or the Administrative Agent’s control, and deposit the same to the account of the Administrative Agent, for the benefit of the Secured Parties, on account and for payment of the Secured Obligations.

(d) to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent, for the benefit of the Secured Parties, with respect to any of the Collateral; and

(e) to execute, in connection with any sale or other disposition of Collateral provided for herein, any endorsement, assignments, or other instruments of conveyance or transfer with respect thereto.

12. Reinstatement. The granting of a security interest in the Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or is repaid by any Secured Party in whole or in part in good faith settlement of a pending or threatened avoidance claim, whether upon the insolvency, bankruptcy or reorganization of any Grantor or any other Loan Party or otherwise, all as though such payment had not been made. The provisions of this Section 12 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Security Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date.

13. Certain Waivers by the Grantors. Each Grantor waives to the extent permitted by applicable law (a) any right to require any Secured Party or any other obligee of the Secured Obligations to (x) proceed against any Person, including without limitation any Loan Party, (y) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (z) pursue any other remedy in its power; (b) any defense arising by reason of any disability or other defense of any other Person, or by reason of the cessation from any cause whatsoever of the liability of any other Person or entity, (c) any right of subrogation, and (d) any right to enforce any remedy which any Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the Administrative Agent for the benefit of the Secured Parties. Each Grantor authorizes each Secured Party and each other obligee of the Secured Obligations without notice (except notice required by applicable law) or demand and without affecting its liability hereunder or under the Loan Documents from time to time to: (i) take and hold security, other than the Collateral herein described, for the payment of

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such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Collateral herein described or any part thereof or any such other security; and (ii) apply such Collateral or other security and direct the order or manner of sale thereof as such Secured Party or obligee in its discretion may determine.

The Administrative Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to a Grantor and the receipt thereof by such Grantor shall be a complete and full acquittance for the Collateral so delivered, and the Administrative Agent shall thereafter be discharged from any liability or responsibility therefor.

14. Continued Powers. Until the Facility Termination Date shall have occurred, the power of sale and other rights, powers and remedies granted to the Administrative Agent for the benefit of the Secured Parties hereunder shall continue to exist and may be exercised by the Administrative Agent at any time and from time to time during the continuance of an Event of Default irrespective of the fact that any of the Secured Obligations or any part thereof may have become barred by any statute of limitations or that any part of the liability of any Grantor may have ceased.

15. Other Rights. The rights, powers and remedies given to the Administrative Agent for the benefit of the Secured Parties by this Security Agreement shall be in addition to all rights, powers and remedies given to the Administrative Agent or any Secured Party under any other Loan Document or by virtue of any statute or rule of law. Any forbearance or failure or delay by the Administrative Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the Credit Agreement.

16. Anti-Marshaling Provisions. The right is hereby given by each Grantor to the Administrative Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Administrative Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred hereunder, nor release any Grantor from personal liability for the Secured Obligations. Notwithstanding the existence of any other security interest in the Collateral held by the Administrative Agent, for the benefit of the Secured Parties, the Administrative Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Security Agreement. Each Grantor hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or in any other Loan Document.

17. Entire Agreement. This Security Agreement and each Joinder Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and

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supersedes all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written. The express terms hereof and of the Joinder Agreements control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof or thereof. Neither this Security Agreement nor any Joinder Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

18. Third Party Reliance. Each Grantor hereby consents and agrees that all issuers of or obligors in respect of any Collateral, and all securities intermediaries, warehousemen, bailees, public officials and other Persons having any interest in, possession of, control over or right, privilege, duty or discretion in respect of, any Collateral shall be entitled to accept the provisions hereof and of the Joinder Agreements as conclusive evidence of the right of the Administrative Agent, on behalf of the Secured Parties, to exercise its rights hereunder or thereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to any of such Persons.

19. Binding Agreement; Assignment. This Security Agreement and each Joinder Agreement, and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Grantor shall be permitted to assign this Security Agreement, any Joinder Agreement or any interest herein or therein or, except as expressly permitted herein or in the Credit Agreement, in the Collateral or any part thereof or interest therein. Without limiting the generality of the foregoing sentence of this Section 19, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Article VIII thereof (concerning the Administrative Agent) and Section 9.3 thereof (concerning assignments and participations). All references herein to the Administrative Agent and to the Secured Parties shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.

20. Secured Swap Contracts. No Secured Party (other than the Administrative Agent) that obtains the benefit of this Security Agreement shall have any right to notice of any action or to consent to, direct or object to any action hereunder or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Security Agreement to the contrary, the Administrative Agent shall only be required to verify the payment of, or that other satisfactory arrangement have been made with respect to, the Secured Obligations arising under Secured Swap Contracts to the extent the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as it may request, from the applicable Secured Party. Each Secured Party not a party to the Credit Agreement that obtains the benefit of this Security Agreement shall be deemed to have acknowledged and accepted the appointment

17

of the Administrative Agent pursuant to the terms of the Credit Agreement, and that with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Related Parties shall be entitled to all the rights, benefits and immunities conferred under Article VIII of the Credit Agreement.

21. Severability. The provisions of this Security Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Security Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

22. Counterparts. This Security Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart executed by the Grantor against whom enforcement is sought. Without limiting the foregoing provisions of this Section 22, the provisions of Section 9.10 of the Credit Agreement shall be applicable to this Security Agreement.

23. Termination. Subject to the provisions of Section 12, this Security Agreement and each Joinder Agreement, and all obligations of the Grantors hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the Facility Termination Date. Upon such termination of this Security Agreement, the Administrative Agent shall, at the request and sole expense of the Grantors, promptly deliver to the Grantors such termination statements and take such further actions as the Grantors may reasonably request to terminate of record, or otherwise to give appropriate notice of the termination of, any Lien conferred hereunder.

24. Notices. Any notice required or permitted hereunder shall be given (a) with respect to the Borrower or any other Grantor, at the address for the giving of notice to the Borrower then in effect under the Credit Agreement, and (b) with respect to the Administrative Agent or a Lender, at the Administrative Agent’s address indicated in Section 9.1 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 9.1 of the Credit Agreement, for the giving and effectiveness of notices and modifications of addresses thereunder.

25. Joinder. Each Person that shall at any time execute and deliver to the Administrative Agent a Joinder Agreement shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Grantor and shall have thereupon pursuant to Section 2 hereof granted a security interest in and collaterally assigned to the Administrative Agent for the benefit of the Secured Parties all Collateral in which it has at its Applicable Date or thereafter acquires any interest or the power to transfer, and all references herein and in the other Loan Documents to the Grantors or to the parties to this Security Agreement shall be deemed to include such Person as a Grantor hereunder. Each Joinder Agreement shall be accompanied by the Schedules to the Credit Agreement referred to therein, appropriately completed with information relating to the Grantor executing such Joinder Agreement and its property.

18

26. Rules of Interpretation. The rules of interpretation contained in Section 1.3 of the Credit Agreement shall be applicable to this Security Agreement and each Joinder Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any Loans referred to herein or secured hereby.

27. Governing Law; Waivers.

(a) THIS SECURITY AGREEMENT AND EACH JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE; PROVIDED THAT (i) WITH RESPECT TO THOSE INSTANCES IN WHICH THE APPLICABLE CHOICE OF LAWS RULES OF SUCH STATE, INCLUDING SECTION 9-301 OF THE UCC, REQUIRE THAT THE MANNER OF CREATION OF A SECURITY INTEREST IN SPECIFIC COLLATERAL OR THE MANNER OR EFFECT OF PERFECTION OR NONPERFECTION OR THE RULES GOVERNING PRIORITY OF SECURITY INTERESTS ARE TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION, THEN THE LAWS OF SUCH OTHER JURISDICTION SHALL GOVERN SUCH MATTERS AND (ii) IN THOSE INSTANCES IN WHICH THE LAWS OF THE JURISDICTION IN WHICH COLLATERAL IS LOCATED GOVERN MATTERS PERTAINING TO THE METHODS AND EFFECT OF REALIZING ON COLLATERAL, SUCH LAWS SHALL BE GIVEN EFFECT WITH RESPECT TO SUCH MATTERS.

(b) EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT OR A JOINDER AGREEMENT, EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY HAVE NOW OR HEREAFTER TO THE LAYING OF THE VENUE OR TO THE JURISDICTION OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

(c) EACH GRANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND

19

COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF SUCH PARTY PROVIDED IN SECTION 24 OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

(d) NOTHING CONTAINED IN SUBSECTIONS (b) OR (c) HEREOF SHALL PRECLUDE THE ADMINISTRATIVE AGENT FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY JOINDER AGREEMENT OR THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY PLACE WHERE ANY OTHER PARTY OR ANY OF SUCH PARTY’S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, THE JURISDICTION OF ANY OTHER COURT OR COURTS WHICH NOW OR HEREAFTER, BY REASON OF ITS PRESENT OR FUTURE DOMICILE, OR OTHERWISE, MAY BE AVAILABLE UNDER APPLICABLE LAW.

(e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO THIS SECURITY AGREEMENT OR ANY JOINDER AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, EACH PARTY HEREBY AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY EXPRESSLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION, SUIT OR PROCEEDING.

(f) EACH GRANTOR HEREBY EXPRESSLY WAIVES ANY OBJECTION IT MAY HAVE THAT ANY COURT TO WHOSE JURISDICTION IT HAS SUBMITTED PURSUANT TO THE TERMS HEREOF IS AN INCONVENIENT FORUM.

28. Intercreditor Agreement. THIS SECURITY AGREEMENT AND THE COLLATERAL DESCRIBED HEREIN ARE SUBJECT TO THE INTERCREDITOR AGREEMENT AND ANY SUCCESSOR OR ASSIGNEE OF ANY PARTY HERETO SHALL BE BOUND BY SUCH INTERCREDITOR AGREEMENT AS FULLY AS IF SUCH SUCCESSOR OR ASSIGNEE WERE A PARTY THERETO.

[Signature pages follow]

20

IN WITNESS WHEREOF, the parties have duly executed this Security Agreement on the day and year first written above.

GRANTORS:

ASBURY AUTOMOTIVE GROUP, INC.

Hunter Johnson
Vice President and Treasurer

ASBURY AUTOMOTIVE MANAGEMENT L.L.C.

Hunter Johnson
Assistant Treasurer

ASBURY AUTOMOTIVE FINANCIAL SERVICES, INC.

Hunter Johnson
President and Treasurer

ASBURY AUTOMOTIVE JACKSONVILLE, L.P.

By:	ASBURY AUTOMOTIVE JACKSONVILLE GP L.L.C., its General Partner

ASBURY AUTOMOTIVE TAMPA, L.P.

By:	ASBURY AUTOMOTIVE TAMPA GP L.L.C., its General Partner

SECURITY AGREEMENT

Signature Page

ANL, L.P.

ASBURY JAX HOLDINGS, L.P.

AVENUES MOTORS, LTD.

BAYWAY FINANCIAL SERVICES, L.P.

C&O PROPERTIES, LTD.

CFP MOTORS, LTD.

CH MOTORS, LTD.

CHO PARTNERSHIP, LTD.

CN MOTORS, LTD.

COGGIN MANAGEMENT, L.P.

CP-GMC MOTORS, LTD.

By:	ASBURY JAX MANAGEMENT L.L.C., its General Partner

ASBURY AUTOMOTIVE BRANDON, L.P. TAMPA HUND, L.P. TAMPA KIA, L.P. TAMPA LM, L.P. TAMPA MIT, L.P. TAMPA SUZU, L.P. WMZ BRANDON MOTORS, L.P. WMZ MOTORS, L.P. WTY MOTORS, L.P.

By:	ASBURY TAMPA MANAGEMENT L.L.C., its General Partner

ASBURY AR NISS L.L.C.

ASBURY ARKANSAS HUND L.L.C.

ASBURY ATLANTA AC L.L.C.

ASBURY ATLANTA AU L.L.C.

ASBURY ATLANTA BM L.L.C.

ASBURY ATLANTA CHEVROLET L.L.C.

ASBURY ATLANTA HON L.L.C.

ASBURY ATLANTA INF L.L.C.

ASBURY ATLANTA INFINITI L.L.C.

ASBURY ATLANTA JAGUAR L.L.C.

ASBURY ATLANTA LEX L.L.C.

ASBURY ATLANTA NIS L.L.C.

ASBURY ATLANTA TOY L.L.C.

ASBURY ATLANTA VL L.L.C.

ASBURY AUTOMOTIVE ARKANSAS

DEALERSHIP HOLDINGS L.L.C.

ASBURY AUTOMOTIVE ARKANSAS L.L.C.

ASBURY AUTOMOTIVE ATLANTA L.L.C.

SECURITY AGREEMENT

Signature Page

ASBURY AUTOMOTIVE ATLANTA II L.L.C.
ASBURY AUTOMOTIVE CENTRAL FLORIDA, L.L.C.
ASBURY AUTOMOTIVE DELAND, L.L.C.
ASBURY AUTOMOTIVE FLORIDA LLC
ASBURY AUTOMOTIVE FRESNO L.L.C.
ASBURY AUTOMOTIVE GROUP HOLDINGS, INC.
ASBURY AUTOMOTIVE GROUP L.L.C.
ASBURY AUTOMOTIVE JACKSONVILLE GP L.L.C.
ASBURY AUTOMOTIVE MISSISSIPPI L.L.C.
ASBURY AUTOMOTIVE NORTH CAROLINA DEALERSHIP HOLDINGS L.L.C.
ASBURY AUTOMOTIVE NORTH CAROLINA L.L.C.
ASBURY AUTOMOTIVE NORTH CAROLINA MANAGEMENT L.L.C.
ASBURY AUTOMOTIVE NORTH CAROLINA REAL ESTATE HOLDINGS L.L.C.
ASBURY AUTOMOTIVE OREGON L.L.C.
ASBURY AUTOMOTIVE OREGON MANAGEMENT L.L.C.
ASBURY AUTOMOTIVE SOUTH LLC
ASBURY AUTOMOTIVE SOUTHERN CALIFORNIA L.L.C.
ASBURY AUTOMOTIVE ST. LOUIS L.L.C.
ASBURY AUTOMOTIVE ST. LOUIS II L.L.C.
ASBURY AUTOMOTIVE TAMPA GP L.L.C.
ASBURY AUTOMOTIVE TEXAS L.L.C.
ASBURY AUTOMOTIVE TEXAS REAL ESTATE HOLDINGS L.L.C.
ASBURY DELAND IMPORTS 2, L.L.C.
ASBURY FRESNO IMPORTS L.L.C.
ASBURY JAX AC, L.L.C.
ASBURY JAX HON L.L.C.
ASBURY JAX K L.L.C.
ASBURY JAX MANAGEMENT L.L.C.
ASBURY JAX PB CHEV L.L.C.
ASBURY JAX VW L.L.C.
ASBURY MS CHEV L.L.C.
ASBURY MS METRO L.L.C.
ASBURY MS YAZOO L.L.C.
ASBURY NO CAL NISS L.L.C.

SECURITY AGREEMENT

Signature Page

ASBURY SACRAMENTO IMPORTS L.L.C.
ASBURY SO CAL DC L.L.C.
ASBURY SO CAL HON L.L.C.
ASBURY SO CAL NISS L.L.C.
ASBURY ST. LOUIS CADILLAC L.L.C.
ASBURY ST. LOUIS LEX L.L.C.
ASBURY ST. LOUIS LR L.L.C.
ASBURY TAMPA MANAGEMENT L.L.C.
ASBURY-DELAND IMPORTS, L.L.C.
ATLANTA REAL ESTATE HOLDINGS L.L.C.
BFP MOTORS L.L.C.
CAMCO FINANCE II L.L.C.
CK CHEVROLET L.L.C.
CK MOTORS LLC
COGGIN AUTOMOTIVE CORP.
COGGIN CARS L.L.C.
COGGIN CHEVROLET L.L.C.
CROWN ACURA/NISSAN, LLC
CROWN CHH L.L.C.
CROWN CHO L.L.C.
CROWN CHV L.L.C.
CROWN FDO L.L.C.
CROWN FFO HOLDINGS L.L.C.
CROWN GAC L.L.C.
CROWN GBM L.L.C.
CROWN GCA L.L.C.
CROWN GDO L.L.C.
CROWN GHO L.L.C.
CROWN GNI L.L.C.
CROWN GPG L.L.C.
CROWN GVO L.L.C.
CROWN HONDA, L.L.C.
CROWN MOTORCAR COMPANY L.L.C.
CROWN PBM L.L.C.
CROWN RIA L.L.C.
CROWN RIB L.L.C.
CROWN SJC L.L.C.
CROWN SNI L.L.C.
CSA IMPORTS L.L.C.
ESCUDE-M L.L.C.
ESCUDE-MO L.L.C.
ESCUDE-NN L.L.C.
ESCUDE-NS L.L.C.
ESCUDE-T L.L.C.
HFP MOTORS L.L.C.
JC DEALER SYSTEMS, LLC

SECURITY AGREEMENT

Signature Page

KP MOTORS L.L.C.
MCDAVID AUSTIN-ACRA, L.L.C.
MCDAVID FRISCO-HON, L.L.C.
MCDAVID GRANDE, L.L.C.
MCDAVID HOUSTON-HON, L.L.C.
MCDAVID HOUSTON-NISS, L.L.C.
MCDAVID IRVING-HON, L.L.C.
MCDAVID OUTFITTERS, L.L.C.
MCDAVID PLANO-ACRA, L.L.C.
NP MZD L.L.C.
NP VKW L.L.C.
PRECISION COMPUTER SERVICES, INC.
PRECISION ENTERPRISES TAMPA, INC.
PRECISION INFINITI, INC.
PRECISION MOTORCARS, INC.
PRECISION NISSAN, INC.
PREMIER NSN L.L.C.
PREMIER PON L.L.C.
PRESTIGE BAY L.L.C.
PRESTIGE TOY L.L.C.
SPECTRUM INSURANCE SERVICES L.L.C.
THOMASON AUTO CREDIT NORTHWEST, INC.
THOMASON DAM L.L.C.
THOMASON FRD L.L.C.
THOMASON HON L.L.C.
THOMASON HUND L.L.C.
THOMASON MAZ L.L.C.
THOMASON NISS L.L.C.
THOMASON OUTFITTERS L.L.C.
THOMASON PONTIAC-GMC L.L.C.
THOMASON SUZU L.L.C.
THOMASON TY L.L.C.
THOMASON ZUK L.L.C.

Hunter Johnson
Treasurer

SECURITY AGREEMENT

Signature Page

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

Jeffrey G. Calder
Vice President

SECURITY AGREEMENT

Signature Page

EXHIBIT 2.19(b)

FORM OF NEW LENDER AGREEMENT

Reference is made to the Revolving Credit Agreement dated as of October 29, 2008, (as the same may from time to time be amended, modified or supplemented, the “Credit Agreement”) among the Asbury Automotive Group, Inc. (“Borrower”), the Lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Credit Agreement.

             (the “New Lender”) agrees as follows:

1. The New Lender hereby (a) represents and warrants that it is legally authorized to enter into this New Lender Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with the copies of the most recent financial statements delivered pursuant to Section 5.5 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this New Lender Agreement; (c) agrees that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) confirms that it is a New Lender under the Credit Agreement, as defined therein; (e) appoints and authorizes the Agent to take such action as an agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (g) agrees that it will keep confidential all information with respect to the Borrower furnished to it by the Borrower or the other Lenders (other than information generally available to the public or otherwise available to the New Lender on a non-confidential basis); and (h) confirms that it has delivered a completed Commitment Increase Agreement to the Agent.

2. The effective date for this New Lender Agreement shall be             , 200     (the “New Lender Agreement Date”). As of the New Lender Agreement Date, the New Lender’s Commitment is $            . Upon its execution, this New Lender Agreement will be delivered to the Agent for its acceptance and listing in the Register by the Agent.

3. Upon such acceptance and listing in the Register, from and after the New Lender Agreement Date, the New Lender shall become (i) a Lender for all purposes and to the same extent as if originally a party to the Credit Agreement and shall be bound by and entitled to the benefits of the Credit Agreement and (ii) a Used Vehicle Facility Lender for all purposes and to the same extent as if originally a party to the Intercreditor Agreement and shall be bound by and entitled to the benefits of the Intercreditor Agreement. The New Lender hereby acknowledges that the Credit Agreement, the other Loan Documents and the Collateral described therein are subject to the Intercreditor Agreement and that the Agent is the Used Vehicle Facility Agent referred to in the Intercreditor Agreement.

4. Upon such acceptance and recording, from and after the New Lender Agreement Date, the Agent shall make all payments in respect of the interest accepted hereby (including payments of principal, interest, fees and other amounts) to the New Lender.

5. This New Lender Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

6. This New Lender Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

NEW LENDER:

[ ]

By:
Name:
Title:

AGREED AND ACCEPTED as of the
day of , 200

BORROWER:

ASBURY AUTOMOTIVE GROUP, INC., a Delaware corporation

By:
Name
Title:

AGENT:

JPMORGAN CHASE BANK, N.A.

By:
Name
Title:

EXHIBIT 2.19(c)

FORM OF COMMITMENT INCREASE AGREEMENT

This Commitment Increase Agreement dated as of             , 200     (this “Agreement”) is by and among Asbury Automotive Group, Inc., a Delaware corporation (the “Borrower”), the Guarantors (as defined in the Credit Agreement referenced below),              (“Increasing Lender”) and JPMorgan Chase Bank, N.A., in its capacity as administrative agent (the “Administrative Agent”) under the Revolving Credit Agreement dated as of October 29, 2008 (as the same may be amended or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned thereto in the Credit Agreement.

WHEREAS, Pursuant to Section 2.19 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase of the total Commitment under the Credit Agreement by agreeing with a Lender to increase that Lender’s Commitment; and

WHEREAS, the Borrower has given notice to the Administrative Agent of its intention to increase the total Commitments pursuant to such Section 2.19 by increasing the Commitment of the Increasing Lender from $             to $            .

NOW, THEREFORE, the parties hereto agree as follows:

1. Increase of Commitment. Pursuant to Section 2.19 of the Credit Agreement, the Commitment of the Increasing Lender is hereby increased from $             to $            .

2. Consent. The Administrative Agent hereby consents to the increase in the Commitment of the Increasing Lender effectuated hereby.

3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

4. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

5. Increasing Bank Credit Decision. The Increasing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 5.5 of the Credit Agreement and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to agree to the various matters set forth herein. The Increasing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement.

6. Representation and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a)	The execution, delivery and performance by the Borrower of this Agreement are within the Borrower’s corporate powers, have been duly authorized by all necessary corporation action and do not contravene (i) the Borrower’s restated certificate of incorporation or by-laws or (ii) any indenture, loan agreement or other similar agreement or instrument binding on the Borrower.

(b)	No authorization, consent or approval any governmental body or agency is required for the valid execution, delivery and performance by the Borrower of this Agreement.

(c)	This Agreement constitutes its valid and binding agreement, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(d)	The aggregate amount of the Commitments under the Credit Agreement, including any increases pursuant to Section 2.19 thereof, does not exceed $100,000,000.

(e)	No event has occurred and is continuing which constitutes an Event of Default.

(f)	All conditions precedent to the increase of the Commitments contained in the Credit Agreement, including, without limitation, Section 2.19 thereof, have been met as of the date hereof.

7. Representations and Warranties of the Guarantors. Each Guarantor represents and warrants as follows:

(a)	The execution, delivery and performance by it of this Agreement are within its corporate or organizational powers, have been duly authorized by all necessary corporate or organizational action and do not contravene (i) its certificate of incorporation or by-laws or (ii) any indenture, loan agreement or other similar agreement or instrument binding on the Guarantor.

(b)	No authorization, consent or approval of any governmental body or agency is required for the valid execution, delivery and performance by it of this Agreement.

(c)	This Agreement constitutes its valid and binding agreement, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

8. Ratification. Each of the Borrower and each Guarantor hereby ratifies all of its respective Obligations under the Credit Agreement, the Guaranty Agreement, the Notes and the Security Instruments to which it is a party, and agrees and acknowledges that the Credit Agreement, the Guaranty Agreement, the Notes and the Security Documents to which it is a party shall continue in full force and effect after giving effect to this Agreement. Nothing in this Agreement extinguishes, novates or releases any right, claim, Lien, security interest or entitlement of any of the Lenders or the Administrative Agent created by or contained in any of such documents nor is such Person released from any covenant, warranty or obligation created by or contained herein.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunder duly authorized, as of the date first above written.

BORROWER:

ASBURY AUTOMOTIVE GROUP, INC.

By:
Name:
Title:

GUARANTORS:

By:
Name:
Title:

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By:
Name:
Title:

[INCREASING LENDER:]

By:
Name:
Title:

EXHIBIT 5.5(c)

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:             ,

To:	JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit Agreement, dated as of October 29, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Asbury Automotive Group, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

The undersigned hereby certifies as of the date hereof that he/she is the [Chief Financial Officer] [Treasurer] [Controller] of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Borrower has delivered the audited financial statements required by Section 5.5(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Borrower has delivered the financial statements required by Section 5.5(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. The consolidated financial statements so provided fairly present in all material respects the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date or for such period, as applicable, subject only to normal year-end audit adjustments and the absence of footnotes.

2. A detailed review of the activities, transactions and condition (financial or otherwise) of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

3. The representations and warranties of the Borrower contained in Article III of the Agreement, and any representations and warranties of any Loan Party that are contained in any other Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in Section 3.5 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), as applicable, of Section 5.5 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

4. The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of             ,         .

ASBURY AUTOMOTIVE GROUP, INC.

By:
Name:
Title:

For the Quarter/Year ended                      (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

I.	Section 6.11(a) – Consolidated Current Ratio.

Numerator:

	A.	Consolidated Current Assets at the Statement Date:		$

	B.	Available Unused Commitments under the Bank of America Agreement:

		1.	Aggregate Commitments at the Statement Date:	$

		2.	Borrowing Base at the Statement Date	$

		3.	The lesser of Lines I.B.1. and 2.:	$

		4.	Total Outstandings at the Statement Date:	$

		5.	Available Unused Commitments (Lines I.B.3. – 4.):	$

	C.	Numerator (Lines I.A. + I.B.5.):		$

Denominator:

	D.	Consolidated current liabilities at Statement Date:		$

	E.	Permitted Floorplan Silo Indebtedness at Statement Date, to the extent not reflected as a current liability (Line I.D.):		$

	F.	To the extent included in current liabilities (Line I.D.), any balloon payment due under the Bank of America Agreement, or under any Permitted Real Estate Debt or Subordinated Indebtedness, other than, in each case, any such balloon payment due within two (2) fiscal quarters following the Statement Date:		$

	G.	Denominator (Consolidated Adjusted Current Liabilities) (Lines I.D. + E. – F.):		$

	H.	Consolidated Current Ratio (Line I.C. ÷ G.):			to 1

		Minimum Required:			1.20 to 1

II.	Section 6.11 (b) – Consolidated Fixed Charge Coverage Ratio.

Numerator:

	A.	Consolidated EBITDA for four consecutive fiscal quarters ending on the Statement Date (“Subject Period”):

		1.	Consolidated Net Income for Subject Period:	$

		2.	To the extent deducted in calculating Consolidated Net Income (Line II.A.1.):

		a. Consolidated Interest Expense for Subject Period (other than interest expense with respect to Permitted Floorplan Silo Indebtedness):	$

		b. Provision for income taxes for Subject Period:	$

		c. Depreciation and amortization expense for Subject Period:	$

		d. Other non-cash expenses reducing Consolidated Net Income which do not represent a cash item in Subject Period or any future period:	$

	3.	To the extent included in calculating Consolidated Net Income (Line II.A.1.), all non-cash items increasing Consolidated Net Income for Subject Period:	$

	4.	Consolidated EBITDA for the Subject Period (Lines II.A.1. + 2.a. + 2.b. + 2.c. + 2.d. – 3):	$

B.	Consolidated Rental Expense for the Subject Period:		$

C.	Deemed capital expenditures in an amount equal to $150,000 for each Dealer Location in existence on the Statement Date:		$

D.	Numerator (Lines II.A.4. + B. – C.):		$

Denominator:

E.	Consolidated Interest Expense for the Subject Period (but excluding interest expense with respect to Permitted Floorplan Silo Indebtedness) (Line II.A.2.a.):		$

F.	Scheduled amortization during the Subject Period of the principal portion of all Indebtedness for money borrowed (other than any balloon, bullet or similar principal payment which repays or refinances such Indebtedness in full):		$

G.	Consolidated Rental Expense for Subject Period (Line II.B.):		$

H.	Consolidated Pro Forma Rent Savings for Subject Period:		$

I.	Taxes[1] paid in cash during Subject Period:		$

[1]

As used in this Compliance Certificate, “Taxes” shall mean all taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

	J.	Denominator (Lines II.E. + F. + G. – H. + I.):		$

	K.	Consolidated Fixed Charge Coverage Ratio (Line II.D. ÷ J.):			to 1

		Minimum Required:			1.20 to 1

III.	Section 6.11 (c) – Consolidated Total Leverage Ratio.

Numerator:

	A.	Consolidated Adjusted Funded Indebtedness at the Statement Date:

		1.	Consolidated Funded Indebtedness at the Statement Date:	$

		2.	Permitted Floorplan Silo Indebtedness at the Statement Date:	$

		3.	Numerator (Lines III.A.1. – 2.):	$

Denominator:

	B.	Consolidated Pro Forma EBITDA for Subject Period:

		1.	Consolidated EBITDA for Subject Period (Line II.A.4.):	$

		2.	Consolidated EBITDA attributable to Permitted Acquisitions for Subject Period (or exclusion of Consolidated EBITDA attributable to Permitted Dispositions for Subject Period) on a pro forma basis in accordance with the Agreement[2]	$	(+/-)

		3.	Consolidated Pro Forma Rent Savings for Subject Period:	$

		4.	Consolidated Pro Forma EBITDA for Subject Period (Line III.B.1. +/- 2. + 3.):	$

	C.	Consolidated Total Leverage Ratio (Line III.A.3. ÷ B.4.):			to 1

		Maximum Permitted:			5.00 to 1

[2]

Historical financial statements (audited or unaudited, as permitted by the Administrative Agent in its reasonable discretion) must support such adjustment to the satisfaction of the Administrative Agent and such pro forma adjustment shall not increase Consolidated EBITDA by more than 20%.

IV.	Section 6.11 (d) – Consolidated Total Senior Leverage Ratio.

Numerator:

	A.	Consolidated Adjusted Funded Indebtedness at Statement Date (Line III.A.3.):	$

	B.	Subordinated Indebtedness at Statement Date:	$

	C.	Numerator (Lines IV.A. – B.):	$

Denominator:

	D.	Consolidated Pro Forma EBITDA for Subject Period (Line III.B.4.):	$

	E.	Consolidated Total Senior Leverage Ratio (Line IV.C. ÷ Line IV.D.):	to 1

		Maximum Permitted:	3.00 to 1

V.	The Number of Dealer Locations as of the Statement Date is: .

EXHIBIT 5.5(f)

FORM OF AVAILABILITY ANALYSIS

To:	JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit Agreement, dated as of October 29, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement” the terms defined therein being used herein as therein defined), among Asbury Automotive Group, Inc., a Delaware corporation (the “Company”), the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms used herein not otherwise defined herein have the respective meanings given thereto in the Credit Agreement.

The undersigned Responsible Officer of the Company hereby certifies as of the date hereof that at the close of business on [                    ] (the “Calculation Date”) the Advance Limit was $            , computed as set forth on the schedule attached hereto.

ASBURY AUTOMOTIVE GROUP, INC.

By:
Name:
Title:

AVAILABILITY ANALYSIS SCHEDULE

I.	Borrowing Base

	A.	Book value of used vehicle inventory as reflected on the Borrower’s most recent balance sheet which book value is presented net of reserves	$

	B.	Book value of used Heavy Trucks	$

	C.	Book value of Used Motor Vehicles (Lines I.A – I.B)	$

	D.	Book value of Used Motor Vehicles owned by Subsidiaries that are not Guarantors	$

	E.	Book value of Used Motor Vehicles subject to Liens other than Permitted Liens	$

	F.	Eligible Used Motor Vehicles (Lines I.C – I.D – I.E)	$

	G.	Book value of vehicle lien liability in connection with Permitted Liens	$

	H.	Net Book Value of Used Motor Vehicles (Lines I.F – I.G)	$

	I.	Borrowing Base (65% of Line H)	$

II.	Commitment

	A.	Commitment	$

III.	Advance Limit

	A.	Lesser of Lines I.I and II.A	$

IV.	Outstanding Principal Amounts of Loans

	A.	Outstanding Principal Amount of Loans	$

V.	Remaining Availability

	A.	Line III.A – IV.A	$

EXHIBIT 9.3(b)

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] 3Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]4 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]5 hereunder are several and not joint.]6 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

[3]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[4]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[5]	Select as appropriate.
[6]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

1

Form of Assignment and Assumption

2.	Assignee[s]: [for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower: Asbury Automotive Group, Inc.

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Revolving Credit Agreement, dated as of October 29, 2008, among Asbury Automotive Group, Inc., the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent

6.	Assigned Interest:

Assignor[s][7]	Assignee[s][8]	Aggregate Amount of Commitments for all Lenders[9]	Amount of Commitment Assigned	Percentage Assigned of Commitments[10]		CUSIP Number
		$	$		%
		$	$		%
		$	$		%

[7.	Trade Date: ] [11]

Effective Date:                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[7]	List each Assignor, as appropriate.
[8]	List each Assignee, as appropriate.
[9]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[10]	Set forth, to at least 9 decimals, as a percentage of the Commitments of all Lenders thereunder.
[11]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

2

Form of Assignment and Assumption

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and] [12] Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

[Consented to:] [13]

ASBURY AUTOMOTIVE GROUP, INC.

By:
Name:
Title:

[12]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[13]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

3

Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

[                    ] 14

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is an Eligible Assignee and can make the representation contained in Section 2.16(f) of the Credit Agreement and has, to the extent required, complied with the covenants contained therein, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type presented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.05 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) from and after the Effective Date, it shall be bound by the provisions of the Intercreditor Agreement as a Used Vehicle Facility Lender thereunder and shall have the obligations of a Used Vehicle Facility Lender thereunder and acknowledges that the Credit Agreement, the other Loan Documents and the Collateral described therein are subject to the Intercreditor Agreement and that the Administrative

[14]	Describe Credit Agreement at option of Administrative Agent.

1

Form of Assignment and Assumption

Agent is the Used Vehicle Facility Agent referred to in the Intercreditor Agreement; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

2

Form of Assignment and Assumption